As filed with the Securities and Exchange Commission on
April 1
2
, 2022
Registration No. 333-262726

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SES AI Corporation
(Exact name of registrant as specified in its charter)

Delaware	3690	98-1567584
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
35 Cabot Road
Woburn, MA 01801
Telephone: (339)
298-8750
(Address, including zip code and telephone number, including area code, of
Registrant’s principal executive offices)

Jing Nealis
SES AI Corporation
35 Cabot Road
Woburn, MA 01801
Telephone: (339)
298-8750
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Joel Rubinstein
Jonathan Rochwarger
Maia Gez
Scott Levi
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Telephone: (212)
819-8200

Approximate date of commencement of proposed sale of the securities to the public
: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering  ☐
If this Form is a post—effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule
12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Rule 429 Statement
Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement on Form
S-1
(referred to herein as the Registration Statement) will be used as a combined prospectus in connection with this Registration Statement and the registrant’s Registration Statement on Form
S-4
(File
No. 333-258691),
that was originally declared effective by the Securities and Exchange Commission on January 7, 2022 (as amended, the “Prior Registration Statement”). Accordingly, this Registration Statement also constitutes Post-Effective Amendment No. 2 on Form
S-4
to the Prior Registration Statement. Such Post-Effective Amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED APRIL 1
2
, 2022
PRELIMINARY PROSPECTUS
SES AI CORPORATION
Primary Offering of
14,213,280 Shares of Class A Common Stock
Secondary Offering of
320,373,966 Shares of Class A Common Stock
5,013,333 Warrants to Purchase Shares of Class A Common Stock

This prospectus relates to (i) the issuance by us of up to 14,213,280 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of SES AI Corporation, a Delaware corporation (the “Company” “we,” “us,” or “SES”), that may be issued upon exercise of warrants to purchase Class A common stock at an exercise price of $11.50 per share of Class A common stock, including the public warrants and the private placement warrants (each as defined below), and (ii) the offer and sale, from time to time, of (a) an aggregate of 320,373,966 shares of Class A common stock by certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), which includes (x) up to 43,881,251 shares of Class A common stock underlying the shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B common stock”) and (y) 27,450,000 shares of Class A common stock issued to certain institutional and accredited investors in connection with the consummation of the Business Combination (as defined herein) (the “PIPE Shares”) and (b) 5,013,333 private placement warrants.
This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sale of shares of Class A common stock or warrants by the Selling Securityholders pursuant to this prospectus or of the shares of Class A common stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.” You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our shares of Class A common stock are listed on the New York Stock Exchange under the symbol “SES.” On April 8, 2022, the closing sale price of shares of our Class A common stock was $8.21. Our warrants are listed on the New York Stock Exchange under the symbol “SES WS.” On April 8, 2022, the closing sale price of our warrants was $1.78.
As of the date of this prospectus, our warrants are “out-of-the money,” which means that the trading price of the shares of our Class A common stock underlying our warrants is below the $11.50 exercise price (subject to adjustment as described herein) of the warrants. For so long as the warrants remain “out-of-the money,” we do not expect warrantholders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. See the risk factor entitled “
Our public warrants may never be in the money, and they may expire worthless
” for more information.

Approximately 92% of the total shares of Common Stock outstanding as of April 8, 2022 are being registered for resale under this prospectus (assuming no exercise of any of our warrants). Following the expiration of the applicable lock-up restrictions described herein, the sale of all of the securities registered for resale hereunder (and the shares of Class A common stock issuable upon exercise of our warrants), or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. See “
Risk Factors—Risks Relating to Our Common Stock and Warrants
” for more information.
We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.
Investing in shares of our common stock or warrants involves risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is         , 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 14,213,280 shares of Class A Common Stock upon exercise of the public warrants and the private placement warrants. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 320,373,966 shares of Class A Common Stock and up to 5,013,333 private placement warrants from time to time through any means described in the section entitled “
Plan of Distribution
.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A common stock and/or warrants being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “
Where You Can Find More Information.
”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “
Where You Can Find More Information
.”
On February 3, 2022 (the “Closing Date”), SES AI Corporation (formerly known as Ivanhoe Capital Acquisition Corp., (the “Company”)) consummated its previously announced business combination (the “Business Combination”) with SES Holdings Pte. Ltd., a Singapore private company limited by shares (“Old SES”), pursuant to the terms of that certain Business Combination Agreement (as amended, the “Business Combination Agreement”) by and among the Company, Old SES, and Wormhole Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares, and a direct, wholly-owned subsidiary of the Company.
Unless the context indicates otherwise, references to the “Company,” “SES,” “we,” “us” and “our” refer to SES AI Corporation, a Delaware corporation, and its consolidated subsidiaries following the Business Combination. References to “Ivanhoe” refer to Ivanhoe Capital Acquisition Corp. prior to the Business Combination and references to “Old SES” refer to SES Holdings Pte. Ltd. prior to the Business Combination.

TRADEMARKS
This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the
®
or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.

SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, references

•	“Amalgamation” means the amalgamation of Amalgamation Sub and SES, with SES continuing as the Amalgamated Company;

•	“Amalgamated Company” means SES, as the amalgamated company resulting from the Amalgamation;

•	“Amalgamation Sub” means Wormhole Merger Sub Pte. Ltd., a Singapore private company limited by shares and wholly owned subsidiary of Ivanhoe Capital Acquisition Corp.;

•	“Ah” means amp-hour;

•	“AI” means artificial intelligence;

•	“Board” means the board of directors of the Company;

•	“Boston” means Boston, Massachusetts, U.S.A;

•	“Business Combination” means the Domestication, the Amalgamation and other transactions contemplated by the Business Combination Agreement, collectively, including the PIPE Financing;

•
“Business Combination Agreement” means that certain Business Combination Agreement, dated July 12, 2021 (as amended on September 20, 2021, the “Business Combination Agreement”), by and among Ivanhoe, Amalgamation Sub, and SES;

•	“Bylaws” means the Bylaws of SES AI Corporation;

•	“Charter” means the Certificate of Incorporation of SES AI Corporation;

•	“China” means the People’s Republic of China;

•	“Class A common stock” means the Company’s Class A common stock, par value $0.0001 per share;

•	“Class B common stock” means the Company’s Class B common stock, par value $0.0001 per share;

•
“Class A ordinary shares” means the Class A ordinary shares, par value $0.0001 per-share, of Ivanhoe, which automatically converted into a number of shares of Class A common stock, on a one-for-one basis, in connection with the Domestication and Closing;

•
“Class B ordinary shares” or “Sponsor Shares” means the 6,900,000 Class B ordinary shares, par value $0.0001 per share, of Ivanhoe, outstanding as of immediately prior to the Domestication that were initially purchased by Sponsor (as defined below) in a private placement prior to the Company’s initial public offering, at a price of $0.004 per share, and which, converted on a one-for-one basis, into Class A ordinary shares, and then subsequently converted on a one-for-one basis, into Class A common stock in connection with the Closing;

•	“Closing” means the closing of the Business Combination;

•	“Closing Date” means February 3, 2022, the date of the closing of the Business Combination;

•	“Common Stock” means, collectively, the Class A common stock and Class B common stock;

•	“Continental” means Continental Stock Transfer & Trust Company;

•	“DGCL” means the Delaware General Corporation Law), as amended and restated from time to time.

•
“Domestication” means the transfer by way of continuation and deregistration of Ivanhoe from the Cayman Islands and the continuation and domestication of Ivanhoe as a corporation incorporated in the State of Delaware;

•	“Effective Time” means the time at which the Amalgamation became effective;

•	“Equity Incentive Plan” means the SES AI Corporation 2021 Incentive Award Plan;

•	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

•	“Expansion I Facility” means SES’s proposed 10 GWh joint venture plant expected to be operational by 2025, which is expected to ramp up to 30 GWh capabilities by 2027;

•	“Expansion II Facility” means SES’s proposed 30 GWh facility expected to be operational by 2026, which is expected to ramp to 70 GWh capabilities by 2028;

•	“GAAP” means generally accepted accounting principles, as in effect in the United States;

•	“GM” means General Motors Company and its subsidiaries;

•	“GWh” means Gigawatt-hour;

•	“Honda” means Honda Motor Co. Ltd.;

•	“Hyundai” means Hyundai Motor Company, including its affiliate Kia Corporation;

•	“Initial Public Offering” means Ivanhoe’s Initial Public Offering that was consummated on January 6, 2021;

•	“IPO Letter Agreement Amendment” means the IPO Letter Agreement Amendment, dated as of July 12, 2021, by and between Sponsor and the officers and directors of Ivanhoe;

•	“Ivanhoe” means Ivanhoe Capital Acquisition Corp., a Delaware corporation; following the Business Combination Ivanhoe’s name was changed to “SES AI Corporation;”

•	“kWh” means kilowatt-hour;

•	“Li-ion” means lithium-ion battery technology;

•	“Li-Metal” means lithium-metal battery cell technology;

•	“NYSE” means the New York Stock Exchange;

•	“Old SES” means SES Holdings Pte. Ltd., a Singapore private company limited by shares;

•	“OEM” means an automotive original equipment manufacturer;

•	“Pilot Facility” means SES’s proposed 1 GWh pilot facility that is expected to be completed by 2023 and operational by 2024;

•
“PIPE Financing” means the sale of 27,450,000 shares of Class A common stock at a price of $10.00 per share in a private placement to PIPE Investors pursuant to the Subscription Agreements, consummated at the Closing Date;

•	“PIPE Investors” means the certain institutional and accredited investors participating in the PIPE Financing pursuant to the Subscription Agreements;

•	“PIPE Shares” means the shares of Class A common stock sold to PIPE Investors;

•
“private placement warrants” means the 5,013,333 private placement warrants outstanding that were purchased by Ivanhoe Capital Sponsor LLC, at a price of $1.50 per warrant, as part of the private placement consummated simultaneously with the Initial Public Offering, which are substantially identical to the public warrants, subject to certain limited exceptions;

•	“pro forma” means giving pro forma effect to the Business Combination, including the Amalgamation and PIPE Financing;

•	“Proxy Statement/Prospectus” means the definitive proxy statement/prospectus relating to the Business Combination filed by Ivanhoe with the SEC on January 7, 2022;

•	“public shares” means the Company’s Class A common stock;

•	“public shareholders” means holders of public shares, whether acquired in the Company’s Initial Public Offering or acquired in the secondary market;

•	“public warrants” warrants to purchase our Class A common stock;

•	“SEC” means the Securities and Exchange Commission;

•	“Securities Act” means the Securities Act of 1933, as amended;

•	“SES” means SES AI Corporation;

v

•	“SES Group” means SES and each of its subsidiaries;

•	“Sponsor” means Ivanhoe Capital Sponsor LLC;

•	“Subscription Agreements” means the subscription agreements, entered into by the Company and each of the PIPE Investors in connection with the PIPE Financing;

•	“transfer agent” means Continental, Ivanhoe’s transfer agent;

•	“warrants” means the public warrants and the private placement warrants;

•
“Warrant Agreement” means the Amended and Restated Warrant Agreement, dated as of February 3, 2022, by and between Ivanhoe Capital Acquisition Corp. (now known as SES AI Corporation) and Continental Stock Transfer & Trust Company; and

•	“Wh” means watt-hour.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	changes in domestic and foreign business, market, financial, political and legal conditions;

•	risks relating to the uncertainty of the projected financial information with respect to the Company;

•	risks related to the development and commercialization of the Company’s battery technology and the timing and achievement of expected business milestones;

•	the effects of competition on the Company’s business;

•	the ability of the Company to issue equity or equity-linked securities or obtain debt financing in the future;

•	the ability of the Company to integrate its products into electric vehicles (“EVs”);

•	the risk that delays in the pre-manufacturing development of the Company’s battery cells could adversely affect the Company’s business and prospects;

•	potential supply chain difficulties;

•	risks resulting from the Company’s JDAs and other strategic alliances, if such alliances are unsuccessful;

•	the quickly evolving battery market;

•	the Company’s ability to accurately estimate future supply and demand for its batteries;

•	the Company’s ability to develop new products on an ongoing basis in a timely manner;

•	product liability and other potential litigation, regulation and legal compliance;

•	the Company’s ability to effectively manage its growth;

•	the Company’s ability to attract, train and retain highly skilled employees and key personnel;

•	the willingness of vehicle operators and consumers to adopt EVs;

•	developments in alternative technology or other fossil fuel alternatives;

•	the Company’s ability to meet certain motor vehicle standards;

•	a potential shortage of metals required for manufacturing batteries;

•	risks related to the Company’s intellectual property;

•	risks related to the Company’s business operations outside the United States, including in China;

•
the Company has identified a material weakness in its internal control over financial reporting and may identify material weaknesses in the future or otherwise fail to maintain an effective system of internal controls;

•	compliance with certain health and safety laws; and

•	changes in U.S. and foreign tax laws.
These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section titled “Where You Can Find More Information.”
Unless context otherwise requires, references in this prospectus to the “Company,” “we,” “us” or “our” are to SES AI Corporation.
Overview
We are a global leader in the development and initial production of high-performance,
Li-Metal
rechargeable batteries for electric vehicles and other applications.
Since our founding in 2012, we have been committed to developing the world’s most advanced EV batteries. Our
Li-Metal
batteries have been designed to combine the high energy density of
Li-Metal
with cost-effective, large-scale manufacturability of conventional
Li-ion
rechargeable batteries. The results of tests undertaken by third party testing facilities, under instructions provided by Ivanhoe and Old SES, demonstrate industry-leading
Li-Metal
energy density, performance and safety.
We believe that our
Li-Metal
batteries demonstrate industry-leading density and performance and will:

•	deliver a step-change in energy density to deliver a lightweight and compact battery, and substantially eliminate range anxiety of EVs;

•	provide fast-charge capability to reduce charging times significantly, to a charge of 80% in less than 15 minutes;

•	incorporate advanced AI-powered safety management software, which will accurately monitor state of health of the battery and apply appropriate self-healing protocols;

•	use similar manufacturing processes as required for Li-ion, but is expected to be substantially less costly than conventional Li-ion at scale due to Li-Metal’s high energy density;

•	achieve rapid market adoption due to our strategic partnerships, including with leading global OEMs, such as GM, Hyundai and Honda; and

•
capitalize on the innovation occurring in
Li-ion,
including improvements in energy density, manufacturing efficiency and cost reduction, as
Li-Metal
shares similar cathode and manufacturing process with
Li-ion.

We have developed what we believe to be the world’s most advanced
Li-Metal
battery technology, and we have the management team in place to become a leading provider of batteries. Our third-party tested, differentiated battery technology is designed for manufacturing at scale, and will help to promote the transition from the global dependence on fossil fuel-based automotive vehicles to clean and efficient EVs. The Company is supported by strategic and financial investors, including energy and chemicals conglomerate SK Inc. (“SK”), mining and manufacturing company Tianqi Lithium HK Co. Ltd. (“Tianqi”), semiconductor equipment manufacturer Applied Materials, Inc., investment firms Vertex Ventures Holdings (“Vertex”) and Temasek Holdings Limited (“Temasek”), affiliates of automotive suppliers LG Corporation and Foxconn Technology Group, and global OEMs GM, Hyundai, Geely Auto Group, SAIC Motors and Honda. Among that group, GM, Hyundai and Honda are parties to existing joint development agreements (“JDAs”) with the Company. Our headquarters are located in Boston, and most of our executive management is located in the United States. Our operating facilities are located in Boston and Shanghai, and we may build additional facilities in these or other locations.

Risk Factors
Our shareholders should carefully consider the following risk factors, together with all of the other information included in this prospectus.

•
We have a history of no revenues and of net losses, and expect to continue to incur losses for the foreseeable future. While we expects to become profitable eventually, our projections are based on internal assumptions that may prove incorrect, and we may never achieve or maintain profitability.

•	Delays in the pre-manufacturing development of our battery cells could adversely affect its business and prospects.

•	If we are unable to integrate our products into EVs manufactured by OEM customers, our results of operations could be impaired.

•
We may not be able to establish new, or maintain existing, supply relationships for necessary raw materials, components or equipment or may be required to pay costs for raw materials, components or equipment that are more expensive than anticipated, which could delay the introduction of our product and negatively impact our business.

•	We have pursued and may continue to pursue JDAs and other strategic alliances, which could have an adverse impact on our business if they are unsuccessful.

•	The EV battery market continues to evolve and is highly competitive, and certain other battery manufacturers have significantly greater resources than we do.

•
We may not be able to estimate accurately the future supply and demand for our batteries, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to predict accurately our manufacturing requirements, we could incur additional costs or experience delays.

•
If we cannot develop new products on an ongoing basis in a timely manner and at favorable margins, including those not currently contemplated by our growth plan, we may not be able to compete effectively.

•
Certain components of our batteries pose safety risks that may cause accidents. We may be subject to financial and reputational risks due to product recalls and product liability claims, and could face substantial liabilities that exceed our resources.

•	We may incur significant costs based on the warranties we may supply in our products and services.

•	If we fail to effectively manage eventual growth, then our business, results of operations and financial condition could be adversely affected.

•
Our business depends substantially on the continuing efforts of our senior executives and other key personnel as well as the ability to attract, train and retain highly skilled employees and key personnel.

•	Our future growth and success depend on the willingness of vehicle operators and consumers to adopt EVs.

•	Developments in alternative technology or other fossil fuel alternatives may adversely affect the demand for our battery products.

•	If the EVs in which our batteries are installed do not meet certain motor vehicle standards, iour business, operating results and prospects could be adversely affected.

•	The Biden administration has put forth ambitious goals for advancing new battery technology, which may lead to a shortage of the metals required for manufacturing batteries.

•
Our patent applications may not result in issued patents or our patent rights may be challenged, invalidated or limited in scope, any of which could have a material adverse effect on our ability to prevent others from competing or interfering with the commercialization of our products.

•	We may need to defend ourself against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial costs.

•	International expansion of our business exposes it to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States.

•	Changes in the economic and political policies of the Chinese government could have a significant impact on our operations in China, where we conduct research and development.

•	We could experience losses associated with our intellectual property in relation to our operations in China.

•	Implementation of labor laws and regulations in China may adversely affect our business and results of operations.

•
The unavailability, reduction or elimination of, or uncertainty regarding, government and economic incentives or subsidies available to us, end-users
or OEMs could have a material adverse effect on our business, financial condition, operating results and prospects.

•
Our operations expose us to litigation, environmental and other legal compliance risks. Compliance with laws and regulations can be expensive, and our failure to comply with these laws and regulations may result in monetary damages and fines, adverse publicity and a material adverse effect on our business.

•
The sale of all of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of Class A common stock issuable upon exercise of our warrants), or the perception that such sales may occur, may cause the market price of our securities to decline significantly.

•	Failure to comply with certain health and production safety laws and regulations governing hazardous materials could materially adversely affect our business and results of operations.

•
We are subject to U.S. and foreign anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations. We can face criminal liability and other serious consequences for violations, which can harm our business.

•
Governmental trade controls, including export and import controls, sanctions, customs requirements and related regimes, could subject us to liability or loss of contracting privileges, limit our ability to transfer technology or compete in certain markets and affect our ability to hire qualified personnel.

•
Changes in U.S. and foreign tax laws, particularly since the recent change in U.S. presidential administration, could have a material adverse effect on our business, cash flow, results of operations or financial conditions.

•
The uncertainty in global economic conditions and the risks relating to health epidemics, including the
COVID-19
pandemic, could have a material adverse effect on our business and results of operations. Our ability to operate in any respect may be interrupted by the current
COVID-19
pandemic.

•
We have incurred and will continue to incur increased costs related to becoming and operating as a public company, and our management will be required to devote substantial additional time to new compliance initiatives and corporate governance practices. Moreover, we have identified a material weakness in our internal control over financial reporting, and we may experience additional material weaknesses or significant deficiencies, or otherwise fail to develop or maintain an effective system of internal controls in the future, which could result in material misstatements of our consolidated financial statements, adversely affect investor confidence in us and adversely affect the market price of our securities.

Corporate Information
We incorporated under the name “Ivanhoe Capital Acquisition Corp.” on July 8, 2020 as a Cayman Islands exempted entity for purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On February 2, 2022, in connection with our Domestication in the State of Delaware, we changed our name to “SES AI Corporation.”
Our principal executive office is located at 35 Cabot Road, Woburn, MA 01801. Our telephone number is (339)
298-8750.
Our website address is https://ses.ai. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of SES’s financial statements with those of another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the Closing of Ivanhoe’s Initial Public Offering, (b) in which we have total annual gross revenue of at least $1.07 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates
exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible
debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

THE OFFERING
We are registering the issuance by us of up to 14,213,280 shares of Class A common stock that may be issued upon exercise of the warrants to purchase Class A common stock, including the public warrants and private placement warrants. We are also registering the resale by the Selling Securityholders or their permitted transferees of (i) up to 320,373,966 shares of Class A common stock, which includes (a) 43,881,251 shares of Class A common stock underlying shares of Class B common stock, (b) 5,013,333 shares of Class A common stock underlying the private placement warrants and (c) up to 23,691,182 shares of Class A common stock that are subject to certain earn-out
provisions in the Business Combination Agreement, and (ii) 5,013,333 private placement warrants. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under the “
Risk Factors
” section of this prospectus.

Issuance of Class A Common Stock

The following information is as of April 12, 2022 and does not give effect to issuances of our Class A Common Stock or the exercise of warrants after such date.

Shares of our Class A common stock to be issued upon exercise of all public warrants and private placement warrants	14,213,280 shares

Shares of our Class A common stock outstanding prior to exercise of all public warrants and private placement warrants	304,021,011 shares

Use of proceeds	We will receive up to an aggregate of approximately $163,452,750 from the exercise of all public warrants and private placement warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness. Our warrants are currently out-of-the money. We do not expect warrant holders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise, for so long as the warrants remain out-of-the money. See the risk factor entitled
“Our public warrants may never be in the money, and they may expire worthless”
for more information.

Resale of Shares of Common Stock and Warrants

Shares of Class A common stock offered by the Selling Securityholders (includes (x) up to 43,881,251 shares of Class A common stock underlying the shares of the Class B common stock and (y) 27,450,000 PIPE Shares)
320,373,966 shares

Warrants offered by the Selling Securityholders	5,013,333 private placement warrants

Exercise Price	$11.50 per share, subject to adjustment as described herein.

Redemption	The private placement warrants are not redeemable by us. See “ Description of Our Securities—Private Placement Warrants” for further discussion.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of Class A common stock by the Selling Securityholders. With respect to shares of Class A common stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash. See
“Use of proceeds”
above for more information on the proceeds we expect to receive from the exercise of such warrants.

Ticker Symbol	Our shares of Class A common stock and public warrants are listed on the NYSE under the symbol “SES” and “SES WS.”

Lock-up restrictions	Certain of our stockholders, including the Selling Securityholders, are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “
Securities Act Restrictions on Resale of Common Stock
.”

RISK FACTORS
Our shareholders should carefully consider the following risk factors, together with all of the other information included in this prospectus. Certain factors may have a material adverse effect on our business, financial condition, operating results and prospects. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair the business of SES. If any of the following risks actually occurs, our business, financial condition, results of operations, business and financial projections and other future prospects could be adversely affected. In that event, you could lose part or all of your investment. In addition, the risks relating to the
COVID-19
pandemic may have the effect of heightening many of the other risks associated with our business. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included elsewhere in this prospectus.
Risks Relating to SES’s Business and Industry
Risks Relating to our Business Plan
We have a history of no revenues and of net losses, and expect to continue to incur losses for the foreseeable future. While we expect to become profitable eventually, our projections are based on internal assumptions that may prove incorrect, and we may never achieve or maintain profitability.
We incurred net losses of approximately $13.9 million for the year ended December 31, 2020 and $31.3 million for the year ended December 31, 2021, and had an accumulated deficit of approximately $63.0 million from our inception through December 31, 2020 and $94.3 million from our inception through December 31, 2021. As discussed in “
Business

-

Our Technology
,” to date, we have only validated capabilities of our
Li-Metal
battery cell technology and have not produced
Li-Metal
batteries for sale. As a result, we have yet to generate any revenue from our business operations, and since inception, we have not achieved profitable operations or positive cash flows from our operations.
Our plan is to effect the production at scale and commercialization of our battery technology in three phases, each involving manufacturing capacity with higher output (under current plans, more than 100 GWh), over multiple years (under current plans, through 2028). Under this growth plan, we believe that we will continue to incur operating and net losses each quarter until at least 2026, the year following the one in which we expect to begin generating revenue as part of our Expansion I Facility becomes operational at 10 GWh of capability. For more information, see “
Business

-

Our Growth Strategy
.” This plan and the related revenue and other financial projections reflect current estimates of future performance, based on certain financial and operational assumptions. Given our limited operating history, there can be no assurance that the actual results will be in line with our expectations. As discussed in other risk factors in this section, factors that could impact the timing and levels of our profitability include, but are not limited to: the level of demand for our products; the performance of our products; the projected supply materials for our products; a reduction in the cost of
Li-ion;
average selling prices of EVs and our products; projected production capacities of our facilities; our collaboration with OEMs; the projected gross margin achievable upon sale of our products; and the extent to which growth of EV markets and continued shift in consumer preference will conform with projections.
Additionally, we expect the rate at which we will incur losses to be significantly higher in future periods as we, among other things, continue to incur significant expenses in connection with the design, development and manufacturing of our batteries, including any significant unplanned or accelerated expenses and new strategic investments expand our research and development activities; invest in manufacturing capabilities; build up inventories of components for our batteries; invest in supply chain; increase our sales and marketing activities; develop our distribution infrastructure; and increase our general and administrative functions to support our growing operations. We may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses, thus affecting the value of your investment.

We will need substantial additional capital in the future to fund our business, and may be unable to meet our future capital requirements, impairing our financial position and results of operations.
The development, design, manufacture and sale of batteries is a capital-intensive business. We expect to require financing to sustain substantial operating expenses, without generating sufficient revenues, to cover expenditures for a number of years.
We plan to finance our operations with a combination of proceeds from the Business Combination, capital from investors, and if required, loans from financial institutions, as well as anticipated future revenue from product sales. Our ability to successfully develop our products, commence commercial operations and expand our business will depend on many factors, including our working capital needs, the availability of equity and/or debt financing and, over time, our ability to generate positive cash flows from operations. We believe that our cash on hand will be sufficient to meet our working capital and capital expenditure requirements for a period of at least 12 months, and also sufficient to fund our operations and our construction of our Pilot Facility and Expansion I Facility. However, additional funding may be required for a variety of reasons.
Over time, we expect that we will need to raise additional funds through a variety of possible methods, including, but not limited to, entry into joint ventures or other strategic arrangements, the issuance of equity, equity-related or debt securities or receipt of credit from financial institutions. These funds are expected to finance our principal sources of liquidity, ongoing costs such as research and development relating to our batteries and the construction of manufacturing facilities, including the creation of the remainder of our Expansion I Facility and all of our Expansion II Facility. For more information, see “
Business

-

Our Growth Strategy
.” We cannot be certain that additional capital will be available on attractive terms, if at all, when needed, which could be dilutive to stockholders. We may be forced to decrease our level of investment in product development or scale back our operations, which could have an adverse impact on our business and financial prospects. Furthermore, the cost of debt could be higher than anticipated, which could negatively affect our earnings.
Our
Li-Metal
technology is untested in actual EVs, and may ultimately prove unworkable.
To our knowledge, our
Li-Metal
battery cells are the only
Li-Metal
cells with published performance and safety test results from tests conducted by third party testing facilities. The results of these tests show that our multi-layer cells meet or exceed the preliminary OEM target requirements for energy density, low temperature discharge, room temperature fast charge and discharge, cycle life and safety. Additionally,
Li-Metal
is widely considered and accepted as the EV battery technology capable of achieving the highest energy density. However, we have not produced
Li-Metal
batteries for use by an actual EV, and no one has successfully demonstrated use of high energy density
Li-Metal
batteries in EVs. Our
Li-Metal
battery cell technology may prove unworkable when used in actual EVs, which would substantially undercut our business, operating results, financial condition and prospects, and could effectively eliminate the value of your investment.
If our batteries fail to perform as expected, our ability to develop, market and sell our batteries could be harmed.
Once commercial production of our
Li-Metal
battery technology commences, our batteries may contain defects in design and manufacture that may cause them to not perform as expected or that may require repairs, recalls, and design changes. Our battery cells are inherently complex and incorporate technology and components that have not been used for other applications and that may contain defects and errors, particularly when first introduced. For more information, see “
Business

-

Our Technology
.” Due to our limited operating history, we have a restricted frame of reference from which to evaluate the long-term performance of our
Li-Metal
batteries. There can be no assurance that we will be able to detect and fix any defects in our batteries prior to the sale to potential consumers. If our batteries fail to perform as expected, we could lose design wins and customers may delay deliveries, terminate further orders or initiate product recalls, each of which could adversely affect our sales and brand and could adversely affect our business, financial condition, operating results and prospects.

We are unable to predict user behavior when driving EVs with
Li-Metal
technology.
While conventional
Li-ion
battery technology has been tested in many applications for several decades,
Li-Metal
is completely new. Even if we work with OEMs to thoroughly test
Li-Metal
cells using
pre-determined
conditions, there is no guarantee that users in the field will not drive outside of recommended driving conditions and unintentionally abuse the batteries. In such events, performance and safety may be compromised, thus having a materially negative impact on our business, financial condition, operating results and prospects.
Delays in the
pre-manufacturing
development of our battery cells could adversely affect our business and prospects.
We have entered into JDAs with GM, Hyundai and Honda to jointly develop
A-Sample
Li-Metal
batteries, with the expectation that such development will culminate in the widespread use of our technology in future EVs with these major OEMs, and eventually with other large OEMs. For more information, see “
Business

-

Our Partnerships
.” However, as we are still in the developmental stages with each of GM, Hyundai and Honda, we do not currently have existing arrangements to produce our
Li-Metal
cells for their vehicles, and production-ready models of our batteries will not be available until sufficiently tested and approved for inclusion in future OEMs’ EVs. Each time we produce a battery with a higher output, the product must undergo extensive pre-manufacturing
development and testing. Anything that delays the consistent development and testing of pre-manufacturing
battery cells samples at increasingly higher outputs, such as technology or engineering issues, could alter our prospects and adversely affect our business.
We may not be able to engage target OEM customers successfully and to convert such contacts into meaningful orders in the future.
Our success, and our ability to increase revenue and operate profitably, depends in part on our ability to identify OEM target customers and convert such contacts into meaningful orders or expand on current customer relationships. In some cases, our battery cells may be delivered to certain customers on a sampling basis, where they have the ability to evaluate whether our products meet their performance requirements before committing to joint development and meaningful orders. Our ongoing success depends on whether our target customers are willing to begin and continue using our battery technology, as well as whether their product lines continue to incorporate our products. Thus, our efforts to expand our manufacturing and sales to GM, Hyundai and Honda (with whom we have JDAs) or to other OEMs may not be successful, and may never result in products that achieve market acceptance, create additional revenue or become profitable, thus harming our financial results and prospects.
Our research and development efforts strive to create products that are on the cutting edge of technology and meeting the evolving requirements of our customers, but competition in our industry is high. To secure acceptance of our products, we must also constantly develop and introduce cost-effective, increasingly more scalable
Li-Metal
batteries with enhanced functionality and performance to meet evolving industry standards. If we are unable to retain target customers, or convert early trial deployments into meaningful orders, our business, financial condition, operating results and prospects could be materially adversely affected. In addition, we may not receive adequate assistance from OEMs to commercialize our products successfully, which could impair our results of operations.
If we are unable to integrate our products into EVs manufactured by OEM customers, our results of operations could be impaired.
Our batteries will be composed of modules assembled from battery cells, which we produce and intend to manufacture at scale. OEMs often require unique configurations or custom designs for batteries for their EVs. Once we enter into contracts with OEMs to produce batteries for their EVs, we expect to tailor the design of our batteries specifically to the EVs that these OEM customers manufacture. This development process requires not only substantial lead time between the commencement of design efforts for customized batteries and the commencement of volume shipments of the battery cells to the customer, but also the cooperation and assistance of the OEMs in order to determine the requirements for each specific application. Technical problems may arise that affect the acceptance of our product by the OEMs. If we are unable to design and develop products that meet the OEMs’ requirements, we may lose opportunities to obtain purchase orders, and our reputation and prospects may be damaged.
We may not be able to establish new, or maintain existing, supply relationships for necessary raw materials, components or equipment or may be required to pay costs for raw materials, components or equipment that are more expensive than anticipated, which could delay the introduction of our product and negatively impact our business.
Currently, we are in product development and our product design has yet to be finalized, so our volume demand is limited and we do not have long-term supply arrangements. As volume demand grows, we expect to negotiate long-term supply contracts. For our current product development needs, we source from third-party suppliers for raw materials, components and equipment necessary to develop and manufacture our
Li-Metal
battery cells. For more information, see “
Business

-

Our Suppliers
.”
To the extent that, when our volume demand so requires, we are unable to enter into long-term agreements with our current or future suppliers on beneficial terms, or such suppliers experience difficulties ramping up their supply to meet our long-term requirements, we may need to seek alternative sources for necessary raw materials, components or equipment necessary to develop and manufacture our
Li-Metal
battery cells, produce the raw materials or additional components in-house,
or redesign our proposed products to accommodate available substitutes or at reasonable cost. To the extent that our suppliers experience any delays in providing or developing their products, we could also experience delays in delivering on our timelines.
Moreover, the price of purchased raw materials, components and equipment could fluctuate significantly due to circumstances beyond our control. Substantial increases in prices would increase our operating costs and negatively impact our prospects. Any disruption in supply could also temporarily disrupt future research and development activities or production of our batteries until an alternative supplier is able to meet our requirements.
Changes in business conditions, unforeseen circumstances and governmental changes, as well as other factors beyond our control or which we do not presently anticipate, could affect our suppliers’ ability to deliver raw materials, components or equipment to us on a timely basis. For instance, we may be impacted by currency fluctuations, trade barriers, tariffs or shortages and other general economic or political conditions, such as the ongoing military conflict between Russia and Ukraine, which may limit our ability to obtain key raw materials or components for our
Li-Metal
batteries or significantly increase freight charges and other costs and expenses associated with our business. Any of the foregoing could materially and adversely affect our business, financial condition, operating results and prospects.
Our ability to manufacture our
Li-Metal
batteries at scale depends on our ability to build, operate and staff our facilities successfully.
As of the date of this prospecuts, we have completed Phase 1 of our ready-to-use Pilot Facility in Shanghai and we expect to build additional facilities in other countries to meet the expected demand for our products. For more information, see “
Business

-

Our Growth
Strategy
” and “
- Our Facilities
.” Because we expect to rely heavily on complex machinery, well-trained personnel and well-managed supply chain for our operations in these facilities, our production will involve a significant degree of uncertainty and risk in terms of operational performance and costs.
Our manufacturing facilities are expected to consist of large-scale machinery combining many components. Such machinery will require us to make intensive capital expenditures prior to our ability to earn any revenues. The manufacturing facility machinery may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Additionally, unexpected malfunctions of the manufacturing facility equipment may significantly affect the intended operational efficiency, thus materially and adversely affecting our business, financial condition and operating results.
The production of our facilities will also require us to hire and train highly-skilled personnel to operate such facilities, including engineers, workers, and indirect laborers. Recruiting and training such skilled staff will take significant cost and time, and an inability to do so timely or at all will inhibit the successful operation of these facilities, thus negatively affecting our business. In addition, the manufacturing of our
Li-Metal
batteries at our Pilot Facility and other facilities will require us to obtain various production licenses and permits, receive the necessary internal approvals from our customers regarding specifications and enter into agreements for the supply of raw materials, components and manufacturing tools and supplies. If we do not complete such steps timely, our manufacturing timeline or output could be significantly delayed or inhibited.
Finally, the production of our
Li-Metal
batteries at scale with our forecasted cost advantage, compared to conventional
Li-ion
cells, will require us to achieve rates of throughput, use of electricity and consumables, yield, and rate of automation demonstrated for mature batteries and battery material. As we have not produced
Li-Metal
batteries at scale, our ability to achieve such rates is untested and subject to significant constraints and uncertainties. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, environmental hazards and remediation, costs associated with commissioning of machines, damages or defects in electronic systems, industrial accidents, fire and seismic activity and natural disasters, and problems with equipment vendors. Should operational risks materialize, they may result in lower yield, which would negatively affect our revenue growth and profitability as projected. Additionally, they could cause personal injury to or death of workers, the loss of manufacturing equipment, damage to manufacturing facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all of which could have a material adverse effect on our business, financial condition, operating results and prospects.
We have pursued and may continue to pursue JDAs and other strategic alliances, which could have an adverse impact on our business if they are unsuccessful.
We have entered into strategic alliances, and may in the future enter into additional strategic alliances. For example, as further discussed in “
Business
-

Our Partnerships
,” we have JDAs with GM, Hyundai and Honda. We expect to form strategic joint ventures with one or more battery makers or OEMs to support the build-out
of our Expansion I Facility.
While offering potential benefits, these current and future strategic alliances with battery manufacturers, OEMs and others could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance
by our partners and costs of establishing and maintaining new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of our partners and, to the extent any of them suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with them. For example, if we rely on our partners’ manufacturing facilities, those operations would be outside of our control. We could experience delays if our partners do not meet agreed-upon timelines or experience capacity constraints, and in turn, we could lose customers and face reputational harm.
Further, there is risk of potential disputes with any partners with whom we collaborate, and we could be affected by adverse publicity related to our partners, whether or not such publicity is related to their collaboration with us. Our ability to build a premium brand successfully could also be adversely affected by perceptions about the quality of our partners’ products. In addition, because we rely on our partners and third parties to meet our quality standards, there can be no assurance that we will successfully maintain quality standards. Any of the foregoing could adversely affect our business, financial condition, operating results and prospects.

The EV battery market continues to evolve and is highly competitive, and certain other battery manufacturers have significantly greater resources than we do.
The EV battery market, like the EV market it services, is fast-growing, extremely competitive and driven by the innovation of both large incumbents and emerging entrants like SES. For more information, see “
Business
-

Competition
.”
Li-ion
battery technology has been widely adopted and our current competitors have, and future competitors may have, greater resources than we do and may also be able to devote greater resources to the development of their current and future technologies. These competitors also may have greater access to customers and may be able to establish cooperative or strategic relationships amongst themselves or with third parties that may further enhance their resources and competitive positioning. In addition,
Li-ion
battery manufacturers may continue to reduce cost and expand supply of conventional batteries and therefore reduce the prospects for our business or negatively impact our ability to sell our products at a market-competitive price and yet with sufficient margins.
A number of development-stage companies are also seeking to develop new technologies for
Li-Metal
batteries. Potential new entrants are seeking to develop new technologies for cathodes, anodes, electrolytes and additives. Some of these companies have established relationships with OEMs and are in varying stages of development. Additionally, many OEMs are researching and investing in conventional
Li-ion
batteries and/or
Li-Metal
battery efforts and, in some cases, in battery development and production. Furthermore, other companies are developing alternative technologies such as advanced diesel, ethanol, fuel cells or compressed natural gas, as well as potential improvements in the fuel economy of the internal combustion engine. We expect competition in battery technology and EVs to intensify due to increased demand for these vehicles and a regulatory push for EVs, continuing globalization, and consolidation in the worldwide automotive industry. Developments in alternative technologies or improvements in battery technology made by competitors may materially adversely affect the sales, pricing and gross margins of our batteries. If a competing technology is developed that has superior operational or price performance, our business will be harmed. Similarly, if we fail to accurately predict and ensure that our battery technology can address customers’ changing needs or emerging technological trends, or if our customers fail to achieve the benefits expected from our
Li-Metal
batteries, our business will be harmed.
We may not be able to estimate accurately the future supply and demand for our batteries, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue. If we fail to predict accurately our manufacturing requirements, we could incur additional costs or experience delays.
It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. We anticipate being required to provide forecasts of our demand to our current and future suppliers prior to the scheduled delivery of products to potential customers. Currently, there is no historical basis for making judgments on the demand for our batteries or our ability to develop, manufacture, and deliver batteries, or our profitability in the future. If we overestimate our requirements, our suppliers may have excess inventory, which may increase our costs. If we underestimate our requirements, our suppliers may have inadequate inventory, which could interrupt manufacturing of our products and result in delays in shipments and revenues or potential liability for late delivery. In addition, lead times for raw materials, components and manufacturing equipment may vary significantly and depend on factors such as the specific supplier, contract terms and demand for each raw material, component or manufacturing equipment at a given time. Any of the foregoing could result in delays in the delivery of batteries to our potential customers, which would harm our business, financial condition, operating results and prospects.
We may not be able to plan accurately our manufacturing based on our future sales contracts, which may result in excess product inventory or product shortages.
Once we begin commercializing our products, our customers’ final purchase orders may not be consistent with our estimates. If these final purchase orders substantially differ from our estimates at that point in time, we may have excess product inventory or product shortages. Excess product inventory could result in unprofitable sales or write-offs, as our products, which are customized, are susceptible to obsolescence due to their limited shelf life. Because we have no operating history with respect to manufacturing for sale for any OEM, we may also be unable to forecast accurately the pace of manufacturing or the take-up
of our products by them. Additionally, EV batteries are susceptible to price declines. Producing additional products to make up for any product shortages within a short time frame may be difficult, making us unable to fulfill the purchase orders, especially due to the customized nature of our products. In either case, our business, financial condition, operating results and prospects may be adversely affected.
If we cannot develop new products on an ongoing basis in a timely manner and at favorable margins, including those not currently contemplated by our growth plan, we may not be able to compete effectively.
We have made and continue to make investments in research and development with the goal of further innovation and cost reduction. For information on our current technology, see “
Business
-

Our Technology
” and “
- Our Research and Development
.” Our ability to create newer products and line extensions and to sustain currently contemplated products is affected by whether we can, amongst other things:

•	develop and fund research and technological innovations;

•	receive and maintain necessary intellectual property protections;

•	obtain governmental approvals and registrations;

•	comply with governmental regulations; and

•	anticipate customer needs and preferences successfully.
The failure to develop and launch successful new products could hinder the growth of our business and any delay in the development or launch of a new product could also compromise our competitive position. If competitors introduce new or enhanced products that significantly outperform ours, or if they develop or apply manufacturing technology that permits them to manufacture at a significantly lower cost relative to ours, we may be unable to compete successfully in the market segments affected by these changes.
Certain components of our batteries pose safety risks that may cause accidents. We may be subject to financial and reputational risks due to product recalls and product liability claims, and we could face substantial liabilities that exceed our resources.
Due to the high energy density inherent in lithium-based batteries, our batteries can pose certain safety risks, including the risk of fire. Our state-of-the-art
software is designed to accurately monitor and predict most safety incidents. Nevertheless, accidents causing death or personal injury or property damage can occur, and no high energy density battery will ever be 100% safe. For example, with repeated charge and discharge cycles,
Li-Metal
anodes are known to develop needle-like mossy structures known as “dendrites,” which can penetrate the separator and short-circuit the battery cell. Although we incorporate safety procedures in the research, development, manufacture and transportation of batteries that are designed to minimize safety risks - for example, our
Li-Metal
battery technology is designed to slow down the growth of dendrites and change their morphology - the manufacture or use of our products may still cause accidents. Any accident, whether occurring at the manufacturing facilities or from the use of our products, may result in significant production interruption, delays or claims for substantial damages caused by personal injuries or property damage.
Product liability claims, even those without merit or those that do not involve our products, could harm our business, financial condition, operating results and prospects. The automobile industry in particular experiences significant product liability claims, and we face inherent risk of exposure to claims in the event that our battery products do not perform or are claimed not to have performed as expected. As is true for other commercial vehicle suppliers, we expect in the future that our battery products will be installed on vehicles that will be involved in crashes resulting in death or personal injury. Additionally, product liability claims that affect our competitors may cause indirect adverse publicity for us and our products.

A successful product liability claim against us could require us to pay a substantial monetary award. We may not be able to cover any substantial monetary judgment against us. Moreover, a product liability claim against us or our competitors could generate substantial negative publicity about our products and business and could have a material adverse effect on our brand, business, prospects, financial condition and operating results.
We may incur significant costs based on the warranties we may supply in our products and services.
Battery manufacturers are expected to give warranties that are reflective of the warranties given by OEMs to buyers of their vehicles. With respect to our battery products, we expect to offer warranties against any defects due to product malfunction or workmanship. We expect to provide a reserve for these potential warranty expenses, which is based on an analysis of historical warranty issues. There will be no assurance that future warranty claims will be consistent with past history, and in the event we experience a significant increase in warranty claims, there is no assurance that our reserves will be sufficient. This could have a material adverse effect on our business, financial condition and operating results.
If we fail to effectively manage eventual growth, then our business, results of operations and financial condition could be adversely affected.
Our future success depends upon our ability to grow, and if we are unable to manage our growth effectively, we may incur unexpected expenses and be unable to meet our eventual customers’ requirements, all of which could materially adversely affect our business, financial condition, operating results and prospects. To manage our current and anticipated future growth effectively, we must continue to maintain and enhance our infrastructure, financial and accounting systems and controls. We must also attract, train and retain a significant number of scientists, engineers, sales and marketing personnel, customer support personnel, professional services personnel, technical personnel and management personnel, and the availability of such personnel may be constrained. For more information, see “
- Our business depends substantially on the continuing efforts of our senior executives and other key personnel as well as the ability to attract, train and retain highly skilled employees and key personnel
.”
As we continue to grow, including from the integration of employees and businesses acquired in connection with future acquisitions, we may find it difficult to maintain important aspects of our corporate culture, which could negatively affect our profitability and our ability to retain and recruit qualified personnel who are essential for our future success. If we do not effectively manage our growth, we may not be able to execute on our growth plan, respond to competitive pressures, take advantage of market opportunities, satisfy customer requirements or manufacture high-quality products. Additionally, we may not be able to expand and upgrade our infrastructure to accommodate future growth.
Failure to effectively manage our growth could also lead us to over-invest or under-invest in development and operations; result in weaknesses in our infrastructure, systems or controls; give rise to operational mistakes, financial losses, loss of productivity or business opportunities; and result in loss of employees and reduced productivity of remaining employees. Our growth is expected to require significant capital expenditures, which may lower our earnings, and may divert financial resources from other projects such as the development of new products and services. If we are unable to manage our growth effectively, our expenses may increase more than expected, our revenue may not increase or may grow more slowly than expected and we may be unable to implement our business strategy.
Our business depends substantially on the continuing efforts of our senior executives and other key personnel as well as the ability to attract, train and retain highly skilled employees and key personnel.
Our success depends on our ability to attract and retain our executive officers, key employees and other qualified personnel, and our operations may be severely disrupted if we lost their services. As we build our brand and become better known, there is increased risk that competitors or other companies will seek to hire our personnel. All of our executives and engineering staff are subject to non-competition
agreements, but we may face the challenge that many companies face of enforcing these non-competition
agreements. The failure to attract, integrate, train, motivate and retain these personnel could seriously harm our business and prospects.
To execute our business plan, we must attract and retain highly qualified personnel in research and development, sales and marketing, production and other leadership roles. Competition for these employees is intense, and we may not be successful in attracting and retaining qualified personnel. We have from time to time in the past experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications in relevant industries. Many of the companies with which we compete for experienced personnel have greater resources than we have. In addition, in making employment decisions, particularly in high-technology industries, job candidates often consider the value of the equity they are to receive in connection with their employment. Employees may be more likely to leave us if the shares they own or the shares underlying their equity incentive awards have significantly appreciated or significantly reduced in value. A significant talent pool consists of nationals from countries that may require a license from the United States Bureau of Industry and Security to work with our technology, which raises the cost of hiring due to the uncertainty that a license may not be granted and the candidate would be unemployable in the role envisioned. For more information, see “
- Risks Relating to Regulation and Legal Compliance

-

Governmental trade controls, including export and import controls, sanctions, customs requirements and related regimes, could subject us to liability or loss of contracting privileges, limit our ability to transfer technology or compete in certain markets and affect our ability to hire qualified personnel
.” If we fail to attract new personnel, or fail to retain and motivate our current personnel, our business and growth prospects could be harmed.
In addition, we are highly dependent on the services of Dr. Qichao Hu, our Founder and Chief Executive Officer, and other senior technical and management personnel, including our executive officers, who may take significant amounts of time to replace. If Dr. Hu or other key personnel were to depart, we may not be able to successfully attract and retain senior leadership necessary to grow our business.
If we do not maintain and continue to develop our corporate culture as we grow and evolve, it could also harm our ability to foster the innovation, creativity and teamwork we believe that we need to support our growth. Additions of executive-level management, significant numbers of new employees, our workforce reduction and higher employee turnover could significantly and adversely impact our culture.
Risks Relating to the EV Industry
Our future growth and success depend on the willingness of vehicle operators and consumers to adopt EVs.
Our growth is highly dependent upon the adoption of EVs by commercial vehicle and specialty vehicle operators and consumers. If the markets for EVs do not develop as we expect or develop more slowly than we expect, our business, prospects, financial condition and operating results will be harmed, because demand for our products and services will not increase as expected or may even be reduced. The market for alternative fuel vehicles is relatively new, rapidly evolving, characterized by rapidly changing technologies, price competition, numerous competitors, evolving government regulation and industry standards, frequent new vehicle announcements and changing consumer demands and behaviors.
Other factors may influence the adoption of EVs, including, but not limited to:

•	perceptions about EV quality, design and performance, especially if adverse events or accidents occur that are linked to the quality or safety of EVs;

•	volatility in sales of EVs;

•	the costs of purchasing and maintaining EVs;

•	perceptions about vehicle safety in general, namely, safety issues that may be attributed to the use of advanced technology, including vehicle electronics;

•	negative perceptions of EVs, such as that they are more expensive than nonelectric vehicles and are only affordable with government subsidies or that they have failed to meet customer expectations;

•	the limited range over which EVs may be driven on a single battery charge and the effects of weather on this range;

•	the decline of an EV’s range resulting from deterioration over time in the battery’s ability to hold a charge;

•	concerns about electric charging infrastructure availability and reliability, which could derail past and present efforts to promote EVs as a practical solution to vehicles which require gasoline;

•	concerns about charging station standardizations, convenience and cost influencing consumers’ perceptions regarding the convenience of EV charging stations;

•	concerns of potential customers about the susceptibility of battery packs to damage from improper charging, as well as the lifespan of battery packs and the cost of their replacement;

•	concerns regarding comprehensive vehicular insurance coverage related to EVs;

•
developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, which could adversely affect sales of EVs;

•	the environmental consciousness of consumers;

•	the availability and volatility in the cost of natural gas, diesel, coal, oil, gasoline and other fuels relative to electricity, such as the sharp reduction in prices for gasoline in 2020;

•	the availability of tax and other governmental incentives to purchase and operate EVs or future regulation requiring increased use of nonpolluting vehicles;

•	concerns regarding the value and costs for upkeep of EVs in the used car market;

•	the availability of enough skilled labor in after-sale maintenance and repair services of EVs; and

•	macroeconomic factors.
Any of these factors could impair the development of the EV market, lowering demand. In anticipation of an expected increase in the demand for EVs in the next few years, we plan to develop, test, manufacture and commercialize our
Li-Metal
battery technology. However, the markets we expect to target, primarily those in North America, Europe and Asia may not achieve the level of growth we expect. If any market fails to achieve our expected level of growth, we may have excess manufacturing capacity and may not be able to generate enough revenue to achieve or sustain our profitability.
Developments in alternative technology or other fossil fuel alternatives may adversely affect the demand for our battery products.
Significant developments in alternative technologies, such as fuel cell technology, advanced diesel, ethanol or natural gas, or breathing batteries, may materially and adversely affect our business, financial condition, operating results and prospects in ways that we may not currently anticipate. Existing and other battery technologies, fuels or sources of energy may emerge as customers’ preferred alternatives to our battery products. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced alternative products, which could result in decreased revenue and a loss of market share to our competitors.
Our research and development efforts may not be sufficient to adapt to changes in alternative fuel and EV technology. As technologies evolve, we plan to upgrade or adapt our energy solutions with the latest technology, in particular lighter weight modules and packs, advanced cooling methods, more sophisticated safety management software, more efficient manufacturing process, and advanced battery chemistry, which may also negatively impact the adoption of our other products. However, we may not compete effectively with alternative systems if we are not able to develop, source and integrate the latest technology into our battery products.
The battery efficiency of EVs declines over time, which may negatively influence potential customers’ decisions whether to purchase an EV.
Over time, vehicles using our batteries will see performance decline as the battery ages. Furthermore, excessive fast charging (for example, repeatedly using super chargers) can adversely affect the performance of our
Li-Metal
battery technology by degrading the battery over time. If these sources of performance decline dissuade potential customers from buying EVs built using our batteries, it could negatively impact our capacity for future sales.
If the EVs in which our batteries are installed do not meet certain motor vehicle standards, our business, operating results and prospects could be adversely affected.
Our products are expected to be used as components in EVs. All vehicles sold must comply with applicable international, federal, and state motor vehicle safety standards, which vary by national and other jurisdictions. In the United States, vehicles that meet or exceed all federally mandated safety standards are certified under the federal regulations. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving federal certification. Failure by our eventual EV manufacturing customers to satisfy motor vehicle standards could have a material adverse effect on our business and operating results.
Moreover, we may incur our own significant costs in complying with these regulations. Laws and regulations related to the EV industry and alternative energy are currently evolving and we face risks associated with changes to these laws and regulations.
To the extent laws and regulations become more stringent or otherwise change, our products or the vehicles into which they are incorporated may not comply with applicable international, federal, state or local laws, which would have an adverse effect on our business. Compliance with changing laws and regulations could be burdensome, time consuming and expensive. To the extent compliance with new laws and regulations is cost prohibitive, our business, financial condition, operating results and prospects would be adversely affected.
Internationally, there may be laws and regulations in jurisdictions we have not yet entered or laws of which we are unaware in jurisdictions we have entered that may restrict our sales or other business practices. Even for those jurisdictions we have analyzed, the laws and regulations in this area can be complex, difficult to interpret and may change over time. Continued regulatory limitations and other obstacles interfering with our or our eventual customers’ ability to sell products could have a negative and material impact on our business, financial condition, operating results and prospects.
Our ability to market our products will depend on the establishment of charging station networks meeting the needs of EVs using our products. If any of the charging station networks are not compatible with such products and technologies, our sales could be adversely affected.
We design, develop, and manufacture electric power batteries for EVs. However, we do not manufacture chargers or charging poles that are necessary for using our products. In addition, we will rely on third parties, such as city governments, utility providers and private investors, to build charging stations for EVs using our products. If no charging station networks are built in markets in which OEMs using our products target their EVs, there would be little demand for electric battery products in those areas.
Further, existing charging station networks have not been established under a uniform standard and it could diminish our sales if any of the networks are not compatible with EVs using our products and technologies. In order for our fast-charging batteries to become widely adopted in electric passenger cars, a critical mass of compatible fast-charging stations must be installed and in operation in any given urban area where our OEM customers plan to enter. Establishing a network of fast-charging stations requires significant capital investment and government approvals. It also requires government regulators to believe that the merits of fast-charging stations support the costs of such construction. If a sufficient number of charging stations that accommodate EVs using our products and technologies cannot be built up and be functional in a timely manner, it will be difficult for us to retain our existing customers and to attract new customers. As a result, our business, financial condition, operating results and prospects may be materially and adversely affected.
If emerging standards in charging station networks are not compatible with our current products or in development products and technologies, we may miss market opportunities and our financial performance will suffer. If other EV battery companies’ products and services, including industry-standard technologies or other new standards, emerge or become dominant in any of these areas, or differing standards emerge in global markets, demand for our technology and products could diminish. As standards emerge, such as those in China including specifications for hardware, connecting equipment and service networks, and standards for communication and inspection, compatibility of prior fast-charging stations could be made obsolete.
We also incorporate materials and components manufactured by third parties into our products. If there are quality issues with respect to these third-party materials and components included in our batteries, we may not discover the issue until after our products have been shipped and installed. In addition, we may have little or no recourse against these third-party suppliers arising out of warranty claims made by our customers.
The Biden Administration has put forth ambitious goals for advancing new battery technology, which may lead to a shortage of the metals required for manufacturing batteries.
The Biden Administration has put forth ambitious goals for investing in “clean energy,” including goals to replace gasoline-operated vehicles with EVs, which would likely depend significantly on battery technology. In order to meet these ambitious goals, a secure supply chain of raw materials, including copper and nickel, will need to be obtained. Developing mines for these materials can take a significant amount of time. If production of battery technology increases faster than this supply chain can be secured, it may lead to a shortage of these raw materials, which could negatively affect our business.
Risks Relating to Intellectual Property
Our patent applications may not result in issued patents or our patent rights may be challenged, invalidated or limited in scope, any of which could have a material adverse effect on our ability to prevent others from competing or interfering with the commercialization of our products.
Our key technological innovations, including innovations that are currently commercialized in our products and innovations that we plan to deploy in the future, are described in our issued patents and pending patent applications, as well as patent applications that we plan to file in the future. For more information, see “
Business
-

Intellectual Property
.” The process of applying for and obtaining a patent is expensive, time consuming and does not always result in patent claims as expected or needed. We may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions where protection may be commercially advantageous, or we financially may not be able to protect our proprietary rights at all. There is also no assurance that the pending applications will result in issued patents.
In addition, the issuance of a patent does not give us the right to practice the patented invention. Third parties may have blocking patents that could prevent us from marketing our products and practicing our technology. Alternatively, third parties may seek to market their products similar to or otherwise competitive with our products. In these circumstances, we may need to defend and/or assert our patents, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or agency with jurisdiction may find our patents invalid and/or unenforceable. Even if we have valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve our business objectives. We do not currently co-own
any patents, but under the terms of our JDAs,
co-ownership
of patents and patent applications with third parties is possible in the future. If the other owners are unwilling to join us in an enforcement action, we may be unable to enforce our jointly owned patent rights against infringers. Such co-owners
may be able to license their rights to other third parties, including our competitors, and our competitors could market competing products and technology. Any of the foregoing could have a material adverse effect on our competitive position, business, financial conditions, results of operations, and prospects.
Further, to the extent that we endeavor to enforce our currently issued patent or any patents that are issued in the future, the alleged infringer is likely to assert that it has not infringed any claim of the applicable patent(s) and that the applicable patent(s) is in any event invalid or unenforceable. There can be no assurance that we will overcome those defenses. If one or more of our patents are held to be invalid or unenforceable, or if claims of those patents are interpreted narrowly, or if patents fail to issue from our pending applications, our competitiveness and value may also be undermined.
We rely heavily on our intellectual property portfolio, including unpatented proprietary technology. If we are unable to protect our intellectual property rights from unauthorized use, our business and competitive position would be harmed.
We may not be able to prevent unauthorized use of our intellectual property, which could harm our business and competitive position. We rely upon a combination of the intellectual property protections afforded by patent, trademark and trade secret laws in the United States and other jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. For more information, see “
Business
-

Our Intellectual Property
.”
We also rely substantially on unpatented proprietary technology, including know-how
or trade secrets. We seek to protect our intellectual property rights in various ways, including through nondisclosure and invention assignment agreements with our employees and consultants and through non-disclosure
agreements with business partners and other third parties. We cannot ensure that these agreements will provide meaningful protection for our trade secrets, know-how
or other proprietary information in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, know-how
or other proprietary information. There can be no assurance that employees, consultants, vendors and customers have executed such agreements or have not breached or will not breach their agreements with us, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or independently developed by competitors. The theft or unauthorized use or publication of our trade secrets and other confidential business information could reduce the differentiation of our products and harm our business, the value of our investment in development or business acquisitions could be reduced and third parties might make claims against us related to losses of their confidential or proprietary information. Any of the foregoing could materially and adversely affect our business.
Additionally, despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property. Monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take to prevent misappropriation may not be sufficient. Any enforcement efforts we undertake, including litigation, could be time-consuming and expensive and could divert management’s attention, which could harm our business, results of operations and financial condition. In addition, existing intellectual property laws and contractual remedies may afford less protection than needed to safeguard our intellectual property portfolio.
We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial costs.
Companies, organizations or individuals, including our current and future competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop or sell our products, which could make it more difficult for us to operate our business. From time to time, we may receive claims or inquiries from holders of patents or trademarks claiming that and/or inquiring whether we are infringing their proprietary rights and/or seeking court declarations that they do not infringe upon our intellectual property rights. Companies holding patents or other intellectual property rights relating to batteries, electric motors or electronic power management systems may bring suits alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

•	cease selling, incorporating or using products that incorporate the challenged intellectual property;

•	pay damages;

•	obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all; or

•	redesign our batteries.
In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s attention.
We may face risks relating to protecting our intellectual property in various countries.
Patent, trademark and trade secret laws vary significantly throughout the world. A number of foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States, and efforts to protect against the unauthorized use of our intellectual property rights, technology, and other proprietary rights may be more expensive and difficult outside of the United States. Some courts inside and outside the United States may be less willing or unwilling to protect trade secrets and agreement terms that address non-competition
are difficult to enforce in many jurisdictions and might not be enforceable in certain cases. Failure to adequately protect our intellectual property rights could result in our competitors using our intellectual property to offer products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, financial condition, operating results and prospects.
We may face risks relating to protecting our intellectual property due to the ongoing
COVID-19
pandemic.
As a result of the ongoing
COVID-19
pandemic, certain domestic and foreign intellectual property authorities have amended their filing requirements and other procedures, including, but not limited to, extending deadlines and waiving fees. These accommodations have not been applied uniformly across all intellectual property authorities globally, and the effectiveness and duration of existing action is unclear. Further, the ongoing
COVID-19
pandemic has created uncertainty with respect to the uninterrupted operation of domestic and foreign intellectual property authorities, which, among other things, may cause delayed processing of renewal and application filings. Our inability to establish and maintain current and future intellectual property rights may have an adverse effect on the growth and reputation of our business. Further, the constantly evolving nature of the
COVID-19
pandemic may change its effect on our intellectual property rights over time in ways that cannot be reasonably anticipated or mitigated. This could have an adverse effect on our business, results of operations, and financial condition.

Risks Relating to our International Operations
International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States.
While we are incorporated as a Delaware corporation, we have significant operations outside the United States. Battery manufacturing is capital intensive, and to reduce dilution and financial burden, SES has been applying for appropriate government financial support. We currently have an operating facility in Shanghai focused on indigenous research and development, manufacturing process development, and supply chain development. We also plan to do business, build facilities or otherwise commence operations in other countries including South Korea. We plan to seek government financial support to cover the expense of facility construction and operation as much as possible. Also, due to geopolitical considerations, we may be required to introduce certain commercial inefficiencies into our operations.
We are subject to, and could become further subject to, various legal, political, regulatory and social requirements and economic conditions both inside and outside the United States. Expansion into new markets requires significant resources and management’s attention, as well as significant expenditures, including for the establishment of local operating entities, hiring of local employees and establishment of facilities in advance of generating any revenue. Some of the risks associated with international operations in China and/or other countries, such as in the development, manufacturing, marketing or sale of our products, include, but are not limited to:

•
general trade tensions between the United States and China have been escalating, and new legislation or regulations in either jurisdiction could impose additional restrictions and costs on our ability to operate in one or both jurisdictions, or even foreclose operations entirely;

•
non-U.S.
countries have enacted and could enact legislation or impose regulations or other restrictions, including unfavorable labor regulations or tax policies (such as Chinese regulations prohibiting our operating company from paying dividends out of accumulated distributable profits unless 10% of such profits (up to half of the company’s registered capital) are set aside annually, under Article 166 of China’s Company Law), which could have an adverse effect on our ability to conduct business in or expatriate profits from those countries;

•
tax rates in certain
non-U.S.
countries may exceed those in the United States and
non-U.S.
earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls, or other restrictions, including restrictions on repatriation;

•	the regulatory or judicial authorities of non-U.S. countries may not enforce legal rights and recognize business procedures in a manner to which we are accustomed or would reasonably expect;

•	we may have difficulty complying with a variety of laws and regulations in non-U.S. countries, some of which may conflict with laws in the United States;

•	changes in political and economic conditions may lead to changes in the business environment in which we operate, as well as changes in currency exchange rates;

•
in the case of China, the degree of significant government control over China’s economic growth through restrictions and limitations on foreign investment in certain industries, control over the allocation of resources, control over payment of foreign currency-denominated obligations, implementation of monetary policy, data localization and privacy requirements, technology transfer requirements, national security laws, influence over the courts and preferential treatment of particular industries or companies, could materially affect our liquidity, access to capital, intellectual property and ability to operate our business;

•
in the case of China, data localization requirements and restrictions on the use of foreign technology applications have already been enacted by the Chinese government, and restrictions on the use of Chinese technology and applications that have been or may be adopted in the future by the United

States, may make it difficult to efficiently coordinate complex manufacturing supply chains in a global setting;

•	restrictions or denials on visas for our personnel, limiting our ability to train and pass along proprietary information efficiently;

•	differences in software usage and export controls, making it difficult to share certain engineering documents and resources between global subsidiaries;

•
the adoption and expansion of trade restrictions, the occurrence or escalation of a “trade war,” or other governmental action related to tariffs or trade agreements or policies among the governments of the United States and other countries, such as China, could adversely impact our raw material prices, our ability to manufacture our products, and demand for our products in China, the U.S. and other global markets;

•
changes to export controls and/or failure to obtain export licenses in the United States, China or other countries in which we do business could adversely affect our access to raw materials, ability to manufacture and ship our products or increase our costs to conduct research & development;

•
regulatory changes and economic conditions following “Brexit” (the United Kingdom’s exit from the European Union), including uncertainties as to its effect on trade laws, tariffs, and taxes, could create instability and volatility in the global financial and currency markets, conflicting or redundant regulatory regimes in Europe and political instability; and

•	natural disasters or international conflict, including terrorist acts, could interrupt our research and development, manufacturing or commercialization or endanger our personnel.
Our ability to deal with these issues could be affected by existing or new U.S. laws and the need to protect our intellectual property and assets. In addition, we may be more susceptible to these risks to the extent we target emerging countries and regions, which may be subject to a relatively higher risk of political instability, economic volatility, crime, corruption, and social and ethnic unrest, all of which are exacerbated in many cases by a lack of an independent and experienced judiciary and uncertainties in how local law is applied and enforced. The materialization of any such risks could have an adverse impact on our business, financial condition, operating results and prospects.
Changes in the economic and political policies of the Chinese government could have a significant impact on our operations in China, where we conduct research and development.
We conduct certain research and development activities in our facility in Shanghai, China. We believe that our research and development activities at our current facility in Shanghai and our direct ownership in our wholly-owned Chinese subsidiary, SolidEnergy Systems (Shanghai) Co., Ltd. (“SES Shanghai”), materially comply with all applicable legal and regulatory requirements. However, our ability to carry out our research and development activities in China may be materially harmed by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs and controls, the environment, land use rights, property and other matters. The Chinese government, including at both the national and local levels, has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy via regulation and state ownership. Although China’s government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, it continues to regulate economic growth heavily in China by, among other things, allocating resources, controlling the payment of foreign currency-denominated obligations and setting monetary policy. Future governmental actions, including any decision not to continue to support recent economic reforms and/or to return to a more centrally planned economy, regional or local variations in the implementation of such economic policies, or new, stricter regulations or interpretations of existing regulations could significantly affect economic conditions in China and materially impair our ability to conduct research and development activities there. These actions could make it more difficult for us to operate our current research and development facility or Pilot Facility in Shanghai in an efficient and cost-effective manner or empower the

Chinese government or the provincial or local governments of the Shanghai jurisdiction where we operate to enact a temporary or permanent shut-down of those facilities. If that were to occur, we would need to redirect our research and development efforts to facilities in other locations, which, although feasible, could result in certain additional expenditures and possible unexpected delays in our research and development efforts, thus negatively impacting our business and results of operations.
As we may be subject to additional, yet undetermined, laws and regulations in China, compliance may also require us to obtain additional permits and licenses, complete or update registrations with relevant regulatory authorities, adjust our research and development operations, and/or allocate additional internal resources to monitor developments in the relevant regulatory environment. Under the stringent regulatory environment in China, it may take much more time for the relevant regulatory authorities to approve new applications for permits and licenses, and complete or update registrations, and we cannot assure you that we will be able to comply with these laws and regulations in a timely manner or at all. The failure to comply with these laws and regulations may delay, or possibly prevent, our ability to conduct our research and development activities in China. The occurrence of any of these events could materially impair our business and results of operations.
Additionally, we may be subject to Chinese export control laws and regulations, which may prevent the export of certain technologies and services outside of China without a license for the export of such technologies and/or services. Complying with such export control laws and regulations may be time-consuming and result in the delay of our production timelines and have a materially adverse effect on our business and results of operations. If we fail to comply with these laws and regulations, we and even some of our employees may be subject to both civil and/or criminal penalties, including the loss of export or import privileges, fines and, in extreme cases, the incarceration of responsible employees or managers. Moreover, we cannot assure you that will be able to obtain any required export control licenses. Any decreased use of our technology and products, limitation on our ability to export or sell our technology and products, or limitation on our ability to import raw materials, components or equipment would likely adversely affect our business, financial condition, operating results and prospects.
We could experience losses associated with our intellectual property in relation to our operations in China.
We rely upon the fair interpretation and enforcement of patent, copyright, trademark and trade secret laws in the U.S., similar laws in other countries, and agreements with employees, customers, suppliers, licensors and other parties. Such reliance serves to establish and maintain the intellectual property rights associated with the technology that we develop and ultimately sell. However, the laws and courts of certain countries at times do not protect intellectual property rights or respect contractual agreements to the same extent as the laws of the U.S. Therefore, in certain jurisdictions we may not be able to protect our intellectual property rights against counterfeiting or enforce our contractual agreements with other parties. Specifically, as discussed above, the Company conducts research and development operations in China. Article VII of the National Intelligence Law of China requires every commercial entity in China, by simple order of the Chinese government, to act as an agent of the government by committing espionage, technology theft, or whatever else the government deems to be in the national interest of China. If the Chinese government were to require the appropriation of certain of our intellectual property in the national interest, this could lead to material adverse effects on our operations and competitive positions.
Implementation of labor laws and regulations in China may adversely affect our business and results of operations.
Pursuant to the labor contract law of China that took effect in January 2008, its implementation rules that took effect in September 2008 and its amendment that took effect in July 2013, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employees’ probation and unilaterally terminating labor contracts. Due to lack of detailed interpretative rules and uniform implementation practices and broad discretion of the local competent authorities, it is uncertain as to how the labor contract law and its implementation rules will affect our current employment policies and practices. Our employment policies and practices may violate the labor contract law or its implementation rules, and we may thus be subject to related penalties, fines or legal fees. Compliance with the labor contract law and its implementation rules may increase our operating expenses, in particular our personnel expenses. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the labor contract law and its implementation rules may also limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.
As the interpretation and implementation of these laws and regulations are still evolving, we cannot assure you that our employment practice will at all times be deemed in full compliance with labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations could be adversely affected.
Further, labor disputes, work stoppages or slowdowns at our operations facilities or any of our third-party service providers could significantly disrupt daily operation or our battery development plans and have materially adverse effects on our business.
The unavailability, reduction or elimination of, or uncertainty regarding, government and economic incentives or subsidies available to us, end-users
or OEMs could have a material adverse effect on our business, financial condition, operating results and prospects.
In 2019, in connection with our establishment of our Shanghai facility, the first two years of rent on the facility totaling approximately RMB7.1 million was borne by the Jiading district local government which also took on certain renovations to the facility at the cost of approximately RMB4.3 million such that it is suitable for our use. In 2020, we also received an incentive award of RMB10,000 under the Jiading Industrial Zone Development Potential Award from the Jiading district local government. We intend to apply for further grants in the future in the jurisdictions in which we operate. Government incentives and subsidies are granted in connection with government’s efforts to promote the development of the local economy and other policies. Some local government incentives and subsidies may be challenged by higher-level government authorities. Therefore, government incentives and subsidies may be modified or terminated at the sole discretion of the relevant governmental authorities. Additionally, because laws, regulations and policies with respect to incentives and subsidies may change, we cannot be sure that government incentives and subsidies will continue to be available. In the event that we cease to receive any government incentives or subsidies, any current or future incentive or subsidy is reduced, or any of our current or future incentives or subsidies are challenged, our business, financial condition and operating results may be adversely affected.
Additionally, we believe that, currently, the availability of government incentives and subsidies available to end-users
and OEMs is an important factor considered by customers when purchasing EVs, and that growth in the battery market will depend in part on the availability and amounts of these subsidies and incentives for EVs. Any further reduction or elimination of government and economic incentives or subsidies may result in the diminished competitiveness of the alternative fuel vehicle industry generally or EVs that use our batteries in particular.
Currently, government programs, including in China and Europe, favor the purchase of EVs, including through disincentives that discourage the use of gasoline-powered vehicles. If such government programs are reduced or eliminated, or the available benefits thereunder are exhausted earlier than anticipated, demand for EVs may decrease and our anticipated sales of EV battery products could be adversely affected. In addition, OEM customers may delay taking delivery of our battery products if they believe that certain EV incentives will be available at a later date, which may adversely affect our business, financial condition, operating results and prospects.

Risks Relating to Regulation and Legal Compliance
Our operations expose us to litigation, environmental and other legal compliance risks. Compliance with laws and regulations can be expensive, and our failure to comply with these laws and regulations may result in monetary damages and fines, adverse publicity and a material adverse effect on our business.
We are subject to a variety of litigation, environmental, health and safety and other legal compliance risks. These risks include, among other things, possible liability relating to product liability matters, personal injuries, intellectual property rights, contract-related claims, health and safety liabilities, environmental matters and compliance with U.S. and foreign laws, competition laws and laws governing improper business practices.
Our operations in the United States and China may be subject environmental laws and regulations, including laws and regulations relating to water, discharges, emissions, chemicals, hazardous materials, natural resources, remediation and contamination. Compliance with these laws can be difficult and costly. For example, battery life cycle management regulations and regulations governing the transport of batteries may impose substantial requirements on our operations in the United States. Our operations may be required to obtain and comply with environmental permits, many of which may be difficult and expensive to obtain and must be renewed on a periodic basis. A failure to comply with these laws, regulations or permits could result in substantial liabilities, including fines, penalties, the suspension or loss of permits, and possibly orders to cease the non-compliant
operations.
As a business with international reach, we are subject to complex laws and regulations in jurisdictions in which we operate. Those laws and regulations may be interpreted in different ways. They may also change from time to time, as may related interpretations and other guidance. Changes in laws or regulations could result in higher expenses and payments, and uncertainty relating to laws or regulations may also affect how we conduct our operations and structure our investments and could limit our ability to enforce our rights.
Changes in environmental and climate laws or regulations, including laws relating to greenhouse gas emissions, could lead to new or additional investment in manufacturing designs, subject us to additional costs and restrictions, including increased energy and raw materials costs, and could increase environmental compliance expenditures. We are subject to various environmental laws and regulations on air emission, waste water discharge, solid waste, noise and the disposal of hazardous materials. Cobalt and lithium are toxic materials that are important raw materials in our batteries. We also use, generate and discharge other toxic, volatile and hazardous chemicals and wastes in our research, development and manufacturing activities. Under China and U.S. environmental regulations, we are required to maintain the pollutant emission levels at the facility within the levels prescribed by the relevant governmental authorities and obtain a pollution discharge permit for water and air emissions. In addition, certain laws and regulations require enterprises like us that generate hazardous wastes to engage companies which are licensed and qualified to process the hazardous wastes, and to collect, store, dispose of and transfer the hazardous waste.
If we fail to comply with national and local environmental protection laws and regulations, the relevant governmental authorities may impose fines or deadlines to cure instances of noncompliance, and may even order us to cease operations if we fail to comply with their requirements. In particular, any breach by us in connection with requirements relating to the handling of hazardous wastes may subject us to monetary damages and fines. In addition, if any third party suffers any loss as a result of our pollutant emission practices, our improper handling of hazardous wastes or our noncompliance with environmental regulations, such third parties may seek damages from us.
There can be no assurance that we will be able to comply with all environmental laws and regulations at all times as the environmental legal regime is evolving and becoming more stringent, especially in China and the United States. Therefore, if these or other governments where we do business impose more stringent regulations in the future, we will have to incur additional substantial costs and expenses in order to comply with new regulations, which may negatively affect our results of operations. If we fail to comply with any of the present or future environmental regulations in any material aspect or cause any loss to any third parties due to our pollutant emission practices, improper handling of hazardous wastes or other environmental noncompliance, we may suffer from negative publicity and may be required to pay substantial fines, pay damages to such third parties, or suspend or even cease operations Failure to comply with environmental laws and regulations may materially and adversely affect our business, financial condition, operating results and prospects.
Failure to comply with certain health and production safety laws and regulations governing hazardous materials could materially adversely affect our business and results of operations.
In the sourcing of our products throughout the world, we process, store, dispose of and otherwise use large amounts of hazardous materials. As a result, we are subject to extensive and evolving health and production safety laws and regulations governing, among other things: the health of our employees and safety production requirements regarding the generation, handling, storage, use and transportation of hazardous materials. Compliance with these laws and regulations results in ongoing costs. Failure to comply with these laws or regulations, or to obtain or comply with the relevant permits, could result in fines, criminal charges or other sanctions by regulators. Furthermore, we may be ordered to rectify a noncompliance within a stipulated deadline; and if we fail to do so, we may be ordered to cease operations. Our ongoing compliance with health and safety laws, regulations and permits could require us to incur significant expenses, limit our ability to modify or expand our facilities or continue manufacturing and make other capital improvements. In addition, private parties, including current or former employees, could bring personal injury or other claims against us due to the presence of, or exposure to, hazardous substances used, stored or disposed of by us or contained in our products.
We are subject to U.S. and foreign anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations. We can face criminal liability and other serious consequences for violations, which can harm our business.
We are subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which we conduct or in the future may conduct activities, including the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010, and other anti-corruption laws and regulations in countries in which we conduct activities. Anti-corruption laws prohibit us and our officers, directors, employees, contractors and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing, directly or indirectly, anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. These laws also require companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. These laws also prohibit non-governmental
“commercial” bribery and soliciting or accepting bribes. A violation of any of these laws or regulations could result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences and adversely affect our business, financial condition, operating results and reputation. Our policies and procedures designed to ensure compliance with these laws and regulations may not be sufficient and our directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.
As we increase our international cross-border business and expand our operations abroad, we may continue to engage with business partners, suppliers and third-party intermediaries to market our services and to obtain necessary permits, licenses and other regulatory approvals. In addition, we or our third-party intermediaries may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We can be held liable for the corrupt or other illegal activities of these third-party intermediaries, our employees, representatives, contractors, partners and agents, even if we do not explicitly authorize such activities. There can be no assurance that our employees and agents will not take actions in violation of our policies and applicable law, for which we may be ultimately held responsible. As we increase our international business, our risks under these laws may increase.

Detecting, investigating and resolving actual or alleged violations of anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws can require a significant diversion of time, resources and attention from management.
Non-compliance
with these laws could subject us to whistleblower complaints, adverse media coverage, investigations, subpoenas received, enforcement actions, prosecution and severe fines, damages and administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, financial condition, operating results and reputation. In addition, changes in these laws in the future could adversely impact our business and investments in the SES securities.
Governmental trade controls, including export and import controls, sanctions, customs requirements and related regimes, could subject us to liability or loss of contracting privileges, limit our ability to transfer technology or compete in certain markets and affect our ability to hire qualified personnel.
Our technology and products, including components of our products, are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. U.S. export control laws and regulations and economic sanctions prohibit the shipment of certain U.S. products, technologies and services to U.S. embargoed or sanctioned countries, governments and persons, as well as to various countries and persons due to national security and foreign policy concerns. In particular, U.S. export control laws apply to cells with an energy density greater than 350 Wh/kg, and require a license for the export of technology and cells exceeding that threshold to many locations outside the United States, including China and Singapore. Some of our technology and products are thus presently subject to this license requirement under U.S. export controls.
Complying with export control and sanctions regulations for a particular sale may be time-consuming and result in the delay or loss of sales opportunities. We have set up an export controls compliance program internally. If we fail to comply with these laws and regulations, we and even some of our employees could be subject to substantial civil and/or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on us and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.
A significant talent pool is comprised of nationals from countries that may require a license from the Bureau of Industry and Security to work with our technology (such as China, India, Russia, South Korea and Japan), which raises the cost of hiring due to the uncertainty that a license may not be granted and the candidate would be unemployable in the role envisioned. In addition, changes in our products or solutions or changes in applicable export or import laws and regulations may create delays or prohibitions in the introduction and sale of our products and solutions in international markets, increase costs due to changes in import and export duties and taxes, prevent our customers from deploying our products and solutions or, in some cases, prevent the export or import of our products and solutions to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of our products and solutions, decreased ability to export or sell our products and solutions to customers, and decreased ability to import components or parts critical to the manufacture of our products. Any decreased use of our technology and products, limitation on our ability to export or sell our technology and products, or limitation on our ability to import raw materials, components or equipment would likely adversely affect our business, financial condition, operating results and prospects.
Changes in U.S. and foreign tax laws, particularly under the current U.S. presidential administration, could have a material adverse effect on our business, cash flow, results of operations or financial conditions.
We (as well as certain of our subsidiaries, including our subsidiary that is organized as a Singapore company) are subject to federal, state and local taxes in the United States and are also subject to tax in certain foreign jurisdictions. Changes to U.S. tax laws, including limitations on the ability of taxpayers to claim and utilize foreign tax credits and the deferral of certain tax deductions until earnings outside of the United States are repatriated to the United States, as well as changes to U.S. federal income tax laws that may be enacted in the future, especially under the Biden Administration, could impact the tax treatment of our foreign earnings. Due to our international business activities, any changes in the taxation of such activities may increase our worldwide effective tax rate and adversely affect our financial position and results of operations.
Significant judgment is required in evaluating our tax positions and our worldwide provision for taxes. During the ordinary course of business, there are many activities and transactions for which the ultimate tax determination is uncertain. In addition, our tax obligations and effective tax rates could be adversely affected by changes in the relevant tax, accounting and other laws, regulations, principles and interpretations, including those relating to income tax nexus, if our earnings are lower than anticipated in jurisdictions where we have lower statutory rates and higher than anticipated in jurisdictions where it has higher statutory rates, by changes in foreign currency exchange rates, or by changes in the valuation of its deferred tax assets and liabilities. We may be audited in various jurisdictions, and such jurisdictions may assess additional taxes against us. Although we believe our tax estimates are reasonable, the final determination of any tax audits or litigation could be materially different from our historical tax provisions and accruals, which could have a material adverse effect on our operating results or cash flows in the period or periods for which a determination is made.
Changes in tax laws or regulations that are applied adversely to us or our customers could materially adversely affect our business, financial condition, operating results and prospects.
Changes in corporate tax rates, the realization of net deferred tax assets relating to our operations, the taxation of foreign earnings, and the deductibility of expenses under future tax reform legislation could have a material impact on the value of our deferred tax assets, could result in significant one-time charges in the current or future taxable years, and could increase our future tax expense, which could have a material adverse effect on our business, financial condition, operating results, and prospects.
Certain U.S. state tax authorities may assert that we have a state nexus and seek to impose state and local income taxes which could harm our results of operations.
There is a risk that certain state tax authorities where we do not currently file a state income tax return could assert that we are liable for state and local income taxes based upon income or gross receipts allocable to such states. States are becoming increasingly aggressive in asserting a nexus for state income tax purposes. If a state tax authority successfully asserts that our activities give rise to a nexus, we could be subject to state and local taxation, including penalties and interest attributable to prior periods. Such tax assessments, penalties and interest may adversely impact our results of operations.
Other Risks
The uncertainty in global economic conditions and the risks relating to health epidemics, including the
COVID-19
pandemic, could have a material adverse effect on our business and results of operations. Our ability to operate in any respect may be interrupted by the current
COVID-19
pandemic.
We face various risks relating to public health issues, including epidemics, pandemics, and other outbreaks, including the ongoing
COVID-19
pandemic. The effects and potential effects of
COVID-19,
include, but are not limited to, its impact on general economic conditions, trade and financing markets and changes in customer behavior, and significant uncertainty in the overall continuity in business operations. The spread of
COVID-19
has also disrupted the manufacturing, delivery and overall supply chain of EV manufacturers and suppliers and EV batteries, and has led to a global decrease in vehicle sales in markets around the world. In particular, the
COVID-19
crisis may cause a decrease in demand for EV batteries if fleet operators delay purchases of vehicles or if fuel prices for internal combustion engine vehicles remain at levels that do not create an incentive to accelerate the migration from internal combustion engine vehicles to EVs, an increase in costs resulting from the efforts of manufacturers of EVs or EV batteries to mitigate the effects of
COVID-19,
delays in EV manufacturers’ schedules to full commercial production of EVs and disruptions to these supply chains, among other negative effects.
The pandemic has resulted in government authorities implementing many measures to contain the spread of
COVID-19,
including travel bans and restrictions, quarantines,
shelter-in-place
and
stay-at-home
orders, business closures and other public health safety measures. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect our start-up
and manufacturing plans. As a precaution, we took certain preventive measures in light of this pandemic and reduced our operational activities during the year ended December 31, 2021. In particular, we temporarily reduced employee compensation, recommended that all non-essential
personnel work from home, and reduced
in-person
participation in research and development activities. As a result, our personnel costs and travel related costs were lower in 2021. We also were required to implement additional safety protocols for essential workers, which resulted in delays in the timing of project execution.
Following the
re-opening
of
non-essential
businesses and the easing of restrictions on
non-essential
in-person
work, since the beginning of the year ended December 31, 2021, we have ramped up research and development hiring and increased our investment in in-person
work. However, measures that have been relaxed may be re-implemented if
COVID-19
continues to spread. If, as a result of these measures, we have to limit the number of employees and contractors at any research and development or manufacturing facility at a given time, it could cause a delay in our development, testing and manufacturing efforts and a delay in our product schedule. If our workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with
COVID-19,
our operations will be adversely affected.
The extent to which the
COVID-19
pandemic may continue to affect our business will depend on continued developments, which are uncertain and cannot be predicted. Even after the
COVID-19
pandemic has subsided, we may continue to suffer an adverse effect to our business due to its global economic effect, including any economic recession. If the immediate or prolonged effects of the
COVID-19
pandemic have a significant adverse impact on government finances, it would create uncertainty as to the continuing availability of incentives related to EV purchases and other governmental support programs. In addition, a recurrence of
COVID-19
cases or an emergence of additional variants or strains could cause other widespread or more severe impacts depending on where infection rates are highest.
Theft, loss or misuse of personal data about our employees, contractors, customers, or other third parties could increase our expenses, damage our reputation, or result in legal or regulatory proceedings.
Any claim that our products are subject to a cybersecurity risk, whether valid or not, could damage our reputation and adversely impact our revenues and results of operations. We manage and store various proprietary information and sensitive or confidential data relating to our business as well as information from our suppliers and customers. Despite the security measures and compliance programs we currently maintain and monitor, breaches of our or any of our third party suppliers’ security measures or the accidental loss, inadvertent disclosure or unapproved dissemination of proprietary information or sensitive or confidential data about us or our customers or suppliers, including the potential loss or disclosure of such information or data as a result of fraud, trickery or other forms of deception, could expose us or our customers or suppliers to a risk of loss or misuse of this information, disruption of business operations, result in litigation, regulatory scrutiny, and potential liability for us, damage our brand and reputation or otherwise harm our business.
If we experience a significant cybersecurity breach or disruption in our information systems or any of our partners’ information systems, our business could be adversely affected.
Malicious actors may be able to penetrate our network and misappropriate or compromise our confidential information or that of third parties, create system disruptions or cause shutdowns. Malicious actors also may be able to develop and deploy viruses, worms and other malicious software programs that attack our products or otherwise exploit any security vulnerabilities of our products. While we employ a number of protective measures, including firewalls, network infrastructure vulnerability scanning, anti-virus and endpoint detection and response technologies, these measures may fail to prevent or detect attacks on our systems due to the frequent evolving nature of cybersecurity attacks. Although these measures are designed to ensure the confidentiality, integrity and availability of our information and technology systems, there is no assurance that these measures will detect all threats or prevent a cybersecurity attack in the future, which could adversely affect our business, reputation, operations or products.
In addition, our hardware and software or third party components and software that we utilize in our products may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the operation or security of the products. The costs to us to eliminate or mitigate cyber or other security problems, bugs, viruses, worms, malicious software programs and security vulnerabilities could be significant and, if our efforts to address these problems are not successful, could result in interruptions, delays, cessation of service and loss of existing or potential customers that may impede our sales, manufacturing, distribution or other critical functions.
To the extent we experience cybersecurity incidents in the future, our relationships with our partners, suppliers and eventual customers may be materially impacted, our brand and reputation may be harmed and we could incur substantial costs in investigating, responding to and remediating the incidents, and in resolving any regulatory investigations or disputes that may arise with respect to them, any of which would cause our business, operations, or products to be adversely affected. In addition, the cost and operational consequences of implementing and adding further data protection measures could be significant.
Risks Relating to Our Common Stock and Warrants
Provisions in our Charter and Delaware law may inhibit a takeover attempt which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.
Our certificate of incorporation and Bylaws contain provisions to limit the ability of others to acquire control of us or cause us to engage in change-of-control
transactions, including, among other things:

•
provisions that authorize our Board, without action by our shareholders, to authorize by resolution the issuance of shares of preferred stock and to establish the number of shares to be included in such series, along with the preferential rights determined by our board of directors; provided that, our Board may also, subject to the rights of the holders of preferred stock, authorize shares of preferred stock to be increased or decreased by the approval of the Board and the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the corporation;

•
provisions that permit only a majority of our Board, the chief executive officer or the chairman of our board of directors to call special stockholder meetings; provided, that for so long as Dr. Hu and certain entities affiliated with him (the “SES Founder Group”) beneficially owns at least 50% of the voting power of the then outstanding shares of our capital stock, special meetings of stockholders may also be called by or at the request of our stockholders holding a majority of the voting power of the issued and outstanding shares of our capital stock;

•	provisions that impose advance notice requirements and other requirements and limitations on the ability of stockholders to propose matters for consideration at stockholder meetings; and

•	a staggered board whereby our directors are divided into three classes, with each class subject to retirement and reelection once every three years on a rotating basis.
These provisions could have the effect of depriving our stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of us in a tender offer or similar transaction. With our staggered Board, at least two annual meetings of stockholders will generally be required in order to effect a change in a majority of our directors. Our staggered Board can discourage proxy contests for the election of our directors and purchases of substantial blocks of our shares by making it more difficult for a potential acquirer to gain control of our Board in a relatively short period of time.
Our Founder and Chief Executive Officer, Dr. Qichao Hu, has control over all stockholder decisions because he controls a substantial majority of our voting stock due to our dual class stock.
Dr. Hu, directly or indirectly through entities affiliated with him, has the ability to control the outcome of all matters submitted to our stockholders for approval, including the election, removal, and replacement of directors and any merger, consolidation, or sale of all or substantially all of our assets. As our Chief Executive Officer, Dr. Hu has control over our day-to-day
management and the implementation of major strategic investments of SES, subject to authorization and oversight by our board of directors. As a board member and officer, Dr. Hu also owes a fiduciary duty to our stockholders and must act in good faith in a manner he reasonably believes to be in the best interests of our stockholders. However, Dr. Hu is still entitled to vote his shares, and his concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that our other stockholders support. Conversely, this concentrated control could allow the SES Founder Group, members of the SES Founder Group or their permitted transferees to consummate such a transaction or otherwise vote in a way that our other stockholders do not support. This was designed to shepherd our long-term growth amidst significant near term fluctuations and uncertainty in the market.
SES’s certificate of incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.
Our certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware (the “Chancery Court”) and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the Chancery Court and having service of process made upon such stockholder in any such action on such stockholder’s counsel. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to these forum provisions. Notwithstanding the foregoing, our certificate of incorporation provides that the exclusive forum provision does not apply to suits brought to enforce a duty or liability created by the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Additionally, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. However, there is uncertainty as to whether a court would enforce the exclusive forum provisions relating to causes of actions arising under the Securities Act.
Although we believe this exclusive forum provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, it may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
An active trading market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
The price of SES’s securities has fluctuated and may continue to fluctuate significantly due to the market’s reaction to the consummation of the Business Combination and general market and economic conditions. An active trading market for SES’s securities not be sustained.

We have incurred and will continue to incur increased costs related to becoming and operating as a public company, and our management will be required to devote substantial additional time to new compliance initiatives and corporate governance practices. Moreover, we have identified a material weakness in our internal control over financial reporting, and we may experience additional material weaknesses or significant deficiences, or otherwise fail to develop or maintain an effective system of internal controls in the future, which could result in material misstatements of our consolidated financial statements, adversely affect investor confidence in us and adversely affect the market price of our securities.
We have incurred and will continue to incur significant legal, accounting and other expenses that Old SES did not incur as a private company. We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Protection Act, as well as rules adopted, and to be adopted, by the SEC and the NYSE. Our management and other personnel have devoted and will need to continue to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make certain activities more time-consuming and costly, which will increase our operating expenses. For example, these rules and regulations applicable to public companies may make it more difficult and more expensive for us to obtain director and officer liability insurance and we will likely incur additional costs to maintain sufficient insurance coverage as a public company.
Effective internal controls are necessary for us to provide reliable financial reports, prevent fraud and errors in our financial statements and operate successfully as a public company. In connection with the preparation of our fiscal year 2021 financial statements, we identified a material weakness in our internal control over financial reporting, which we are currently working to remediate, related to certain errors in our historical financial calculation of stock-based compensation expense and stock-based compensation disclosures during the three and nine months ended September 30, 2021. These errors led us to conclude that the financial statements during the three and nine months ended September 30, 2021 should be restated. In light of the foregoing, and in order to comply with the requirements of being a public company, we are undertaking and will continue to undertake various actions, such as enhancing our risk assessment process in the identification and design of additional internal controls and procedures, as well as continuing to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge. The measures we take to implement effective internal controls may not be sufficient to produce reliable financial reports, and we may not be able to implement the required controls in a timely fashion. If we experience any additional material weaknesses or significant deficiencies in the future or otherwise fail to develop or maintain an effective system of internal controls in the future, investors may lose confidence in us and our financial statements which could adversely affect the value of our securities. In addition, if we cannot provide reliable financial reports or prevent fraud and errors in our financial statements, our reputation and operating results could be materially adversely affected.
In addition, as a public company, we are required to comply with SEC rules that implement Sections 308 and 404 of the Sarbanes-Oxley Act. Under these rules, management is required to certify financial and other information in our quarterly and annual reports and is required to make a formal assessment of the effectiveness of our internal control over financial reporting in connection with the filing of our annual reports. Additionally, once we cease to be an emerging growth company, we are required to include a report on internal control over financial reporting issued by our independent registered public accounting firm.
For as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following January 11, 2026, the fifth anniversary of the completion of Ivanhoe’s Initial Public Offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates
exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the prior three-year period. To the extent we choose not to use exemptions from various reporting requirements under the JOBS Act, or if we no longer can be classified as an “emerging growth company,” we expect that we will incur additional compliance costs, which will reduce our ability to operate profitably.
As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.
As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which we have elected to do.
We cannot predict if investors will find our Class A common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active market for our common stock, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.
As a public reporting company, we are subject to rules and regulations established from time to time by the SEC and the NYSE regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results, or report them in a timely manner.
We are a public reporting company subject to the rules and regulations established from time to time by the SEC and the NYSE. These rules and regulations require, among other things, that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Public company reporting obligations place a considerable burden on our financial and management systems, processes and controls, as well as on our personnel.
In addition, as a public company we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting, which requires us to document our internal control over financial reporting. Likewise, our independent registered public accounting firm will be required to provide an attestation report on the effectiveness of our internal control over financial reporting at such time as we cease to be an “emerging growth company,” as defined in the JOBS Act, if we are an “accelerated filer” or “large accelerated filer” at such time.
We expect to incur costs related to our internal control over financial reporting in the upcoming years to further improve our internal control environment. If we identify deficiencies in our internal control over financial reporting or if we are unable to comply with the requirements applicable to us as a public company, including the requirements of Section 404 of the Sarbanes-Oxley Act, in a timely manner, we may be unable to accurately report our financial results, or report them within the timeframes required by the SEC. If this occurs, we also could become subject to sanctions or investigations by the SEC or other regulatory authorities. In addition, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, or express an adverse opinion, investors may lose confidence in the accuracy and completeness of our financial reports, we may face restricted access to the capital markets and our stock price may be adversely affected.

The NYSE may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject SES to additional trading restrictions.
Currently, our Class A common stock and public warrants are listed on the NYSE under the symbols “SES” and “SES WS.” In order to continue the list of these securities on the NYSE, we are required to maintain certain financial, distribution and stock price levels. Generally, we are required to maintain a minimum market capitalization (generally $50,000,000) and a minimum number of holders of our securities (generally 300 public holders). If NYSE delists our securities from trading on its exchange and we are not able to list its securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter
market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•
a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since our Class A common stock and public warrants are listed on the NYSE, they are covered securities. However, if our securities were no longer listed on the NYSE, they would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
If our performance does not meet market expectations, the price of our securities may decline.
If our performance does not meet market expectations, the price of our Class A common stock may decline. Additionally, if an active market for our Class A common stock develops and continues, the trading price of SES common stock could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on an investment in SES Class A common stock and shares of our Class A common stock may trade at prices significantly below the price paid for them.
Factors affecting the trading price of our Class A common stock may include:

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

•	changes in the market’s expectations about its operating results;

•	success of competitors;

•	our operating results failing to meet market expectations in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning SES or the payments industry and market in general;

•	operating and stock price performance of other companies that investors deem comparable to SES;

•	our ability to market new and enhanced products on a timely basis;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A common stock available for public sale;

•	any significant change in our board or management;

•	sales of substantial amounts of our Class A common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

•
general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism including disruptions resulting from the conflict between Russia and Ukraine.

Broad market and industry factors may depress the market price of our Class A common stock irrespective of our operating performance. The stock market in general and the NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for EV battery stocks or the stocks of other companies which investors perceive to be similar to SES could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our Class A common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
Our public warrants may never be in the money, and they may expire worthless.
The exercise price for our warrants is $11.50
per-share
(subject to adjustment as described herein), which exceeds the market price of our Class A common stock, which was $8.21 per share based on the closing price of our Class A common stock on the NYSE on April 8, 2022. If all of our warrants were exercised in full for cash, we would receive an aggregate of approximately $163,453,330. We do not expect warrantholders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise, for so long as the warrants remain out-of-the money. There can be no assurance that the public warrants will ever be in the money prior to their expiration and, as such, the warrants may expire worthless.
We may redeem unexpired public warrants prior to their exercise at a time that is disadvantageous to the warrant holders, thereby making the warrants worthless.
We may redeem outstanding warrants (excluding any private placement warrants held by the Sponsor or its permitted transferees) at any time after they become exercisable and prior to their expiration, at $0.01 per warrant, provided that the last reported sales price (or the closing bid price of our Class A common stock in the event our Class A common stock is not traded on any specific trading day) of our Class A common stock equals or exceeds $18.00 per-share
for any 20 trading days within a 30
trading-day
period ending on the third business day prior to the date we send proper notice of such redemption, provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, there is an effective registration statement under the Securities Act covering the shares of our Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force a warrant holder: (i) to exercise its warrants and pay the exercise price therefore at a time when it may be disadvantageous for it to do so, (ii) to sell its warrants at the then-current market price when it might otherwise wish to hold its warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, will be substantially less than the market value of its warrants.

Warrants to purchase SES common stock became exercisable on March 3, 2022, which could increase the number of shares eligible for future resale in the public market and result in dilution to its stockholders.
As of the closing of the Business Combination, there were 14,213,280 warrants outstanding. Each warrant entitles its holder to purchase one share of Class A common stock at an exercise price of $11.50 per-share
(subject to adjustment as described herein) and will expire at 5:00 p.m., New York time, five years after the closing of the Business Combination or earlier upon redemption of our Class A common stock or our liquidation. To the extent warrants are exercised, additional shares of Class A common stock will be issued, which will result in dilution to our then existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of our Class A common stock.
The sale of all of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of Class A common stock issuable upon exercise of our warrants), or the perception that such sales may occur, may cause the market price of our securities to decline significantly.
The shares of Class A common stock offered for resale by the Selling Securityholders in this prospectus represent approximately 92% of our total Common Stock outstanding as of April 8, 2022 (assuming no exercise of any of our warrants). The sale of all of these securities in the public market, or the perception that holders of a large number of securities intend to sell their securities, could reduce the market price of our Class A common stock and public warrants.
Although certain of the Selling Securityholders, including the members of the SES Founder Group, the Sponsor and each other stockholder party to the Registration Rights Agreement, holding 80% of the total number of shares registered for resale hereunder, are currently prohibited from transferring any of their shares of common stock until the date that is 180 days following the Closing Date, once such resale restrictions end, the market price of our Class A common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them. The shares of Class A common stock held by the PIPE Investors are not subject to lock-up
restrictions. As such, sales of a substantial number of shares of our Class A common stock in the public market could occur at any time.
Furthermore, as previously disclosed, the Sponsor paid the nominal price of $0.004 per share for the shares of Class A common stock held by it and $1.50 per private placement warrant. The shares held by the Sponsor represent approximately 3.4% of the total outstanding shares of the Company’s common stock. As a result of these nominal prices compared with the market prices of our Class A common stock and public warrants, which as of April 8, 2022, were $8.21 per share and $1.78 per warrant, respectively, and the $10 per unit price paid in Ivahoe’s initial public offering, the Sponsor is likely to earn a positive return on its investment even if other holders of shares of Class A common stock, including our public stockholders, experience a negative return on their investment in the Company’s securities. As a result, the Sponsor may be incentivized to sell its securities when others are not.
Our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common stock.
The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts may publish about our business, our market, or our competitors. If no securities or industry analysts commence coverage of SES, our stock price would likely be less than that which would be obtained if we had such coverage and the liquidity, or trading volume of our common stock may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. If any analysts do cover SES, their projections may vary widely and may not accurately predict the results we actually achieve. The share price or our Class A common stock may decline our actual results do not match the projections of research analysts covering us. Similarly, if one or more of the analysts who write reports on SES downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of SES or fails to publish reports on us regularly, our share price or trading volume could decline.
The SES Founder Group is a large and significant stockholder and, as a result, we are a “controlled company”, which exempts us from certain obligations to comply with certain corporate governance requirements.
As of immediately following the Closing, the SES Founder Group owned approximately 13% of our outstanding common stock and 56.5% of the total voting power. Accordingly, we are a “controlled company” for purposes of the NYSE listing requirements. As such, we are exempt from the obligation to comply with certain corporate governance requirements, including the requirements that a majority of our board of directors must consist of independent directors, and that we have nominating and compensation committees that are each composed entirely of independent directors. These exemptions do not modify the requirement for a fully independent audit committee. If we cease to be a “controlled company,” we must comply with the independent board committee requirements as they relate to the nominating and compensation committees, subject to certain
“phase-in”
periods.
We are controlled or substantially influenced by the SES Founder Group, whose interests may conflict with other stockholders. The concentrated ownership of our Class A common stock could prevent stockholders from influencing significant decisions.
The SES Founder Group has the ability to control the outcome of most matters requiring stockholder consent. This was designed to help shepherd SES for long-term growth. Moreover, for so long as it holds at least a majority of SES’s outstanding common stock, the SES Founder Group has the ability, through the board of directors, to control decision-making with respect to SES’s business direction and policies. Matters over which the SES Founder Group, directly or indirectly, exercise control include:

•	the election of SES’s board of directors and the appointment and removal of our officers;

•
mergers and other business combination transactions requiring stockholder approval, including proposed transactions that would result in our stockholders receiving a premium price for their shares; and

•	amendments to SES’s certificate of incorporation or increases or decreases in the size of our board of directors.
Even if the SES Founder Group’s ownership subsequently falls below 50%, the SES Founder Group may continue to be able to strongly influence or effectively control our decisions.
We may be subject to securities litigation, which is expensive and could divert management’s attention.
The share price of our Class A common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. SES may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on its business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject us to significant liabilities.

USE OF PROCEEDS
All of the shares of Class A common stock and warrants offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $163,453,330 from the exercise of all public warrants and private placement warrants assuming the exercise in full of all such warrants for cash. Our warrants are currently “out-of-the money,” which means that the trading price of the shares of our Class A common stock underlying our warrants is below the $11.50 exercise price (subject to adjustment as described herein) of the warrants. For so long as the warrants remain “out-of-the money,” we do not expect warrantholders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. See the risk factor entitled “
Our public warrants may never be in the money, and they may expire worthless
” for more information.
Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.
The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.

MARKET PRICE OF OUR COMMON STOCK AND WARRANTS AND DIVIDEND INFORMATION
Market Price of Our Common Stock and Warrants
Trading of our common stock and warrants began on the NYSE on February 4, 2022, under the ticker symbol “SES” for common stock and “SES WS” for the warrants. Prior to the Business Combination, the Ivanhoe Units, Ivanhoe Class A Ordinary Shares and Ivanhoe Warrants traded under the ticker symbols “IVAN.U”, “IVAN” and “IVAN WS”, respectively, on the NYSE. On April 8, 2022, the closing sale price of our common stock was $8.21 per share and the closing price of our warrants was $1.78 per warrant.
Dividend Policy
We have not paid any cash dividends on our common stock to date and prior to the Business Combination, Ivanhoe had not paid any dividends on its ordinary shares. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our board of directors. Our ability to declare dividends may be limited by the terms of financing or other agreements

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information present the combination of the financial information of Ivanhoe and Old SES adjusted to give effect to the Business Combination and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X,
as amended by the final rule, Release
No. 33-10786.
The unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

•
the issuance and sale of 27,450,000 shares of our Class A common stock for a purchase price of $10.00 per share and an aggregate purchase price of $274.5 million pursuant to the Subscription Agreements; and

•	The Business Combination and other events contemplated by the Business Combination Agreement.
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 combines the historical balance sheet of Ivanhoe as of December 31, 2021 and the historical consolidated balance sheet of Old SES as of December 31, 2021 on a pro forma basis as if the Business Combination and other events contemplated by the Business Combination Agreement, summarized below had been consummated on December 31, 2021.
The unaudited pro forma condensed combined statement of operations and comprehensive loss for the twelve months ended December 31, 2021 combines the historical statement of operations of Ivanhoe and the historical consolidated statement of operations and comprehensive loss of Old SES for the twelve months ended December 31, 2021. The unaudited pro forma condensed combined statements of operations and comprehensive loss have been prepared on a pro forma basis as if the Business Combination and other events contemplated by the Business Combination Agreement, summarized below had been consummated on January 1, 2021, the beginning of the earliest period presented.
The unaudited pro forma condensed combined financial information does not necessarily reflect what the post-combination company’s financial condition or results of operations would have been had the Business Combination and related transactions occurred on the dates indicated. The pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:
Ivanhoe

•	historical audited financial statements of Ivanhoe as of and for the year ended December 31, 2021 which are included in the Company’s Annual Report on Form 10-K (the “Form 10-K”).
Old SES

•	historical audited consolidated financial statements of Old SES as of and for the year ended December 31, 2021.
and other information relating to Ivanhoe and Old SES included elsewhere in this prospectus, or in the Company’s public filings with the SEC.
The unaudited pro forma condensed combined financial information should also be read together with “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and other financial information included elsewhere in this prospectus.

Description of the Business Combination
On February 3, 2022, pursuant to the terms of the Business Combination Agreement and in connection with the closing of the Business Combination (the “Closing”), Ivanhoe migrated out of the Cayman Islands and domesticated as a Delaware corporation prior to the Closing (the “Domestication”) and changed its name to “SES AI Corporation” (“SES
,
” or the “Company”). Further, Amalgamation Sub merged with and into Old SES, with Old SES as the surviving company. As a result, Old SES became a wholly owned subsidiary of the Company. Upon the consummation of the Business Combination, the following occurred:

•
Each Old SES common stock, excluding shares held by the SES Founder Group, and each redeemable convertible preferred share that was outstanding immediately prior to the Closing was cancelled and converted into a number of fully paid and nonassessable shares of our Class A common stock equal to the Exchange Ratio, rounded down to the nearest whole number;

•
Each Old SES common stock held by the SES Founder Group that was outstanding immediately prior to the Closing was cancelled and converted into a number of fully paid and nonassessable shares of our Class B common stock equal to the Exchange Ratio, rounded down to the nearest whole number. The shares of our Class B common stock have the same economic rights as the shares of our Class A common stock, but each share of our Class B common stock is entitled to 10 votes, and each share of our Class A common stock is entitled to 1 vote, in each case, on each matter submitted for a vote of the our stockholders;

•
Each Old SES restricted share that was issued, outstanding and subject to restrictions (including vesting) immediately prior to the Closing was assumed by the Company and converted into a number of shares of restricted Class A common stock equal to the Exchange Ratio, rounded down to the nearest whole number, and are subject to the same terms and conditions as were applicable prior to the Closing; and

•
Each Old SES option that was outstanding immediately prior to the Closing, whether vested or unvested, was assumed by the Company and converted into an option to acquire our Class A common stock with the same terms except for the number of shares exercisable and the exercise price, each of which was adjusted using the Exchange Ratio, rounded down to the nearest whole number.

Other Events in connection with the Business Combination
Other events that took place in connection with the Business Combination are summarized below:

•
Old SES common stock and redeemable convertible preferred stock shareholders and Old SES option and restricted shareholders received 29,999,947 earn-out
shares of our Class A common stock (valued at $10.00 per share), including 23,691,182 shares of our Class A common stock (the
“Earn-out
Shares”) issued for the benefit of the former holders of Old SES common and redeemable convertible preferred stock, 2,308,969 shares of restricted Class A common stock (the
“Earn-out
Restricted Shares”) issued to Old SES option holders and
pre-Closing
recipients of Old SES restricted shares and 3,999,796 shares of our Class B common stock issued to the SES Founder Group (“Founder
Earn-out
Shares”). The
Earn-Out
Shares and the Founder
Earn-Out
Shares (collectively, the “Escrowed
Earn-Out
Shares”) were placed into escrow at the Closing and shall vest on the date that the closing price of shares of our Class A common stock is equal to or greater than $18.00 during the period beginning on the date that is one year following the Closing of the Business Combination and ending on the date that is five years following the Closing. The
Earn-Out
Restricted Shares are subject to vesting based on the same terms as the
Earn-Out
Shares and are also subject to forfeiture if such recipient’s service with us terminates prior to the vesting.

•
6,900,000 shares of Ivanhoe’s Class B ordinary shares (the “Sponsor
Earn-Out
Shares”) held by Ivanhoe Capital Sponsor LLC’s (the “Sponsor”) converted, on a one-for-one
basis, into shares of Ivanhoe Class B common stock upon Domestication and, immediately following the Domestication,

converted into Ivanhoe Class A common stock and at Closing converted into an equal number of Class A common stock. The equivalent Class A common stock of SES are legally issued and outstanding. These Sponsor
Earn-out
Shares are subject to the certain transfer restrictions and forfeiture terms following the Closing and released as follows:

•	20% are subject to transfer restrictions until the date that is 180 days after the Closing (“Tranche 1”);

•
20% are subject to transfer restrictions until SES’s closing stock price equals or exceeds $12.00 for 20 out of 30 consecutive trading days following the date that is 150 days after the Closing (“Tranche 2”);

•
20% are subject to transfer restrictions until SES’s closing stock price equals or exceeds $14.00 for 20 out of 30 consecutive trading days following the date that is 150 days after the Closing (“Tranche 3”);

•
20% are subject to transfer restrictions until SES’s closing stock price equals or exceeds $16.00 for 20 out of 30 consecutive trading days following the date that is 150 days after the Closing (“Tranche 4”); and

•
20% are subject to transfer restrictions until SES’s closing stock price equals or exceeds $18.00 for 20 out of 30 consecutive trading days following the date that is 150 days after the Closing (“Tranche 5”).

If there is a change in control of SES at a per share value of greater than $18.00, then 100% of the Sponsor
Earn-Out
Shares will be released from these transfer restrictions, however if the per share value is less than $18.00 upon a change in control, then these Sponsor
Earn-out
Shares will be released on a pro rata basis and any Sponsor
Earn-Out
Shares not released pursuant to the preceding sentence will be forfeited and cancelled.
As a result, all holders of Old SES common stock, options and restricted shares received shares of our Class A and Class B common stock, after giving effect to the Exchange Ratio, resulting in 264,495,644 shares of our Class A common stock, including 26,000,151
Earn-Out
Shares in the form of Class A common stock issued (including 23,691,182 shares issued and held in escrow for the benefit of the former holders of Old SES common and redeemable convertible preferred stock and 2,308,969 shares issued to Old SES option holders and pre-Closing
recipients of SES restricted shares), 2,273,727 restricted shares of our Class A common stock issued at Closing to pre-Closing
recipients of Old SES restricted shares and 43,881,251 shares of our Class B common stock issued and outstanding, including 3,999,796 Founder
Earn-Out
Shares issued and held in escrow. Additionally, 20,748,976 shares are reserved for the potential future issuance of our Class A common stock upon the exercise of SES stock options.
In connection with the Closing, Ivanhoe and Continental Stock Transfer & Trust Company (“Continental”), Ivanhoe’s warrant agent, amended and restated its existing Warrant Agreement, dated as of January 6, 2021 (as amended and restated, the “Amended and Restated Warrant Agreement” and, such amendment, the “Warrant Amendment”), pursuant to which certain changes were implemented that resulted in the Ivanhoe IPO Warrants (as defined in Exhibit 4.1 (the Warrant Amendment) of the Form
10-K)
being accounted for as equity within the balance sheet of Ivanhoe, immediately prior to the Closing, instead of as a liability measured at fair value with non-cash
fair value adjustments recorded in earnings at each reporting period. On February 1, 2022, the warrant holders of Ivanhoe approved and consented to the Warrant Amendment. Such Ivanhoe IPO Warrants will be assumed by SES and will be accounted for as an equity instrument following the Closing.
Accounting Treatment of the Business Combination
The Business Combination will be accounted for as a reverse recapitalization in conformity with GAAP. Under this method of accounting, Ivanhoe has been treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Old SES stockholders comprising a relative majority of the voting power of SES and having the ability to designate a majority of the board of directors of SES, Old SES’s operations prior to the acquisition comprising the only ongoing operations of SES, and Old SES’s senior management comprising a majority of the senior management of SES. Accordingly, for accounting purposes, the financial statements of SES will represent a continuation of the financial statements of Old SES with the Business Combination being treated as the equivalent of Old SES issuing stock for the net assets of Ivanhoe, accompanied by a recapitalization. The net assets of Ivanhoe will be stated at historical costs, with no goodwill or other intangible assets recorded.
As mentioned above, Old SES option holders and
pre-Closing
recipients of Old SES restricted shares received their
Earn-Out
Shares in the form of restricted shares of SES at Closing, and are subject to vesting based on the same terms as the
Earn-Out
Shares and are subject to forfeiture if such
pre-Closing
restricted share recipients’ service with SES terminates prior to the vesting. These restricted shares are accounted for as equity awards issued to employees subject to time and market vesting conditions. The
Earn-Out
shares issued to SES shareholders upon achievement of vesting condition will be classified as an equity instrument as it would be indexed to the common stock of SES. See Note 4 for further information.
The Sponsor
Earn-Out
Shares under Tranche 2 to Tranche 5 which are contingently forfeitable as mentioned above will be accounted for as a derivative liability because the earn back events that determine the number of shares issuable upon settlement include events that are not solely indexed to the fair value of common stock of SES. See Note 5 for further information.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X,
as amended by the final rule, Release
No. 33-10786.
The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that provide relevant information consistent with GAAP necessary for an illustrative understanding of SES upon consummation of the Business Combination. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of SES following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent SES management’s estimates based on information available as of the date of this unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed.
The unaudited pro forma condensed combined information contained herein reflects Ivanhoe shareholders’ approval of the Business Combination on February 3, 2022 and that Ivanhoe public shareholders holding 22,455,850 shares have elected to redeem their shares for cash prior to Closing.
The following summarizes the pro forma Class A and Class B common stock issued and outstanding immediately after the Closing:

	Pro Forma Combined
	Shares	%
SES stockholders (other than the SES Founder Group) — Class A common stock (1)	264,495,644	76.0%
SES Founder Group — Class B common stock (2)	43,881,251	12.6%
PIPE Investors — Class A common stock (3)	27,450,000	7.9%
Ivanhoe stockholders — Class A common stock	5,144,150	1.5%
Ivanhoe Capital Sponsor LLC — Class A common stock (4)	6,900,000	2.0%

Total Shares at Closing (excluding shares described below)	347,871,045	100.0%

(1)
Old SES stockholders, option holders and restricted shareholders, after considering 23,691,182
Earn-Out
Shares issued for the benefit of the former holders of Old SES common and redeemable convertible preferred stock, 2,273,727 restricted shares issued at Closing to pre-Closing
recipients of SES restricted share and 2,308,969
Earn-Out
Restricted Shares issued to Old SES option holders and
pre-Closing
recipients of Old SES restricted share, but excluding their 6,700,000 shares of our Class A common stock purchased in the PIPE Financing (see note 3 below), will own 88.6% of SES’s total common stock issued and outstanding at Closing .

(2)
Class B common stock issued to the SES Founder Group, which carry 10 votes per share, and allow the SES Founder Group to have approximately 59.1% of the total voting power of the Company’s capital stock, after considering the 3,999,796 Founder
Earn-Out
Shares issued and held in escrow at Closing.

(3)	Includes 6,700,000 shares of our Class A common stock issued to Old SES stockholders that participated in the PIPE Financing.
(4)	Subject to certain transfer restrictions and/or forfeiture terms as described above.
The unaudited pro forma condensed combined balance sheet and statements of operations and comprehensive loss are based on the assumption that there are no adjustments for 20,748,976 shares reserved for the potential future issuance of our Class A common stock upon the exercise of SES stock options upon the consummation of the Business Combination, as such events have not yet occurred.
If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information will be different and those changes could be material.

Unaudited Pro Forma Condensed Combined Balance Sheet
As of December 31, 2021
(in thousands)

	December 31, 2021
	Ivanhoe (Historical)	Old SES (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$117	$160,497	$276,058	A	$445,850
			(9,660)	B
			(17,758)	C
			(12,231)	D
			274,500	F
			(20)	L
			(224,608)	O
			(1,045)	R
Receivable from related party	—	7,910	—		7,910
Prepaid expenses and other current assets	609	1,563	—		2,172

Total current assets	726	169,970	285,236		455,932
Investments held in Trust Account	276,058	—	(276,058)	A	—
Property and equipment, net	—	12,494	—		12,494
Intangible assets, net	—	1,626	—		1,626
Restricted cash	—	475	—		475
Deferred offering costs	—	5,711	(5,711)	C	—
Other assets	—	3,077	—		3,077

Total Assets	$276,784	$193,353	$3,467		$473,604

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$89	$4,712	$10,674	C	$15,591
			(2,163)	C
			2,279	D
Accrued compensation	—	2,117	—		2,117
Strategic premium liability related to an investor	—	—	7,493	F	7,493
Accrued expenses and other current liabilities	796	4,156	(214)	C	4,117
			(621)	D
Due to related party	20	—	(20)	L	—

Total current liabilities	905	10,985	17,428		29,318
Accrued liabilities	4,889	—	(4,889)	D	—
Convertible note — related party	1,153	—	(1,153)	R	—
Deferred underwriting commissions	9,660	—	(9,660)	B	—
Derivative warrant liabilities	25,324	—	(25,324)	Q	—
Other liabilities	—	749	—		749
Strategic premium liability related to an investor, long-term	—	—	11,239	F	11,239
Sponsor earn out liability	—	—	36,393	M	36,393

Total liabilities	41,931	11,734	24,034		77,699

December 31, 2021
	Ivanhoe (Historical)	Old SES (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Commitments and contingencies
Redeemable convertible preferred stock	—	269,941	(269,941)	H	—
Class A ordinary shares, subject to possible redemption	276,000	—	(276,000)	E	—
Class A common stock, subject to possible redemption	—	—	276,000	E	—
			(276,000)	G
Stockholders’ equity (deficit):
Class A ordinary shares	—	—	—	E	—
Class A common stock	—	—	—	E	28
			3	F
			3	G
			21	H
			1	I
			6	J
			(2)	O
			(4)	P
Class B ordinary shares	1	—	(1)	E	—
Class B common stock	—	—	1	E	4
			(1)	I
			4	P
SES common stock	—	—	—	J	—
Additional paid-in capital	—	5,604	(31,766)	C	491,018
			(14,750)	D
			274,497	F
			(18,732)	F
			275,997	G
			269,920	H
			(6)	J
			(41,148)	K
			(36,393)	M
			7,077	N
			(224,606)	O
			25,324	Q
Accumulated other comprehensive income (loss)	—	367	—		367
Accumulated deficit	(41,148)	(94,293)	5,750	D	(95,512)
			41,148	K
			(7,077)	N
			108	R

Total stockholders’ equity (deficit)	(41,147)	(88,322)	525,374		395,905

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$276,784	$193,353	$3,467		$473,604

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss
For the twelve months ended December 31, 2021
(in thousands, except share and per share data)

	Twelve months ended December 31, 2021
	Ivanhoe (Historical)	Old SES (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Research and development	$—	$15,514	$1,182	AA	$23,182
			13,979	BB
			(7,493)	BB
General and administrative	7,238	16,492	11,681	AA	29,661
			(5,750)	CC
General and administrative expenses — related party	120	—	(120)	DD	—

Total operating expenses	7,358	32,006	13,479		52,843
Loss from operations	(7,358)	(32,006)	(13,479)		(52,843)
Other income (expense), net:
Interest income	—	248	—		248
Other (expense) income, net	—	528	(7,077)	EE	(6,549)
Income from investments held in Trust Account	58	—	(58)	FF	—
Change in fair value of convertible note — related party	(208)	—	—		(208)
Change in fair value of derivative warrant liabilities	(3,177)	—	3,177	GG	—
Offering costs — derivative warrant liabilities	(855)	—	855	GG	—

Other income (expense), net	(4,182)	776	(3,103)		(6,509)

Loss before provision of income taxes	(11,540)	(31,230)	(16,582)		(59,352)
Provision for income taxes	—	(25)	—		(25)

Net loss	(11,540)	(31,255)	(16,582)		(59,377)
Other comprehensive loss:
Foreign currency translation adjustment	—	234	—		234

Net and comprehensive loss	$(11,540)	$(31,021)	$(16,582)		$(59,143)

Net loss per share — New SES Class A and Class B common stock — basic and diluted	—	—	—		$(0.19)
Weighted-average New SES Class A and Class B common stock outstanding — basic and diluted	—	—	—		310,077,371
Net loss per share of Ivanhoe Class A ordinary shares — basic and diluted	$(0.34)	—	—		—
Weighted average shares of Ivanhoe Class A ordinary shares outstanding, subject to possible redemption — basic and diluted	26,843,836	—	—		—
Net loss per share of Ivanhoe Class B ordinary shares — basic and diluted	$(0.34)	—	—		—
Weighted average shares of Ivanhoe Class B ordinary shares outstanding — basic and diluted	6,875,342	—	—		—
Net loss per Old SES common stock — basic and diluted	—	$(3.04)	—		—
Weighted average shares of Old SES common stock outstanding — basic and diluted	—	10,296,872	—		—
See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation
The Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, Ivanhoe has been treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Old SES issuing stock for the net assets of Ivanhoe, accompanied by a recapitalization. The net assets of Ivanhoe will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Old SES in future reports of SES.
The unaudited pro forma condensed combined balance sheet as of December 31, 2021 gives pro forma effect to the Business Combination and other events contemplated by the Business Combination Agreement as if these transactions had been consummated on December 31, 2021. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the twelve months ended December 31, 2021 give pro forma effect to the Business Combination and other events contemplated by the Business Combination Agreement as if these transactions had been consummated on January 1, 2021.
The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes:
Ivanhoe

•	historical audited financial statements of Ivanhoe as of and for the year ended December 31, 2021, which are included in the Form 10-K.
Old SES

•	historical audited consolidated financial statements of SES as of and for the year ended December 31, 2021.
and other information relating to Ivanhoe and Old SES included elsewhere in this prospectus.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination and other events contemplated by the Business Combination Agreement. SES management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of filing of this prospectus. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. SES management considers this basis of presentation to be reasonable under the circumstances.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and other events contemplated by the Business Combination Agreement and has been prepared for informational purposes only.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release
No. 33-10786
replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”).

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 were as follows:

(A)
Reflects the liquidation and reclassification of $276.0 million of investments held in the Trust Account to cash and cash equivalents that becomes available at the Closing prior to redemption. See Note (O) below for actual redemptions in connection with the Closing.

(B)	Reflects the repayment and settlement of deferred underwriter commission liability of $9.7 million.

(C)
Represents estimated direct and incremental transaction costs of $31.8 million for financial advisory, legal, accounting and other professional services incurred by Old SES prior to, or concurrent with the Closing. Such costs are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to SES’s additional paid-in-capital
(“APIC”). Of $31.8 million, $3.3 million was paid during the twelve months ended December 31, 2021, $17.8 million was paid subsequent to December 31, 2021 and $10.7 million remained unpaid at the time of Closing. As of December 31, 2021, Old SES recorded $5.7 million as deferred offering costs, of which $3.3 million was paid during the twelve months ended December 31, 2021 and $2.4 million remained unpaid as of that date and has been reflected in the historical financial statements.

(D)
Represents estimated direct and incremental transaction costs of $14.8 million for financial advisory, legal, accounting and other professional services incurred by Ivanhoe prior to, or concurrent with the Closing. Such costs are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to SES’s APIC. Of $14.8 million, $0.3 million was paid during the twelve months ended December 31, 2021, $12.2 million was paid subsequent to December 31, 2021 and $2.3 million remained unpaid as of the date of Closing. During the twelve months ended December 31, 2021, Ivanhoe expensed $5.8 million as General and administrative costs, of which $0.3 million was paid during the twelve months ended December 31, 2021 and $5.5 million remained unpaid as of December 31, 2021 and has been reflected in the historical financial statements. This amount was adjusted as a pro forma adjustment in the above pro forma financial statements. See Note (CC) below.

(E)	Reflects conversion of Ivanhoe’s Class A ordinary shares and Class B ordinary shares into Ivanhoe’s Class A common stock and Class B common stock upon Domestication.

(F)
Reflects the proceeds of $274.5 million from the issuance and sale of 27.45 million shares of Class A common stock at $10.00 per share pursuant to the Subscription Agreements entered into in connection with the PIPE Financing. In relation to a PIPE Financing by a strategic investor, SES will provide certain benefits to such strategic investor pursuant to a development agreement entered between such strategic investor and SES which is over and above the value that would be expected to be realized from the equity investment itself. We believe that SES is providing additional benefits in the form of funded research and development activities (“R&D Activities”) to the strategic investor which is over and above the value that would be expected to be realized from the equity investment itself. Thus, the sale of the shares of Class A common stock to such strategic investor reflects a higher price (the “strategic premium”) than a market participant who did not receive these strategic benefits would be willing to pay. As a result, SES has allocated on a relative fair value basis the relevant proceeds between the shares of Class A common stock and the strategic premium, resulting in an estimated $18.7 million of strategic premium which is recorded as a liability in the unaudited pro forma condensed combined balance sheet. Of the total $18.7 million, $7.5 million was classified as short-term liability and $11.2 million was classified as long-term liability. Based on the nature of the strategic premium it has been treated for accounting purposes as a payment for research and development efforts. SES will amortize the strategic premium liability over the estimated period of the development agreement with the investor which is 2.5 years. Such amortization would be recorded as an offset to research and development expense. See Note (BB) below.

In deciding how to account for the value of the strategic premium allocated to the R&D Activities, we concluded that:

(i)
the R&D Activities do not amount to a Collaboration Agreement under the scope of ASC 808,
Collaboration Agreements
, as neither of the parties are exposed to significant risks and rewards of the activities contemplated under the R&D Activities, and under no circumstances would we be required to repay or refund of any money whatsoever to the strategic investor irrespective of the outcome of the research and development efforts; and

(ii)
the strategic investor would not be considered our customer under ASC 606,
Revenue from Contracts with Customer
, because activities performed under the R&D Activities are not SES’s ordinary activities of producing and distributing goods or services at prices that would enable us to pay for cost of the goods and services used and to provide a return to our investors; rather, such arrangements are commonplace with the goal of establishing a strategic collaboration to further explore the potential to exploit our and strategic investor’s existing technology.

All operating costs and capital expenses related to the R&D Activities will be recorded as research and development expenses as it would meet the definition of such costs under ASC 730,
Research and Development
. We applied the guidance in ASC
410-30-45-4
by analogy, which states that
“credits arising from recoveries of environmental losses from other parties shall be reflected in the same income statement line.”
Further, based on the nature of the strategic premium, it is considered as the strategic investor’s contribution or payment for its share of research and development. As a result, we concluded to record the amortization of the strategic premium as an offset to research and development expenses, which will be amortized over the initial estimated term of the R&D Activities of 30 months and will accrue to the investor over those 30 months.

(G)	Reflects the reclassification of Ivanhoe’s Class A common stock subject to possible redemption to permanent equity immediately prior to the Closing.

(H)	Reflects the conversion of Old SES redeemable convertible preferred stock into Class A common stock pursuant to the conversion rate effective immediately prior to the Effective Time.

(I)	Reflects the conversion of Ivanhoe’s 6,900,000 shares of Class B common stock into shares of Class A common stock concurrent with the Closing.

(J)	Reflects the recapitalization of common shares between Old SES’s common stock, the Company’s Class A common stock and APIC.

(K)	Reflects the elimination of Ivanhoe’s historical retained earnings.

(L)	Reflects the repayment and settlement of Ivanhoe’s related party liability.

(M)
Reflects the fair value of the Sponsor
Earn-Out
Shares contingently issuable to the Sponsor as of the Closing. The fair value was determined based on information available as of the date of these unaudited pro forma condensed combined financial information. Refer to Note 5 below for more information.

(N)	Reflects the transaction costs allocated to Sponsor Earn-out Shares derivative liability and the strategic premium liability and expensed immediately as other expense at Closing. See Note (EE) below.

(O)
Reflects the redemptions of 22,455,850 public shares of Ivanhoe Class A common stock for $224.6 million allocated to common stock and APIC, using a par value of $0.0001 per share at a redemption price of approximately $10.00 per share (based on the fair value of marketable securities held in the trust account as of the date of closing of $276.1 million).

(P)	Reflects the conversion of SES Founder Group shares of Class A common stock into shares of Class B common stock concurrent with the Closing.

(Q)
Reflects the reclassification of Ivanhoe IPO Warrants (as defined elsewhere in this prospectus) from liability to equity upon amendment of the Warrant Agreement dated January 6, 2021 concurrently with the Closing on February 3, 2022, as they meet the equity classification criteria under ASC Subtopic
815-40.
See Note (GG) below.

(R)	Reflects the repayment and settlement of convertible note — related party upon closing.
Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
The adjustments included in the unaudited pro forma condensed combined statements of operations for the twelve months ended December 31, 2021 were as follows:

(AA)
Represents the stock-based compensation charge related to the restricted shares granted to Old SES option holders at Closing which will be subject to vesting based on the same terms as the
Earn-Out
Shares and will also be subject to forfeiture if such option holder’s service with SES terminates prior to the vesting. The grant date fair values of these equity awards were determined using Monte Carlo simulation valuation model. See Note 4 below for further information.

(BB)
Represents estimated incremental research and development expense related to the development agreement with the strategic investor and amortization of strategic premium liability over the estimated period of the development agreement with the strategic investor. See Note (F) above.

(CC)	Reflects elimination of direct and incremental transaction costs which were expensed by Ivanhoe during the twelve months ending December 31, 2021. See Note (D) above.

(DD)
Reflects elimination of Ivanhoe’s historical general and administrative expenses — related party charge related to fee paid to Ivanhoe’s Sponsor for office space, utilities, secretarial and administrative support services, that will cease upon consummation of the Business Combination.

(EE)	Reflects the transaction costs allocated to Sponsor shares derivative liability and the strategic premium and expensed immediately as other expense at Closing. See Note (N) above.

(FF)	Reflects elimination of income earned by Ivanhoe investments held in Trust Account.

(GG)	Reflects elimination of fair value changes and offering costs related to Ivanhoe IPO warrants upon change in their classification from liability to equity. See Note (Q) above.

3.	Loss per share
Represents the net loss per share calculated using the historical weighted average shares outstanding and the issuance of new shares in connection with the Business Combination and other related events, assuming such new shares were outstanding since January 1, 2021. As the Business Combination is being reflected as if it had occurred as of January 1, 2021, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes the shares issued in connection with the Business Combination have been outstanding for the entire periods presented. The shares of Class A common stock redeemed by Ivanhoe’s public stockholders are eliminated as of January 1, 2021. Outstanding options and Ivanhoe warrants are anti-dilutive and are not included in the calculation of diluted net loss per share.
Old SES common stock and preferred stock shareholders, Old SES option holders and restricted shareholders are entitled to receive 29,999,947
Earn-out
Shares, consisting of 27,690,978 shares for Old SES common stock and preferred stock shareholders and 2,308,969 shares for Old SES option holders and restricted shareholders, subject to achieving certain share price targets of SES as described in Note 4 below. Because the

Earn-out
Shares are contingently issuable based upon the share price of SES reaching specified thresholds that have not been achieved, the
Earn-out
Shares have been excluded from basic and diluted pro forma net loss per share. Additionally, 5,520,000 Ivanhoe’s Sponsor
Earn-out
Shares are excluded from basic and diluted pro forma net loss per share as they are also contingently issuable subject to certain transfer restrictions and forfeiture terms as described in Note 5 below.
The unaudited pro forma condensed combined financial information has been prepared based on the following information:

Twelve Months Ended December 31, 2021
(in thousands, except share and per share amounts)
SES Pro Forma net loss	$(59,377)
SES Weighted average shares outstanding — basic and diluted	310,077,371
SES net loss per share — basic and diluted (1)	$(0.19)
SES weighted average shares outstanding — basic and diluted
Old SES stockholders (other than SES Founder Group) — Class A common stock	236,221,766
SES Founder Group — Class B common stock	39,881,455
PIPE Investors — Class A common stock	27,450,000
Ivanhoe stockholders — Class A common stock	5,144,150
Ivanhoe Capital Sponsor LLC — Class A common stock	1,380,000

Total	310,077,371

(1)
The following outstanding shares of common stock equivalents were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect:

Twelve Months Ended December 31, 2021
Options and restricted shares to purchase Class A common stock by Old SES stockholders	23,022,703
Ivanhoe public warrants to purchase Class A common stock	9,200,000
Ivanhoe Capital Sponsor LLC private placement warrants to purchase Class A common stock	5,013,333

Total	37,236,036

4.	SES Earn-Out Shares
Old SES common stock shareholders, redeemable convertible preferred stock shareholders, Old SES option and restricted shareholders are entitled to receive 29,999,947 earn-out
shares of SES common stock in the aggregate if the closing price of shares of Class A common stock of SES is equal to or greater than $18.00 during the period beginning on the date that is one year following the closing of the Business Combination and ending on the date that is five years following the Closing. Old SES option holders and restricted shareholders received their
Earn-Out
Restricted Shares at Closing, which are subject to vesting based on the same terms as the
Earn-Out
Shares and are subject to forfeiture if such recipients’ service with SES terminates prior to the vesting.
The
Earn-Out
Shares to be issued to Old SES common stock and preferred stock shareholders upon achievement of vesting condition will be classified as an equity instrument at inception and recorded at fair value as it would be indexed to the common stock of SES.

The
Earn-Out
Restricted Shares issued to Old SES option and restricted shareholders will be accounted for as equity awards issued to employees subject to time and market vesting conditions.
The aggregate estimated grant date fair value of the
Earn-Out
Restricted Shares to Old SES option and restricted shareholders is $15.8 million. The estimated grant date fair value of
Earn-Out
Restricted Shares is determined by using the Monte Carlo Simulation valuation model and the assumptions below. The valuation models incorporated the following key assumptions:

Restricted Earn-Out Shares
Expected stock price	$7.68
Expected volatility	81.0%
Risk-free rate	1.63%
Expected term (in years)	5.0
Expected stock price
: The price of Class A common stock as of the valuation date was simulated from the Closing Date through the end of the earn-out
period following Geometric Brownian Motion.
Expected volatility
: The volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to SES’s business corresponding to the expected term of the awards.
Risk-free interest rate
: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon
U.S. Treasury notes with maturities corresponding to the expected five-year term of the earn-out
period.
Expected term
: The expected term is the five-year term of the
earn-out
period.
The derived service period under the Monte Carlo Simulation models was determined based on the median vesting time for the simulations that achieved the vesting hurdle. Stock-based compensation expense related to these restricted shares is recognized on a straight-line basis over the over the derived service period which is 1.23 years.

5.	Sponsor Earn-Out Shares
The Sponsor
Earn-Out
Shares are subject to
lock-up
restrictions as mentioned above. Sponsor
Earn-out
Shares under Tranche 1 will be accounted for as equity because they are legally owned by the Sponsor and is subject only to transfer restrictions that lapse 180 days after the Closing and are considered outstanding shares, however Sponsor
Earn-Out
Shares under Tranche 2 to Tranche 5 are expected to be accounted for as derivative liability classified instruments because the earn-out
triggering events that determine the number of Sponsor
Earn-Out
Shares to be earned back by the Sponsor include events that are not solely indexed to the common stock of SES.
The preliminary estimated fair value of the Sponsor
Earn-Out
Shares is $36.4 million. The preliminary estimated fair value of the Sponsor
Earn-Out
Shares was determined using a Monte Carlo simulation valuation model using the following assumptions:

Sponsor Earn-Out Shares
Expected stock price	$7.68
Expected volatility	81.0%
Risk-free rate	1.63%
Expected term (in years)	5.0

Expected stock price
: The price of Class A common stock as of the valuation date was simulated from the Closing Date through the end of the earn-out
period following Geometric Brownian Motion.
Expected volatility
: The volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to SES’s business corresponding to the expected term of the awards.
Risk-free interest rate
: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon
U.S. Treasury notes with maturities corresponding to the expected five- year term of the earn-out
period.
Expected term
: The expected term is the five-year term of the
earn-out
period.

BUSINESS
Overview
We are a global leader in the development and initial production of high-performance, Lithium-Metal
(“Li-Metal”)
rechargeable batteries for electric vehicles and other applications.
Since our founding in 2012, we have been committed to developing the world’s most advanced EV batteries. Our
Li-Metal
batteries have been designed to combine the high energy density of
Li-Metal
with cost-effective, large-scale manufacturability of conventional Lithium-ion (“Li-ion”) rechargeable batteries. The results of tests undertaken by third party testing facilities, under instructions provided by Ivanhoe Capital Acquisition Corp. and SES, demonstrate industry-leading
Li-Metal
energy density, performance and safety.
We believe that our
Li-Metal
batteries demonstrate industry-leading density and performance and will:

•	deliver a step-change in energy density to deliver a lightweight and compact battery, and substantially eliminate range anxiety of EVs;

•	provide fast-charge capability to reduce charging times significantly, to a charge of 80% in less than 15 minutes;

•	incorporate advanced artificial intelligence (“AI”) powered safety management software, which will accurately monitor state of health of the battery and apply appropriate self-healing protocols;

•	use similar manufacturing processes as required for Li-ion, but is expected to be substantially less costly than conventional Li-ion at scale due to Li-Metal’s high energy density;

•	achieve rapid market adoption due to our strategic partnerships, including with leading global OEMs, such as GM, Hyundai and Honda;

•
capitalize on the innovation occurring in
Li-ion,
including improvements in energy density, manufacturing efficiency and cost reduction, as
Li-Metal
shares similar cathode and manufacturing process with
Li-ion.

We have developed what we believe to be the world’s most advanced
Li-Metal
battery technology, and we have the management team in place to become a leading provider of batteries. Our third-party tested, differentiated battery technology is designed for manufacturing at scale, and will help to promote the transition from the global dependence on fossil fuel-based automotive vehicles to clean and efficient EVs. SES is supported by strategic and financial investors, including energy and chemicals conglomerate SK Inc. (“SK”), mining and manufacturing company Tianqi Lithium HK Co. Ltd. (“Tianqi”), semiconductor equipment manufacturer Applied Materials, Inc., investment firms Vertex Ventures Holdings (“Vertex”) and Temasek Holdings Limited (“Temasek”), affiliates of automotive suppliers LG Corporation and Foxconn Technology Group, and global OEMs GM, Hyundai, Honda, Geely Auto Group and SAIC Motors. Among that group, each of GM, Hyundai and Honda are parties to existing joint development agreements (“JDAs”) with SES. Our headquarters are located in Boston, and most of our executive management is located in the United States. Our operating facilities are located in Boston and Shanghai, and we may build additional facilities in these or other locations.
Industry and Market
The Energy Transition
Worldwide electrification is now a clear focus area, with many governments, businesses and investors around the world making commitments to change. The global energy transition will present an expansive commercial opportunity for rechargeable batteries, particularly in the automotive sector. The global number of passenger EVs sold is expected to grow from approximately $2.7 million in 2020 to approximately 90 million EVs in 2040, with the EV battery market expanding from approximately $19 billion to approximately $350 billion in the same period. New battery technology that drives costs down and increases energy density, like ours, will be the key to unlocking this opportunity.

Global Commitment to Electrification
As an impetus to global electrification efforts, several governments and leading global OEMs alike have announced robust electrification goals, precipitating imminent change. Below is a list of targets set forth, or investments already made, by countries and automobile manufacturers in their efforts to move toward vehicle electrification.
Governments
North America

•	Canada: All new light-duty cars and passenger trucks sold to be zero-emission by 2035.

•	United States: $174 billion proposed to boost the EV market and halve greenhouse gas emissions by 2030.
Europe and Middle East

•	Denmark: Denmark has urged the European Union to ban the sale of all petrol and diesel cars by 2040.

•	Finland: 30% market share for EVs by 2030, including personal vehicles, trucks and buses.

•	France: Ban on gasoline and diesel vehicle sales by 2040.

•	Germany: 10 million EVs and one million electric car charge points by 2030.

•	Iceland: Reduce carbon emissions by 40% by 2030 and become carbon-neutral by 2040.

•	Ireland: Ban on sales of new petrol and diesel cars by 2030 and become carbon neutral by 2050.

•	Israel: Eliminate imports of gas and diesel vehicles and coal-fired electricity generation by 2030.

•	Netherlands: All new petrol and diesel cars to be emission free by 2030.

•	Norway: EVs to account for 100% of all car sales by 2025 (already accounting for 58% of all car sales in March 2019).

•	United Kingdom: Ban on selling new petrol, diesel or hybrid cars by 2035.
Asia Pacific

•	Australia: A$1.9 billion investment package already approved, including A$1.6 billion for renewable energy.

•	China: 20% of new cars sold by 2025 to be electrified.

•	India: Various regulatory programs to increase EV sales to 30% of total new cars by 2030.

•	Japan: All new passenger cars sold to be electric or hybrid by the mid-2030s.

•	Singapore: Phase out petrol and diesel vehicles by 2040.

•	South Korea: 33% of new vehicle sold to be electric or hydrogen-fueled by 2030.
Leading Global OEMs

•	GM: Launch more than 30 new EV models by 2025 and sell only zero-emission light-duty vehicles by 2035.

•	Hyundai: Fully electrify lineup in major global markets by 2040.

•	Toyota: 70% of vehicle sales to be from EVs in 2030.

•	Ford: Invest $29 billion in EVs and autonomous vehicles by 2025 and become carbon neutral by 2050.
Investors
Beyond government and corporate action, many investors around the world have increasingly focused on the energy transition as an investment opportunity and have poured record amounts into funds aimed at helping the environment. For example, from January through November 2020, investors in mutual funds and ETFs invested $288 billion globally in sustainable assets, a 96% increase over the whole of 2019, and certain investors have called on companies to disclose a plan for how their business model will be compatible with a net-zero
economy. Moreover, EVs have become increasingly popular among consumers, who increased their spending on EVs to $120 billion in 2020, a 50% increase from 2019, according to the International Energy Agency’s “Global EV Outlook 2021.”
Total Addressable Market
Thanks to these public and private sector efforts, the global market for EV batteries is anticipated to experience substantial growth characterized by increasing battery pack sizes and decreasing costs. This will be driven by growing EV adoption, as the global number of passenger EVs sold is expected to rise from approximately 2.7 million in 2020 to approximately 90 million in 2040. During this same period, the average battery pack size is projected to increase from 45 kWh / EV to 56 kWh / EV, while the cost of each EV battery pack is anticipated to fall from $150 / kWh to $70 / kWh. The resulting rise in demand for EV batteries is predicted to increase the total addressable market from its 2020 size of approximately $19 billion to an expected approximate $350 billion in 2040. We believe that our superior technology will allow us to play a leading role in this process, while creating value for both our stockholders and society at large.
Our Story
Our company was founded in 2012 by Dr. Qichao Hu through his work in the laboratory of Dr. Donald Sadoway, an accomplished professor of materials chemistry at the Massachusetts Institute of Technology (“MIT”). The following year, SES was newly formed based on the work begun at MIT. SES raised a Series A funding round, while Dr. Hu was named among the 2013
Forbes
30 Under 30 for his work on polymer ionic liquid rechargeable
Li-Metal
batteries. In 2013, we
co-located
with A123 Venture Technologies, a technology incubator, to leverage its facility to incubate SES’s early-stage technology development. SES raised Series B funding in 2015, attracting strategic investors including GM, SAIC Motors and Applied Materials. SES’s first prototyping battery facility opened in Boston in 2016, while further Series C and C+ funding rounds engaged Temasek and Tianqi in 2017 and SK in 2018, respectively. We capitalized on this momentum, inaugurating our second battery prototyping facility in Shanghai in 2019.
Our company has made strategic advances across several fronts in 2021. SES entered into JDAs with three leading global OEMs - GM, Hyundai and Honda - while simultaneously raising Series D and D+ funding. We also announced our business combination with Ivanhoe Capital Acquisition Corp. With nine years of research and development, we have ambitious plans for the future. With the start of manufacturing by our 1 GWh Pilot Facility and 30 GWh Expansion I Facility approaching, we believe that SES is on the way to becoming a global leader in
Li-Metal
battery production through our combination of world-class technology and manufacturability at scale.
In 2022, we completed our Business Combination with Old SES, upon which we changed our name to “SES AI Corporation.” In connection with the closing of the Business Combination, our shares and warrants started trading on the NYSE under the symbols “SES” and “SES WS,” respectively. Our website can be found at: https://ses.ai/.

Our Technology
We believe that SES
Li-Metal
is the next generation battery technology for EVs. Our unique approach to
Li-Metal
is designed to deliver high energy density batteries and high manufacturability at the same time. The unique and differentiated design of our
Li-Metal
battery, enabled by advanced, proprietary and patented materials and software breakthrough, gives us the confidence that SES will be able to deliver batteries to its customers at scale while matching or exceeding their expectations on performance, safety and cost.

Conventional
Li-ion
technology is currently being used in most commercially available EVs.
Li-ion
typically uses a metal oxide-based or phosphate-based cathode, and graphite or graphite/silicon-based anodes. The anode and cathode are separated by a polymer-based separator. Finally, the whole cell is filled with a liquid electrolyte that conducts lithium ions from anode to cathode as the vehicle is being driven (or battery is being discharged), and from cathode to anode as the vehicle (or the battery) is being charged. Conventional
Li-ion
cells have been instrumental in kick starting the current EV market, and are being manufactured at scale at capacities of hundreds of GWh today. However, the automotive industry and its customers are yearning for a battery with higher energy density to improve the electric driving range (the distance that a vehicle can be driven on a single charge) while reducing battery cost to enable mass-adoption.
Li-Metal
is widely considered and accepted as the EV battery technology capable of achieving the highest energy density. In fact, switching the current
Li-ion
graphite/silicon anode with
Li-Metal
will currently result in the highest possible energy density for any given cathode in lithium chemistry. Lithium metal is the lightest unengineered pure metal on earth. Also, since the lithium ions do not have to diffuse in and out of the anode host material (like in the case of graphite or silicon in conventional
Li-ion),
the battery cells made with lithium metal anode can be very compact and light. This combination of lightweight and compact anode results in the highest possible gravimetric (Watt-hour (“Wh”)/kg) and volumetric (Wh/liter) energy density, respectively, for any given cathode in lithium chemistry.

One approach to
Li-Metal,
known as “solid-state
Li-Metal,”
primarily relies on solid-state materials. The solid-state material refers to the phase (solid) within which lithium ions transport from anode to cathode (during discharge) or cathode to anode (during charge). Conventional
Li-ion
technology uses liquid electrolytes (not solid electrolytes), and such lithium ion transport is in the liquid phase. Approaches that use solid electrolytes generally suffer from either not having sufficient conductivity at room and lower than room temperatures, poor interface between electrolyte and electrode, inability to suppress lithium dendrites when the solid electrolyte film is thin, and lack of demonstrated manufacturability of thin, large format films and multi-layer cells at scale.
In stark contrast, SES’s approach to
Li-Metal
preserves the high energy density benefits of
Li-Metal
while utilizing a cell design that primarily uses a liquid electrolyte in the cathode and separator to transport the lithium ions. There is also a protective anode coating between the anode and the separator, which consists of solid-state electrolyte materials. Hence, we call our approach
“Li-Metal,”
as it utilizes both liquid and solid electrolyte in the cell simultaneously. This approach results not only in improved energy density due to using lithium metal anode, but also superior performance at room and lower than room temperatures, and enables manufacturing at scale just like
Li-ion
is manufactured at scale today. In fact, we have been successfully making multi-Ah,
multi-layer cells using our
Li-Metal
approach for many years. In addition to materials, SES’s
AI-powered
safety software adds an additional layer of battery health monitoring and safety protection.
The key breakthrough in SES
Li-Metal
cells is its unique and patented liquid electrolyte. This electrolyte is developed internally at SES with many years of scientific research and development. We use a high-concentration, solvent-in-salt
electrolyte. SES’s proprietary liquid electrolyte molecules and formula turns convention on its head. While liquid electrolyte used in conventional
Li-ion
cells is volatile and flammable, SES liquid electrolyte has low volatility and is self-extinguishing. Conventional liquid electrolytes are primarily made up of organic solvent with low concentration of salt to aid lithium ion conduction. SES’s liquid electrolyte primarily consists of salt with a very minute amount of proprietary solvent molecule. This new type of high-concentration solvent-in-salt
liquid electrolyte is fundamentally different from conventional liquid electrolyte. It maintains the manufacturability advantage of liquid electrolyte in conventional
Li-ion
manufacturing, but can enable
Li-Metal
due to its stability on lithium metal.
SES’s proprietary and patented electrolyte helps resolve the issue that has plagued
Li-Metal
adoption and progress for decades. With repeated charge and discharge cycles, lithium metal anodes are known to develop needle-like mossy structures known as “dendrites,” which can penetrate the separator and short-circuit the battery cell. Our electrolyte not only significantly slows down the growth of dendrites, but it also changes its morphology from “mossy lithium,” or sharp dendrites, to “dense deposition,” or a smooth lithium metal surface. This significantly increases cell cycle life and safety.

In addition to the electrolyte, our
Li-Metal
battery cells use a proprietary anode coating that helps provide another layer of protection against dendrites and makes lithium plating denser during charging, as well as an advanced
AI-powered
algorithm to accurately monitor the
state-of-health
of the battery cells and detect any impending dendrite-related (or other) safety issues much earlier.

The rest of the cell is assembled using our proprietary ultra-thin wide-width lithium metal anode, a conventional state-of-the-art
separator and a cathode. With the exception of the lithium metal anode, all materials and components utilized in our battery cells are either already being manufactured at scale or have the capability to be easily manufactured at scale without the need for intensive research and development, or development of new equipment.
To our knowledge, SES Li-Metal battery cells are the only
Li-Metal
cells demonstrated to meet or exceed the preliminary OEM target requirements for energy density, low temperature discharge, room temperature fast charge and discharge, cycle life and safety.
This unique combination of high-energy density
Li-Metal
in a hybrid design enables a battery that is expected to be:

•	light and compact , with high energy density of at least 400 Wh/kg and 1000 Wh/liter;

•	durable and safe , with the ability to meet stringent cycle life, overall lifetime and safety targets for next generation EVs;

•	capable of fast charge , charging up to 80% in less than 15 minutes;

•	capable of high power discharge , at room and low temperatures;

•	low-cost , taking advantage of existing Li-ion manufacturing scale and best-practices to enable cost-reduction;

•
capitalizing on the innovation occurring in
Li-ion,
in terms of incremental improvement in energy density, supply chain development, cost reduction and manufacturing efficiency, since the cathode and cell manufacturing process are the same as in
Li-ion;
and

•	smarter , with AI-powered health monitoring software that can predict safety incidents in real time and make appropriate safety recommendations.
Our Competitive Strengths
Differentiated battery technology.
As described above, our
Li-Metal
batteries are expected to be lighter, more energy dense, safer, faster-charging, and lower cost solution than
Li-ion
batteries, and to include smart technology. Our
Li-Metal
battery technology has projected energy density of 400 Wh/kg / 1,000 Wh/L (illustrative EV range of approximately 540 miles) in large 100
Amp-hour
(“Ah”) cells, which we believe will help to enable the expansion of an electrified world. Our current 4 Ah multi-layer battery cells have demonstrated energy density of 370 Wh/kg / 700 Wh/L in third-party testing, along with fast charging up to 80% charge in less than 15 minutes, bolstering our confidence in our ability to achieve industry-leading performance. Our batteries are expected to be significantly cheaper in the long-term, while providing fast-charge capabilities, best-in-class
durability and a high degree of safety.
Designed for manufacturing at scale.
Over the last nine years of research and development, we have strived to develop a technology that is not only differentiated, but also scalable and manufacturable. As of December 31, 2021, we had produced more than 15,000 multi-layer
Li-Metal
battery cells using our
Li-ion-like
production line demonstrating that our batteries are not only playing a leading role in the industry, but are also practical.

Strategic partnerships.
We believe that our products will experience swift market adoption due to our current strategic partnerships with leading global OEMs GM, Hyundai and Honda. To our knowledge, we are the only company working on
Li-Metal
technology that has entered into
A-Sample
JDAs for
Li-Metal
technology with major OEMs. We plan to collaborate with other OEMs to expedite such adoption and increase market acceptance of our
Li-Metal
battery over time.
High barriers to entry.
We have spent approximately $100 million of capital over the last nine years to establish high barriers to protect our technological advantage. As of December 31, 2021, we have been granted

56 patents, with 61 patent applications pending 53 trademark applications pending, and 25 trade secrets. For more information, see “- Our Intellectual Property” below.
World-class management team.
Our
best-in-class
team includes both scientists and engineers with training from the world’s foremost academic institutions and exceptional industry experience. Leading our business operations are our Founder and Chief Executive Officer Dr. Qichao Hu, who earned his PhD in Applied Physics from Harvard University and his BS in Physics from MIT, and our President and Chief Operating Officer Rohit Makharia, who previously spent 19 years with GM, 12 of which he spent focusing on fuel cell and battery EVs. Our research, development, engineering and manufacturing efforts are spearheaded by Chief Technology Officer Yongkyu Son, who has 19 years of experience in cell development including with Apple, SK Innovation and Samsung SDI, and Chief Science Officer Dr. Hong Gan, who has 25 years of battery research and development experience in both national labs and industry, during which he made key contributions to silicon based
Li-ion
and
Li-sulfur
technologies. For more information, see “
Combined Company Management and Governance After the Business Combination.
”
Our Growth Strategy
Our mission is to facilitate the widespread adoption of sustainable electric transportation both on land and in air by creating the best-in-class,
high energy density
Li-Metal
batteries centered around long-range performance and safety.
Commercialization roadmap.
Battery development for OEMs.
 The results of tests undertaken by third-party testing facilities under instructions provided by Ivanhoe Capital Acquisition Corp. and SES demonstrate industry-leading
Li-Metal
energy density, performance and safety. We are currently working to develop and produce
A-Sample
batteries with specifications required by OEMs for their EVs, with the goal of enabling commercial production in 2025. For more information on collaborations with these OEMs, see “- Our Partnerships” below.
A-Sample
batteries are prototypes developed for OEMs based on OEMs’ technical specifications, and they would fully meet those technical specifications. These are in contrast with
B-Sample
batteries, which would be functional prototypes allowing full drivability and tested in actual vehicles, and
C-Sample
batteries, which would be fully functional, mature samples for mass production. As we remain focused on
A-Sample
battery development, we do not yet have any arrangements with OEMs to manufacture consumer-ready batteries for their EVs.
Battery manufacturing at scale.
We will also continue to enhance our production processes to enable volume manufacturing in a cost-effective manner. We expect to complete our Pilot Facility by 2023, which we expect to be 100%
SES-owned
and operated. We plan to concurrently develop a 10 GWh joint venture plant that we expect to be operational in 2025 and that will ramp up to 30 GWh by 2027 (our Expansion I Facility), which we expect to be located in the United States. Additionally, we expect to complete a 30 GWh facility in 2026 that will ramp to 70 GWh by 2028 (our Expansion II Facility), which would represent an additional expansion of our existing facilities. In total, we expect to have more than 100 GWh of capacity by 2028.
Partnership development and expansion.
As discussed below under “Our Partnerships,” while we will continue to strengthen our partnerships with GM, Hyundai and Honda in the use of our battery technology, we intend to work closely with other OEMs to make our
Li-Metal
battery widely available over time.
Cost reduction.
Cost reduction remains an important underpinning of EV market growth and our future growth. Currently, we have no long-term supply arrangements, and expect to negotiate long-term supply contracts as volume grows. For more information, see “Our Suppliers” below. However, in addition to arrangements with suppliers, we plan to explore opportunities for partial vertical integration both upstream and downstream. Vertical integration is used by
Li-ion
battery cell makers to reduce their costs, increase their competitiveness and streamline product development and commercialization for OEMs, by acquiring upstream and downstream participants in their supply chains. Upstream, we intend to explore integrating vendors of key materials of our cells and providers of key equipment and engineering capabilities, such as cell assembly, anode processing, chemical processing and safety testing. Downstream, we plan to explore integrating providers of key engineering capabilities, such as battery state-of-health
monitoring software, charging optimization software, battery module development and recycling.
Continued battery innovation.
We intend to continue leveraging our world-class science, engineering and manufacturing expertise to innovate future products that will continue to provide leading technology coupled with manufacturability. We continue to invest in research and development in areas such as cell chemistry and structure, battery materials, AI software and advanced manufacturing, to build on our intellectual property portfolio.
Our Partnerships
We intend to work closely with OEMs and other strategic partners to develop and produce our
Li-Metal
battery cells, with the aim of making them widely available in EVs over time.
Existing JDAs
We have maintained a strong partnership with GM since 2015, when GM led our Series B financing, and since then, GM has invested approximately $70 million in our company, including a $50 million investment in our Series D funding round and a $10 million investment in the PIPE Financing, via GM’s affiliates and subsidiaries. GM is one of the world’s largest car companies, and has voiced its desire to be a leader in EVs. GM has announced plans to launch more than 30 new EV models by 2025 and only sell zero-emission
vehicles by 2035. Our collaboration initially involved close technical and research and development collaboration on SES’s battery technology. In February 2021, we entered into a JDA with GM, valued at over $50 million, under which we will work with GM to jointly develop an
A-Sample
battery cell. For more information on the GM entities party to the transaction, see “Certain Relationships and Related Transactions - SES Related Person Transactions - GM Joint Development Agreement.”
We have also fostered a partnership with Hyundai, another global automobile leader. In December 2020, we entered into a pre-A-Sample
JDA with Hyundai. In May 2021, Hyundai made an investment of $50 million in our Series D plus funding round and signed an
A-Sample
JDA, under which we and Hyundai are collaborating to jointly develop an
A-Sample
battery cell. Hyundai also purchased $50 million of our Class A common stock in the PIPE Financing.
In December 2021, Honda became the third global automobile leader to enter into an A-Sample JDA with us. Honda purchased $75 million of our Class A common stock in the PIPE Financing as the single largest PIPE Financing investor.
The JDAs with GM, Hyundai and Honda do not represent commitments by these OEMs to purchase our
Li-Metal
battery cells, and are focused only on development. Although the JDAs set timeframes for the attainment of certain development milestones, these timeframes are objectives only and may be subject to ongoing elaboration and change by the parties. The JDAs also do not prohibit GM, Hyundai, Honda or SES from entering into additional agreements with other third parties. To our knowledge, neither GM, Hyundai nor Honda have entered into additional agreements with other third parties for the development of
A-Sample
Li-Metal
batteries.
Other Investments and Partnerships
In addition to the above investments from GM, Hyundai and Honda, we have received total investments from OEMs Geely and SAIC Motors of approximately $30 million and total investments from other strategic and financial investors, including SK, LG, Foxconn, Tianqi, Applied Materials, Temasek and Vertex, of approximately $165 million (in each case, inclusive of PIPE Financing).

As discussed above under “
Our Growth Strategy

-

Commercialization roadmap - Battery manufacturing at scale
,” we expect to form strategic joint ventures with one or more battery makers or OEMs to support the build-out
of our Expansion I Facility. We plan for our Expansion I Facility to be a joint venture with an OEM strategic partner and that we will supply our own coated anode and electrolyte to the facility, and for our Expansion II Facility to be 100%
SES-owned
and operated. We expect to use the proceeds from the Business Combination for our Expansion I Facility. We anticipate a combination of debt and equity financing to fund the remaining facilities. Like our current partners and stockholders, we believe that any and all future partners will provide us with important support and resources in developing and scaling our
Li-Metal
battery technology.
Our Research and Development
We conduct research and development at our facilities in Boston and Shanghai, and expect to eventually build additional facilities in other parts of the world. Research and development activities concentrate on making further improvements to our battery technology, including improvements to battery performance and cost.
Our research and development efforts currently include, but are not limited to, programs in the following areas.

•
Scale-up
: Our design is further being customized with and validated by OEMs. Based on our collaborations with OEMs, we believe that a roughly 100 Ah cell-size
manufactured at GWh scale (five to seven
cells-per-minute)
is needed to achieve commercialization in EVs at a large, global scale. We are developing processes and equipment to scale up the manufacturing of current cell design from three to nine Ah capacity to approximately 100 Ah.

•
Module and pack design
:
Li-Metal
cells must be integrated into modules and packs as part of their integration into vehicles. Our active development efforts are focused on the integration of our
Li-Metal
cells into modules to enable our
Li-Metal
cells perform as intended once they are integrated into modules and vehicles.

•
Advanced AI software and battery management systems (“BMS”)
: Software is critical to the ongoing monitoring of battery health and safety. We continue to develop advanced AI algorithms to diagnose battery cell-related health issues, develop advanced control algorithms and charging methods to enhance cycle life and safety, and port such software on to a BMS that can integrated into a battery pack.

•
Advanced materials and coatings:
We continue to research and develop advanced electrolyte and anodes to further improve cycle life and safety. In addition, we continue to develop novel methods of laminating or depositing lithium metal anode that can be deployed at commercial GWh scale.

•
Cathode materials and design
: We continue to develop our
Li-Metal
cells for a variety of different cathode materials, cathode design and cathode processing methods that can provide ultra-high energy density and/or significant cost-reduction.

•
Lithium metal recycling
: Along with other battery components that are already being recycled today,
Li-Metal
foil will also need to be recycled in the future. We continue to explore methods of recycling that are productive and cost-effective.

Our Intellectual Property
We rely on a combination of the intellectual property protections afforded by patent, trademark and trade secret laws in the United States and other jurisdictions, as well as license agreements and other contractual protections, to establish, maintain and enforce rights in our proprietary technologies. As of December 31, 2021, we have been granted 56 patents, with 61 patent applications pending, and have 44 registered or allowed trademarks, with 53 trademark applications pending. We also rely substantially on unpatented proprietary technology, including know-how
or trade secrets, with 25 trade secrets as of December 31, 2021.

We possess patents, licenses and/or
know-how
covering the following proprietary technologies:

•	Cell design, including physical format, component layout, application tuning, cell formation and support structures.

•	Materials , including salt preparation and purification, design of synthetic solvents, state-of-the art electrolyte formulations, lithium foil production, separator composition and anodes.

•	Battery management , including charge/discharge profiles, rapid charging, safety systems and algorithms, telemetry harvesting and big data analysis.

•	Environmental , including low-impact production of cell materials and recyclability of spent materials.
Our commercial success depends in part on our ability to obtain and maintain proprietary or intellectual property protection for our designs and technology. Our policy is to protect our proprietary and intellectual property position by, in addition to filing patent applications in various jurisdictions related to our proprietary technology, relying on trade secrets, know-how
and continuing technological innovation. We may not be able to prevent unauthorized use of our intellectual property, which could harm our business and competitive position. For a more comprehensive discussion of the risks related to our intellectual property, please see “Risk Factors - Risks Relating to SES’s Business and Industry - Risks Relating to Intellectual Property.”
Our Suppliers
Currently, we are in product development and our product design has yet to be finalized, so our volume demand is limited and we do not have long-term supply arrangements. As volume demand grows, we expect to negotiate long-term supply contracts. For our current product development needs, we source from third-party suppliers for raw materials, components and equipment necessary to develop and manufacture our
Li-Metal
battery cells. See “-
Our Growth Strategy Commercialization roadmap

-

Cost reduction
” above.
Our Human Capital
We believe that our employees are among the best in the EV battery industry. Currently, we employ approximately 126 employees globally. By headcount, approximately two-thirds
of our employees are located in the United States, approximately one-third
are located in China and a remaining handful of employees are located in each of South Korea and Singapore. All of our executive management is located in the United States, other than our Chief Legal & Corporate Officer, who is located in Singapore. Although we do not currently have definitive plans, as our joint development of
Li-Metal
batteries with certain U.S. and South Korean OEMs continues to progress, we would expect to launch future research facilities and, eventually, commercial production manufacturing facilities, in the United States and South Korea, while also significantly increasing our employee headcount in those locations. Currently, approximately 75% of our employees worldwide are engaged in research and development and related functions, with expertise in all aspects of the development process, including materials science, chemistry, engineering and software. More than half of these employees hold advanced engineering and scientific degrees, including many from the world’s top universities, and have extensive experience from large
Li-ion
companies.
We understand that our industry leadership is ultimately rooted in people. Competition for qualified personnel in the technology space is intense, and our success depends in large part on our ability to recruit, develop and retain a productive and engaged workforce. Accordingly, attracting and retaining truly original thinkers and top performing doers, investing in our employees and their well-being, keeping them motivated, offering competitive compensation and benefits, promoting diversity and inclusion, and adopting progressive human capital management practices constitute core elements of our corporate strategy.
We seek team members who are passionate about electric transportation and battery technologies, and have the humility and discipline to be building blocks in our fast-paced and challenging business operations. We value diversity and recognize the importance of fostering a positive, inclusive culture. As such, we have actively taken steps toward eliminating unconscious bias in our hiring and promotion processes while enabling us to add and promote team members who demonstrate behaviors aligned with our values.
While SES has grown in size significantly, at its core it retains its early-stage start-up
culture. It attracts and honors employees that want to make a dent in the universe. In addition to competitive compensation and benefits, we set challenging yet meaningful goals for our employees and help them push their limits, as we believe the best and brightest are fundamentally driven by the desire to solve tough, meaningful problems, be part of an exciting movement and make a real impact in the industry.
The health and safety of our employees is paramount at SES. As part of our continuing goal to reduce workplace incidents, we are committed to a culture of safe work practices and improving safety in all of our locations.
We intend to make significant investments in research and development and the recruitment of top technical and engineering talent to improve our battery technology.
Our Facilities
Our headquarters are located in Boston, and most of our executive management is located in the United States. Our operating facilities are located in Boston and Shanghai. Both properties are leased, with the Boston lease and the Shanghai lease each expiring in 2026. Our Boston facility focuses on chemistry, materials and algorithm research and development, as well as engaging with OEMs worldwide, including GM, Hyundai and Honda. Our Shanghai facility focuses on supply chain development, manufacturing process development, cell product development, software, BMS and module development. We have completed Phase 1 of our 1 GWh Pilot Facility in China for the development of pre-commercial-production
battery cells, which we expect to be completed in 2023. We have also set up an office in Seoul focused on supply chain, customer relations and our collaboration with partners in the region. As our joint development of
Li-Metal
batteries with certain U.S. and South Korean OEMs continues to progress, we also expect to launch future research facilities and, eventually, commercial production manufacturing facilities, in the United States and South Korea, while also significantly increasing our headcount in those locations. Specifically, we expect to enter into a joint venture with one or both of our OEM partners to build our Expansion I Facility in the United States. We expect to build the first 10 GWh portion of our Expansion I Facility in the United States in 2023 and 2024, with plans for such facility to be operational by 2025. SES expects that this Expansion I Facility will be located in the United States, as the Expansion I Facility would target the U.S. automotive market (the largest EV market for its OEM partners).
In addition to our 1 GWh Pilot Facility and our planned 30 GWh and 70 GWh facilities, we are planning to build a pre-production facility in South Korea. We continue to assess our ongoing facilities needs and may build new facilities or lease additional facilities in our current or other locations according to our manufacturing needs and the needs of any OEMs with whom we enter into collaborations.

Competition
The battery market, like the EV market it services, is fast-growing, extremely competitive and driven by the innovation of both large incumbents and emerging entrants like SES. CATL, SKI, LGES, Panasonic and Samsung SDI are among the existing suppliers of batteries to the EV industry. Although their offerings tend to be conventional
Li-ion,
they could develop
Li-Metal
batteries that would directly compete with our offerings. Additionally, the efforts of OEMs, including Tesla, Nio, Rivian and Toyota, to develop their own EV battery production capabilities could reduce demand for SES’s technology if they are successful. Newer entrants, including Northvolt, Sila Nanotechnologies, Solid Power, QuantumScape, Ganfeng Lithium and WeLion, are supplying next-generation batteries that could compete with ours, and others could feasibly emerge.
We acknowledge that incumbents and emerging entrants may have greater resources to invest in advancing their technologies, access to more potential customers, or strategic relationships with OEMs (or other third parties) that may give them a competitive edge. We further acknowledge that these disparities, where they exist, have the potential to harm our business, results of operations or financial condition. However, SES combines the technology innovation of emerging entrants with the practical execution capability of incumbents, and we believe that SES, with its determination and focus, will be able to be successful in the competitive
Li-Metal
space.
Government Regulation and Compliance
There are government regulations pertaining to battery safety, transportation of batteries, use of batteries in vehicles, factory safety and disposal of hazardous materials. We will ultimately have to comply with these regulations to sell our batteries into the market. For more information, see “Risk Factors - Risks Relating to SES’s Business and Industry - Risks Relating to Regulation and Legal Compliance” discussing regulations and regulatory risks related to export controls (including our export controls compliance program), environmental, health and safety, anti-corruption, anti-bribery, data collection, trade and tax law compliance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis provides information which the Company’s management believes is relevant to an assessment and understanding of Old SES’s consolidated results of operations and financial condition. The following discussion and analysis should be read in conjunction with our audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 and the related notes as set forth elsewhere in this prospectus. The discussion and analysis should also be read together with the unaudited pro forma condensed combined financial information in the section titled “Unaudited Pro Forma Condensed Combined Financial Information.” The following discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results and the timing of events may differ materially from those express or implied in these forward-looking statements as a result of various factors, including those set forth in the sections titled “Cautionary Note Regarding Forward-Looking Statements” below and “Risk Factors.” which are included in this prospectus. Unless the context otherwise requires, all references in this section to the “Company”, “SES”, “we,” “our” or “us” refer to Old SES .
Cautionary Note Regarding Forward Looking Statements
All statements other than statements of historical fact included in this prospectus including, without limitation, statements under “
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. When used in this prospectus, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to us or the Company’s management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in our filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company’s behalf are qualified in their entirety by this paragraph.
Overview
SES is engaged in the development and production of high-performance, hybrid
Li-Metal
rechargeable battery technology for EVs and other applications. Since our founding in 2012, we have been committed to developing the world’s most advanced EV batteries. Our
Li-Metal
batteries have been designed to combine the high energy density of
Li-Metal
with cost-effective, large-scale manufacturability of conventional
Li-ion
batteries.
We are a
pre-commercialization
stage company with no revenue to date. We have incurred the following net losses for the periods noted:

•	$31.3 million for year ended December 31, 2021; and

•	$13.9 million for year ended December 31, 2020.
We have an accumulated deficit of approximately $94.3 million from our inception through December 31, 2021.
Recent Developments
On February 3, 2022, pursuant to the terms of the Business Combination Agreement and in connection with the Closing, Ivanhoe (i) migrated out of the Cayman Islands, domesticated as a Delaware corporation and changed its name to SES AI Corporation, and (ii) Amalgamation Sub merged with and into Old SES and Old SES became a wholly-owned subsidiary of the Company. In connection with the Business Combination, a total of 22,455,850 of Ivanhoe’s 27,600,000 outstanding Class A ordinary shares were redeemed. The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, Ivanhoe was treated as the “acquired” company for financial reporting purposes. As of the Closing Date, the Company had approximately $451.5 million of cash on its balance sheet, consisting of (i) the contribution of approximately $11 million of cash from the trust account containing proceeds from Ivanhoe’s initial public offering (the “trust account”), net of redemptions, (ii) $274.5 million from the PIPE, and (iii) $166 million of cash from Old SES.
We believe our cash on hand, without regard to any such cash proceeds we may receive upon the exercise for cash of our warrants, is sufficient to meet our working capital and capital expenditure requirements for at least the next 12 months. While we have outstanding warrants, which may provide an additional source of cash upon exercise, for so long as the warrants remain “out-of-the money,” we do not expect warrantholders to exercise their warrants and, therefore, we do not expect to receive cash proceeds from any such exercise. See the risk factor entitled “
Our public warrants may never be in the money, and they may expire worthless
” for more information. If and to the extent we determine to raise additional capital in the future, there can be no assurance that such additional capital would be available on attractive terms, if at all. Further, if all of the Selling Securityholders were to sell their shares of Class A common stock registered for resale in this prospectus, it could have a significant negative impact on the trading price of our Class A common stock, which may make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. See the risk factor entitled “
The sale of all of the securities registered for resale hereunder and future sales of substantial amounts of our securities in the public market (including the shares of Class A common stock issuable upon exercise of our warrants), or the perception that such sales may occur, may cause the market price of our securities to decline significantly
” for more information.
Key Trends, Opportunities and Uncertainties
As a
pre-commercialization
stage company, we believe that our performance and future success depend on several factors that present significant opportunities for us but also pose significant risks and challenges, including those discussed below and in the section titled “
Risk Factors
” appearing in “Item 1. Business” included in this prospectus.
Partnering with Industry-Leading OEMs
We have maintained a strong partnership with General Motors (“GM”) since 2015, when GM led our Series B financing, and since then, GM has invested approximately $70.0 million in our Company, including its commitment in the PIPE Financing. GM is one of the world’s largest car companies, and has voiced its desire to be a leader in EVs. GM has announced plans to launch more than 30 new EV models by 2025 and only sell zero-emission
vehicles by 2035. Our collaboration initially involved close technical and research and development collaboration on SES’s battery technology. In February 2021, we entered into a joint development agreement (“JDA”) with GM, valued at over $50.0 million, under which we will work with GM to develop an
A-Sample
battery cell with a capacity of almost 100 Ah. During the year ended December 31, 2021, we invoiced $14.0 million pursuant to the terms of the JDA and recorded this as a credit to research and development expense in our consolidated statement of operations and comprehensive loss. For more information on the GM entities party to the transaction, see “Certain Relationships and Related Transactions — SES Related Person Transactions — GM Joint Development Agreement” included in this prospectus.
We have also fostered a partnership with Hyundai, another global automobile leader. In December 2020, we entered into a pre-A
sample JDA with Hyundai. In May 2021, Hyundai made an investment of $50.0 million in our Series D plus funding round and signed an
A-Sample
JDA, under which we and Hyundai are collaborating to develop an
A-Sample
battery cell. During the year ended December 31, 2021, we invoiced $1.6 million pursuant to the terms of the JDA and recorded this as a credit to research and development expense in our consolidated statement of operations and comprehensive loss. We believe the Hyundai JDAs align our interests with those of Hyundai and will facilitate further collaboration in designing and developing our technology and products. Hyundai has also purchased $50.0 million of New SES Class A common stock in the PIPE Financing.

In December 2021, Honda became the third global automobile leader to enter into an
A-Sample
JDA with us. Honda purchased $75 million of New Class A common stock in the PIPE Financing as the single largest PIPE Financing investor.
The JDAs with GM, Hyundai and Honda do not represent commitments by these manufacturers to purchase our
Li-Metal
battery cells and are focused only on development. Although the JDAs have set timeframes for the attainment of certain development milestones, these timeframes are objectives only and may be subject to ongoing elaboration and change by the parties. The JDAs also do not prohibit GM, Hyundai, Honda or SES from entering into new agreements with other automobile companies.
We believe that our products will experience swift market adoption due to our current strategic partnerships with global leading OEMs GM, Hyundai and Honda. We plan to collaborate with other OEMs to expedite such adoption and increase market acceptance of our hybrid
Li-Metal
battery over time. We also expect to form strategic joint ventures with one or more battery makers or OEMs to support build-out
of our Expansion I Facility.
Product and Manufacturing Process Development
Our product development activities concentrate on making further improvements to our battery technology, including improvements to battery performance and cost. Major development efforts include, but not limited to:

•
Scale-up
: Our design is further being customized with and validated by several OEMs. Based on our collaborations with OEMs, we believe that a roughly 100 Ah cell-size
manufactured at GWh scale (five to seven
cells-per-minute)
is needed to achieve commercialization in EVs at a large, global scale. We are developing processes and equipment to scale up the manufacturing of current cell design from three to nine Ah capacity to approximately 100 Ah.

•
Module and pack design
:
Li-Metal
cells must be integrated into modules and packs as part of their integration into vehicles. We have active development in integration of our
Li-Metal
cells in modules to ensure that our hybrid
Li-Metal
cells perform as intended once they are integrated into modules and vehicles.

•
Advanced AI software and battery management systems
: Software is critical to ongoing monitoring of battery health and safety. We continue to develop advanced AI algorithms to diagnose battery cell-related health issues, develop advanced control algorithms and charging methods to enhance cycle life and safety, and port such software on to a BMS that could be integrated into a battery pack.

•
Advanced materials and coatings:
We continue to research and develop advanced electrolyte and anodes to further improve cycle life and safety. In addition, we also continue to develop novel methods of laminating or depositing lithium metal anode that can be deployed at commercial GWh scale.

•
Cathode materials and design
: We develop our hybrid
Li-Metal
cells for a variety of different cathode materials, cathode design and cathode processing methods that can provide ultra-high energy density and/or significant cost-reduction.

•
Lithium metal recycling
: Along with other battery components that are already being recycled today,
Li-Metal
foil will also need to be recycled in the future. We continue to explore methods of recycling that are productive and cost-effective.

With 56 granted patents, 61 pending patent applications as of December 31, 2021 and nine years of research and development experience, we have a history of technological innovation. We have a strong research and development team, including employees with expertise in all aspects of the development process, including materials science, chemistry, engineering and software. We intend to make significant investments in research and development and the recruitment of top technical and engineering talent to improve our battery technology. As we grow our team, the size of our Pilot Facility, our materials consumption and the rate of cash utilization as a function of time will also increase significantly.

Commercialization
We are currently working to develop and produce
A-Sample
batteries with specifications required by OEMs for their EVs, with the goal of enabling commercial production in 2025. We will continue to enhance our production processes to enable volume manufacturing in a cost-effective manner. We expect to complete our 1 GWh Pilot Facility by 2023, followed by a 10 GWh joint venture plant, which is expected to be built in 2023 and 2024 and operational by 2025 and to ramp up to 30 GWh by 2027 (our Expansion I Facility). Additionally, we expect to complete a 30 GWh facility in 2026 that will ramp to 70 GWh by 2028 (our Expansion II Facility), which would represent an additional expansion of our existing facilities. In total, we expect to have more than 100 GWh of capacity by 2028.
Competition
The battery market, like the EV market it services, is fast-growing, extremely competitive and driven by the innovation of both large incumbents and emerging entrants like SES. We acknowledge that the incumbents and other emerging entrants may have greater resources to invest in advancing their technologies, access to more potential customers, or strategic relationships with OEMs (or other third parties) that may give them a competitive edge. We further acknowledge that these disparities, where they exist, have the potential to harm our business, results of operations or financial condition.
Capital Needs
We have incurred net losses and negative cash flows from operations since our inception. Assuming we experience no significant delays in the research and development of our hybrid
Li-Metal
battery, we believe that our cash resources are sufficient to fund the completion of our Pilot Facility and creation of our Expansion I Facility. As of the date of this prospectus, Phase I of our Pilot Facility has been completed and is ready-to-use. For more information, see “ — Recent Developments” above and “ — Liquidity and Capital Resources” below.
Government Regulation and Compliance
There are government regulations pertaining to battery safety, transportation of batteries, use of batteries in vehicles, factory safety and disposal of hazardous materials. We will ultimately have to comply with these regulations to sell our batteries into the market. For more information, see “Risk Factors — Risks Relating to our Business and Industry — Risks Relating to Regulation and Legal Compliance” discussing regulations and regulatory risks related to export controls (including our export controls compliance program), environmental, health and safety, anti-corruption, anti-bribery, data collection, trade and tax law compliance in this prospectus.
Impact of
COVID-19
Since the emergence of a novel strain of coronavirus
(“COVID-19”)
in December 2019, the pandemic has caused general business disruption throughout the United States and worldwide. The effects and potential effects of
COVID-19,
include, but are not limited to, its impact on general economic conditions, trade and financing markets, changes in customer behavior and has created significant uncertainty in the overall continuity in business operations. The spread of
COVID-19
has also disrupted the manufacturing, delivery and overall supply chain of EV manufacturers and suppliers and EV batteries, and has led to a global decrease in vehicle sales in markets around the world. In particular, the
COVID-19
crisis may cause a decrease in demand for EV batteries if fleet operators delay purchases of vehicles or if fuel prices for internal combustion engine vehicles remain at levels that do not create an incentive to accelerate the migration from internal combustion engine vehicles to EVs, an increase in costs resulting from efforts of manufacturers of EVs or EV batteries to mitigate the effects of
COVID-19,
delays in EV manufacturers’ schedule to full commercial production of EVs, as well as disruptions to these supply chains, among other negative effects.
The pandemic has resulted in government authorities implementing many measures to contain the spread of
COVID-19,
including travel bans and restrictions, quarantines,
shelter-in-place
and
stay-at-home
orders, and

business shutdowns. These measures may be in place for a significant period of time and may be reinstituted if conditions deteriorate, which could adversely affect our start-up
and manufacturing plans
Following the
re-opening
of
non-essential
businesses and the easing of restrictions on
non-essential
in-person
work, since January 1, 2021, we have ramped up research and development hiring and increased our investment in in-person
work. Currently, we anticipate that research and development expenses will increase significantly for the foreseeable future as a result of additional hiring of scientists, engineers and technicians and investment in additional plant and equipment for product development, building prototypes and testing of battery cells. However, measures that have been relaxed may be reimplemented if
COVID-19
continues to spread. If, as a result of these measures, we have to limit the number of employees and contractors at any research and development or manufacturing facility at a given time, it could cause a delay in our development, testing and manufacturing efforts and a delay in our product schedule. If our workforce is unable to work effectively, including due to illness, quarantines, government actions or other restrictions in connection with
COVID-19,
our operations will be adversely affected.
We continue to monitor closely the impact of
COVID-19
on all aspects of our business and geographies, including its impact on our employees, suppliers, business partners and potential eventual distribution channels and customers. The extent to which the
COVID-19
pandemic may continue to affect our business will depend on continued developments, which are uncertain and cannot be predicted. Even after the
COVID-19
pandemic has subsided, we may continue to suffer an adverse effect to our business due to its global economic effect, including any economic recession. If the immediate or prolonged effects of the
COVID-19
pandemic have a significant adverse impact on government finances, it would create uncertainty as to the continuing availability of incentives related to EV purchases and other governmental support programs. In addition, a recurrence of
COVID-19
cases or an emergence of additional variants or strains could cause other widespread or more severe impacts depending on where infection rates are highest.
Basis of Presentation
Our historical results are reported under U.S. Generally Accepted Accounting Principles (“GAAP”) and in U.S. dollars. Currently, we conduct our business through one operating segment. For more information about our basis of presentation, refer to Note 2 in our accompanying audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020.
Components of Results of Operations
We are an early-stage growth company in the
pre-commercialization
stage of development. We have not generated any revenue from sales to customers, and our historical results may not be indicative of our future results for reasons that may be difficult to anticipate. Our ability in the future to generate revenue sufficient to achieve profitability will depend largely on the successful development of our products. Accordingly, the drivers of our future financial results, as well as the components of such results, may not be comparable to our historical results of operations.
Research and Development
Research and development expenses consist primarily of costs incurred for salaries and personnel-related expenses, including stock-based compensation expense, for scientists, experienced engineers and technicians including the material and supplies used in product research and development, process engineering efforts and testing, as well as payments to consultants, patent related legal costs, depreciation, and allocated facilities and information technology costs. As we attempt to develop a battery cell with acceptable performance, yields and costs, we anticipate that research and development and related expenses will increase significantly for the foreseeable future as a result of additional hiring of scientists, engineers and technicians and investment in additional plant and equipment for product development, building prototypes and testing of battery cells.

General and Administrative
General and administrative expenses consist primarily of costs incurred for salaries and personnel-related expenses, including stock-based compensation expense, for our finance, legal and human resource functions, expenses for director and officer insurance, outside contractor and professional service fees, audit and compliance expenses, legal, accounting and other advisory services, as well as allocated facilities and information technology costs including depreciation. We are rapidly expanding our personnel headcount, in anticipation of planning for and supporting our growth and operating as a public company. Accordingly, we expect our general and administrative expenses to increase significantly in the near term and for the foreseeable future.
Upon commencement of commercial operations, we also expect to incur customer and sales support and advertising costs.
Interest income
Interest income primarily consists of interest earned on our cash and cash equivalents, which are primarily invested in money market funds and interest income from short-term investments, which are primarily invested in corporate bonds and mutual funds.
Other (expense) income, net
Other (expense) income, net consists primarily of foreign exchange gains or losses and forgiveness of the unsecured note payable under Paycheck Protection Program (“PPP”) established pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and administered by the U.S. Small Business Administration (“SBA”).
Provision for Income Taxes
Provision for income taxes consists of an estimate for state and foreign income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. We maintain a full valuation allowance against our net deferred tax assets because we believe it is more likely than not that these deferred tax assets will not be realized.

Results of Operations
Comparison of the years ended December 31, 2021, 2020 and 2019
The following table sets forth our historical operating results for the periods indicated (amounts in thousands):

	Year Ended December 31			2021 vs. 2020		2020 vs. 2019
	2021	2020	2019	$ Change	% Change	$ Change	% Change
Operating expenses:
Research and development	$15,514	$9,443	$10,514	$6,071	64%	$(1,071)	(10)%
General and administrative	16,492	4,460	4,776	12,032	270%	(316)	(7)%

Total operating expenses	32,006	13,903	15,290	18,103	130%	(1,387)	(9)%

Loss from operations	(32,006)	(13,903)	(15,290)	18,103	130%	(1,387)	(9)%

Other income (expense):
Interest income	248	76	684	172	226%	(608)	(89)%
Other (expense) income, net	528	(55)	12	583	nm (1)	(67)	(558)%

Total other income, net	776	21	696	755	nm (1)	(675)	(97)%

Loss before income taxes	(31,230)	(13,882)	(14,594)	(17,348)	125%	712	(5)%
Provision for income taxes	(25)	(7)	(108)	(18)	257%	101	(94)%

Net loss	(31,255)	(13,889)	(14,702)	(17,366)	125%	813	(6)%

Other comprehensive income (loss):
Foreign currency translation adjustment	234	188	(62)	46	24%	250	(403)%

Total comprehensive loss	$(31,021)	$(13,701)	$(14,764)	$(17,320)	126%	$1,063	(7)%

(1)	“nm” means not meaningful.
Operating Expenses: Research and Development
Research and development expenses increased $6.1 million, or 64%, to $15.5 million for the year ended December 31, 2021, from $9.4 million for the year ended December 31, 2020. The increase primarily resulted from the $3.0 million increase in personnel cost mainly attributable to our growth in headcount in support of our ongoing research and development efforts of battery cell development, following the re-opening
of
non-essential
businesses and the easing of restrictions on
non-essential
in-person
work stemming from the
COVID-19
pandemic and $2.0 million increase in expenses for lab consumables and material supplies related to our increased research and development activities during the year ended December 31, 2021. An additional driver was a $1.1 million increase in professional fees, outside services, facility and office expenses related to our ongoing research and development activities for the year ended December 31, 2021.
Research and development expenses decreased $1.1 million, or 10%, to $9.4 million for the year ended December 31, 2020, from $10.5 million for the year ended December 31, 2019. The decrease primarily resulted from the $0.3 million decrease in personnel cost, a decrease of $0.9 million in lab consumables and material supplies to support research and development of battery cell development, a $0.4 million decrease in travel- related expenses and a $0.1 million decrease in other miscellaneous expenses such as professional fees, outside services, facility and office expenses related to research and development. These decreases in expense were mainly attributable to the impact of global
COVID-19
pandemic, which caused us to modify our operational plans and reduce employee compensation and employee travel, recommend that all non-essential
personnel work from home, and reduce
in-person
participation in research and development activities. We also were required to implement additional safety protocols for essential workers, which resulted in delays in the timing of project execution. The reduced expenses from lower operational activities in 2020 were partially offset by an increase of $0.6 million related to depreciation and amortization of manufacturing facility located in Shanghai, China which was put in service in early 2020.
Operating Expenses: General and Administrative
General and administrative expenses increased $12.0 million, or 270%, to $16.5 million for the year ended December 31, 2021, from $4.5 million for the year ended December 31, 2020. The increase in general and administrative expenses primarily resulted from a $5.6 million increase attributable to our growth in headcount in preparation for operating as a public company, a $3.2 million increase in professional fees and outside services associated with external consulting, legal and accounting services, a $2.9 million increase in marketing and public relations, a $0.3 million increase in facility and office expenses during the year ended December 31, 2021.
General and administrative expenses decreased $0.3 million, or 7%, to $4.5 million for the year ended December 31, 2020, from $4.8 million for the year ended December 31, 2019. The decrease in general and administrative expenses of $0.3 million was primarily attributable to lower legal expenses to acquire certain patents for the purpose of maintaining our competitive advantage. Further, travel expenses declined by $0.1 million in 2020 due to reduced operational activities resulting from
COVID-19.
These reduced costs were partially offset by an increase of $0.1 million in amortization of amortization of patents.
Interest Income
Interest income increased $172,000, or 226%, to $248,000 for the year ended December 31, 2021, from $76,000 for the year ended December 31, 2020. The increase in interest income was attributable to a short-term investment made during the second quarter of 2021 from the proceeds of Series D and D plus financing, which was matured during the fourth quarter of 2021.
Interest income decreased $0.6 million, or 89%, to $0.1 million for the year ended December 31, 2020, from $0.7 million for the year ended December 31, 2019. The decrease in interest income was primarily attributable to a reduction in our average balance of cash and cash equivalents invested in money market funds, coupled with a decline in market interest rates.
Other (expense) income, net
Other (expense) income, net increased to $0.5 million for the year ended December 31, 2021, which resulted from a $0.8 million gain recorded as a result of forgiveness of the loan received in 2020 under the PPP established pursuant to the CARES Act. Other (expense) income, net for the year ended December 31, 2020 was immaterial.
Other (expense) income decreased $67,000, or 558%, to an expense of $55,000 for the year ended December 31, 2020, from income of $12,000 for the year ended December 31, 2019. The decrease in other (expense) income, net resulted mainly from foreign exchange gains or losses.
Provision for Income Taxes
The provision for income tax expense during the years ended December 31, 2021 and 2020 were immaterial. The effective tax rate was (0.1)% and (0.1)% for years ended December 31, 2021 and 2020, respectively. The difference between the provision for income taxes and the income tax determined by applying the statutory federal income tax rate of 21% was due primarily to the research and development credit and change in valuation allowance. The Company’s valuation allowance balance increased by $7.7 million and $3.4 million for the years ended December 31, 2021 and 2020, respectively.

The Company’s deferred tax assets principally result from U.S. net operating loss carryforwards and research credits. Utilization of these attributes is dependent upon future levels of taxable income and may be subject to annual limitation due to the “change in ownership provisions” under Section 382 of the Internal Revenue Code. Such limitations may result in the expiration of these attributes before their utilization. During the year ended December 31, 2021, the total amount of unrecognized tax benefits increased by $1.4 million.
The decrease in the provision for income taxes of 94%, to $7,000 for the year ended December 31, 2020 from $108,000 for the year ended December 31, 2019, was primarily due to taxes incurred by our foreign subsidiaries in 2019.
Liquidity and Capital Resources
Historically, our principal sources of liquidity have been financing transactions with investors that have provided us with the necessary funds to support our research and development activities. Through December 31, 2021, we have raised approximately $269.9 million of funding through the issuance of shares of Series A, Series B, Series C, Series C plus, Series D and Series D plus redeemable convertible preferred stock. As of December 31, 2021, we had cash and cash equivalents and restricted cash of $161.0 million. Our cash equivalents are invested in U.S. Treasury money market funds and short-term mutual funds. In April and May 2021, we entered into the Series D and Series D plus stock purchase agreements with certain investors for gross proceeds of $188.5 million. The proceeds will be used in future research and development activities and which may include the building of manufacturing prototyping lines to facilitate the production of pre-manufacturing
batteries by 2024. We have yet to generate any revenue from our business operations, and since inception, we have not achieved profitable operations or positive cash flows from our operations. Our accumulated deficit aggregated $94.3 million as of December 31, 2021 and we expect to incur substantial losses in future periods. As an early-stage growth company in the pre-commercialization
stage of development, the net losses we have incurred since inception are consistent with our strategy and budget.
As a result of the Business Combination, the Company raised $326.0 million in gross proceeds, prior to the payment of transaction costs and other amounts, including the contribution of $51.5 million of cash held in Ivanhoe’s trust account from its initial public offering, net of redemption of Ivanhoe Class A common stock held by Ivanhoe’s public stockholders of $224.6 million and $274.5 million PIPE at $10.00 per share of New SES’s Class A common stock, and as of the Closing Date, it had $451.5 million of cash on its balance sheet.
We plan to finance our operations with a combination of proceeds from the Business Combination, capital from investors, and if required in the future, loans from financial institutions, as well as anticipated future revenue from product sales. Our ability to successfully develop our products, commence commercial operations and expand our business will depend on many factors, including our working capital needs, the availability of equity and/or debt financing and, over time, our ability to generate positive cash flows from operations. We believe that our cash on hand following the Business Combination will be sufficient to meet our working capital and capital expenditure requirements for a period of at least 12 months from the date of this filing, and also sufficient to fund our operations and our construction of our Pilot Facility and Expansion I Facility, as currently contemplated. However, additional funding may be required for a variety of reasons, including, delays in expected development. For more information, see “
Information About SES — Certain Company Projected Financial Information
” in “Item 1. Business” included in this prospectus.
As a result of the capital-intensive nature of our business, we expect to sustain substantial operating expenses, without generating sufficient revenues, to cover expenditures for a number of years. Over time, we expect that we will need to raise additional funds through a variety of possible methods, including, but not limited to, entry into joint ventures or other strategic arrangements, the issuance of equity, equity- related or debt securities or through obtaining credit from financial institutions. These funds are expected to finance our principal sources of liquidity, ongoing costs such as research and development relating to our batteries and the construction of manufacturing facilities, including the creation of the remainder of our Expansion I Facility and all of our Expansion II Facility. For more information, see “Information About SES — Our Growth Strategy” in “Item 1. Business” included in this prospectus.
If we were to require additional funding or otherwise determined it was beneficial to seek additional sources of financing or enter into other arrangements as described above, we believe that our debt-free balance sheet would enable us to access financing on reasonable terms. However, there can be no assurance that such additional capital would be available on attractive terms, if at all, when needed, which could be dilutive to stockholders. We may be forced to decrease our level of investment in product development or scale back our operations. Furthermore, the cost of debt could be higher than anticipated. There can also be no assurance that positive cash flow from operations can be achieved or sustained. Please see “—Recent Developments” above for more information.
Cash Flows
The following table provides a summary of our cash flow data for the periods indicated (amounts in thousands):

	Year Ended December 31,
	2021	2020	2019
Net cash used in operating activities	$(29,991)	$(11,009)	$(14,271)
Net cash provided by (used in) investing activities	3,314	(13,273)	(4,609)
Net cash provided by financing activities	184,760	840	1,142
For the Years Ended Years Ended December 31, 2021 and 2020 and 2019
Cash Used in Operating Activities
Our cash flows used in operating activities to date have been primarily comprised of payroll, consumables and supplies related to research and development, facilities expense and professional services for general and administrative activities. As we continue to ramp up hiring for research and development headcount to accelerate our engineering efforts, we expect our cash used in operating activities to increase significantly before we start to generate any material cash inflows from our operations.
During the year ended December 31, 2021, operating activities used $30.0 million in cash. The primary factors affecting operating cash flows during this period were a net loss of $31.3 million, which included non-cash
expenses of $1.7 million related to depreciation and amortization, $0.1 million related to loss on disposal of property and equipment and $4.6 million related to stock-based compensation, as well as a gain of $0.8 million related to the forgiveness of the PPP note payable. The changes in operating assets and liabilities consist of an increase in receivable from related party of $7.9 million mainly attributable to a JDA, an increase of $1.2 million in prepaid expenses and other current assets, an increase of $1.3 million in accounts payable, an increase of $0.9 million in accrued compensation and an increase of $3.3 million in accrued expenses and other liabilities primarily attributable payments received under a JDA.
During the year ended December 31, 2020, operating activities used $11.0 million in cash. The primary factors affecting operating cash flows during this period were a net loss of $13.9 million, including non-cash
expenses of $1.7 million related to depreciation and amortization and $0.2 million related to stock-based compensation. The changes in operating assets and liabilities consisted of an increase in prepaid expenses and other assets by $0.3 million mainly attributable to research and development tax credit and VAT tax receivables. This was offset by an increase of $0.6 million in accounts payable due to timing of payments and an increase of $0.7 million in accrued compensation and other liabilities primarily attributable to accrued bonuses.
During the year ended December 31, 2019, operating activities used $14.3 million in cash. The primary factors affecting operating cash flows during this period were a net loss of $14.7 million, including non-cash

expenses of $0.9 million related to depreciation and amortization and $0.1 million related to stock-based compensation. The changes in operating assets and liabilities consisted of increase in prepaid expenses and other assets by $0.1 million due to research and development tax credit and VAT tax receivables, a decrease of $0.2 million in accounts payable due to timing of payments, and a decrease of $0.3 million in accrued compensation and other liabilities.
Cash Used in Investing Activities
Our cash flows pertaining to investing activities, to date, have been composed of investments in short-term securities, purchases of property and equipment mainly related to lab machinery and equipment, various lab tools and instruments and patents attributable to lithium salt production and lithium battery management technologies, which were offset by the proceeds from maturities of our short-term investments. We expect the costs to acquire property and equipment to increase substantially in the near future as we build out our manufacturing for our Pilot Facility.
During the year ended December 31, 2021, investing activities provided $3.3 million in cash. The primary factor affecting investing cash flows during this period were proceeds from the short-term investment maturities of $163.1 million, offset by cash used for the purchase of short-term investments of $150.8 million and the purchase of property and equipment of $9.0 million.
During the year ended December 31, 2020, investing activities used $13.3 million in cash. The primary factors affecting investing cash flows during this period were cash used for the purchase of property and equipment of $1.0 million, and the purchases of short-term investments in the amount of $17.5 million, offset by the proceeds from the maturities of short-term investments in the amount of $5.2 million.
During the year ended December 31, 2019, investing activities used $4.6 million in cash. The primary factors affecting investing cash flows during this period were purchases of property and equipment of $2.7 million and the purchases of patents in the amount of $1.9 million.
Cash Provided by Financing Activities
Our cash flows pertaining to financing activities, to date, have been composed of financing transactions with investors that have provided us with the necessary funds to support our research and development activities, amounts received from employees upon exercise of stock options and funding received from the PPP loan. Through December 31, 2021, we have raised funding through the issuance of shares of Series A, Series B, Series C, Series C plus, Series D and Series D plus redeemable convertible preferred stock.
During the year ended December 31, 2021, financing activities provided $184.8 million in cash primarily attributable to the cash received from the sale of Series D and Series D plus redeemable convertible preferred stock, net of issuance costs, in the amount of $187.9 million, offset by payment of deferred offering costs of $3.3 million.
During the year ended December 31, 2020, financing activities provided $0.8 million in cash due to funding received from the PPP loan. The PPP loan, including related interest, was forgiven in 2021.
During the year ended December 31, 2019, financing activities provided $1.1 million in cash primarily attributable to the cash received from the sale of Series C plus redeemable convertible preferred stock, net of issuance costs.
Debt
In April 2020, we applied for and received $0.8 million in the PPP loan. We received full forgiveness of all our debt under the terms of the program in February 2021 and recorded a gain of $0.8 million in other income in our consolidated statement of operations and comprehensive loss for the year ended December 31, 2021. As of the date of this filing, we have no debt obligations outstanding.
Contractual Obligations and Commitments
The following table summarizes our material contractual obligations for cash expenditures as of December 31, 2021, and the years in which these obligations are due:

	Payments Due by Period
		Less than	1-5	More than
	Total	1 Year	Years	5 Years
	(in thousands)
Contractual Obligations :
Purchase Obligations	6,108	5,976	132	—

Off-Balance
Sheet Arrangements
The Company is not party to any
off-balance
sheet arrangements, as defined in the rules and regulations of the SEC.
Critical Accounting Policies and Estimates
Our financial statements have been prepared in accordance with U.S. GAAP. In the preparation of these consolidated financial statements, we are required to use judgment in making estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, as well as the reported expenses incurred during the reporting periods.
We consider an accounting estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on the consolidated financial statements. Our significant accounting policies are described in Note 2 to our audited consolidated financial statements included elsewhere in this prospectus. We consider the following to be our critical accounting estimates as described below.
Stock-Based Compensation
We recognize the cost of share-based awards granted to employees and directors based on the estimated grant-date fair value of the awards. We determine the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the following assumptions:

•
Expected Term —
The expected term represents the period that our stock-based awards are expected to be outstanding. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla”. The Company historically has been a private company and lacks sufficient historical exercise data.

•	Expected Volatility — As our common stock is not publicly traded, the expected volatility is based on a benchmark of comparable companies within the automotive and energy storage industries.

•	Expected Dividend Yield — We have never paid any cash dividends on common stock and do not anticipate doing so in the foreseeable future.

•
Risk-Free Interest Rate
— The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon
issues with an equivalent remaining term equal to the expected term of the award.

Common Stock Valuations
The grant date fair value of our common stock was determined by our board of directors with the assistance of management and a third-party valuation specialist. Given its pre-revenue
stage of development, our management believed that an Option Pricing Model (“OPM”) was the most appropriate method for allocating enterprise value to determine the estimated fair value of common stock prior to the Business Combination. Application of the OPM involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding our expected future revenue, expenses, and cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of future events.
Emerging Growth Company Accounting Election
Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging
growth companies, and any such election to not take advantage of the extended transition period is irrevocable.
Following the Business Combination, we (as New SES) remain an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. We are using this extended transition period for complying with new or revised accounting standards that have different effective dates for public business entities and non-public
business entities until the earlier of the date we (a) are no longer an emerging growth company or (b) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. This may make it difficult or impossible to compare our financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.
We will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of our first fiscal year following the fifth anniversary of Parent’s IPO (December 31, 2027), (b) the last date of our fiscal year in which our total annual gross revenues are at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible
debt securities during the previous three years.
Recent Accounting Pronouncements
See Note 2 to the audited consolidated financial statements for the years ended December 31, 2021 and 2020 for more information about recent accounting pronouncements, the timing of their adoption, and their potential impact on our financial condition and its results of operations and cash flows.

MANAGEMENT

Name	Age	Position
Dr. Qichao Hu	36	Chief Executive Officer and Chairman
Rohit Makharia	44	President and Chief Operating Officer
Jing Nealis	42	Chief Financial Officer
Joanne Ban	42	Chief Legal and Corporate Officer
Yongkyu Son	47	Chief Technology Officer
Dr. Hong Gan	61	Chief Science Officer
Dr. Jang Wook Choi	46	Director
Robert Friedland	71	Director
Kent Helfrich	57	Director
Eric Luo	56	Director
Dr. Jiong Ma	58	Director
Michael Noonen	58	Director
Dr.
 Qichao Hu
. Dr. Hu serves as the Company’s Chief Executive Officer and Chairman of the Board. Dr. Hu has served as Founder, Chief Executive Officer and Director of SES since 2012. Dr. Hu is also a board member on the MIT Enterprise Forum Cambridge. Dr. Hu is recipient of
 MIT Technology Review
’s “Innovators Under 35” and was named among the 2013
 Forbes
 “30 Under 30.” Dr. Hu earned his PhD in Applied Physics from Harvard University, and his BS in Physics from MIT. We believe that Dr. Hu is qualified to serve both as a member of our management team and the Board because of his visionary leadership of SES from inception to date, his scientific and managerial expertise in the EV battery development industry, his innovative plans for SES’s future and his ability to execute on those plans.
Rohit Makharia
. Mr. Makharia serves as the Company’s President and Chief Operating Officer. He currently serves as the President and Chief Operating Officer of SES, a position he has held since March 2021. Mr. Makharia served as Senior Investment Manager and Partner at GM Ventures, which is a shareholder of SES, from 2014 to 2021. During his tenure at GM Ventures, he served on the board of multiple early-stage and high-growth companies, including SES, as a Director or an Observer. He previously led the battery cell development at GM Global Battery Systems from 2012 to 2014, served as Manager & Senior Staff Engineer, Electrochemical Energy Lab from 2007 to 2012, and Project/Senior Engineer, Fuel Cell Activities, from 2002 to 2006. Mr. Makharia earned a MS from University of Rochester in Chemical Engineering and a BS from Mumbai University in 1999.
Jing Nealis
. Ms. Nealis serves as the Company’s Chief Financial Officer. She currently serves as SES’s Chief Financial Officer, a position she has held since March 2021. Ms. Nealis served as Senior Director, Corporate Finance at View Inc., from 2019 until March 2021. Previously, she served as Chief Financial Officer of SunPower Systems International Ltd. from 2017 until 2019, after having served in the same role in the International Division of Shunfeng International Clean Energy Ltd from 2014 until 2017. From 2012 to 2014, Ms. Nealis was Finance Director/Global Tax Director of Suntech Power, prior to which she was a manager at Deloitte from 2006 to 2012 and worked at Deloitte offices in Chicago, Shanghai, and Hong Kong. Ms. Nealis earned her MS in Accounting from the University of Hawaii and her Bachelor’s in International Business from China University of Petroleum in Beijing.
Joanne Ban
. Ms. Ban serves as the Company’s Chief Legal and Corporate Officer. She currently serves as Chief Legal and Corporate Officer of SES, a position she has held since 2020. Ms. Ban previously served as SES’s Vice President Legal & Corporate Development from 2019 to 2020, and prior to that, was a consultant to SES in her role as a Partner at garage3 ventures in 2018 and 2019. From 2013 to 2017, Ms. Ban was General Counsel at Heptagon Advanced Micro-Optics Pte. Ltd. Prior to that, Ms. Ban was in legal practice in Beijing, China and Singapore with White & Case LLP. Ms. Ban holds dual EMBAs from Tsinghua University School of Economics and Management and INSEAD and her LLB from National University of Singapore.

Yongku Son
. Mr. Son serves as the Company’s Chief Technology Officer. He currently serves as SES’s Chief Technology Officer, a position he has held since 2020. Prior to that, he was SES’s Director of Cell Engineering from 2018 to 2020 and SES’s Principal Engineer from 2016 to 2018. Mr. Son led LV battery at Apple Inc. from 2015 to 2016. He previously served as a Senior Research Scientist at Johnson Controls Inc. from 2010 to 2015 leading an awarded DOE project - Low cost manufacturing as a principle investigator. He had worked as a cell development engineer at Samsung SDI from 2002 to 2006 and as a material development team manager at A123 Korea from 2008 to 2009 and as a senior cell engineer at SK Innovation from 2009 to 2010 leading PHEV battery development project. Mr. Son earned an MS in Chemistry from Sungkyunkwan University.
Dr.
 Hong Gan
. Dr. Gan serves as the Company’s Chief Science Officer. He currently serves as SES’s Chief Science Officer, a position he has held since 2020. Dr. Gan was previously SES’s Director of Research & Development from 2018 to 2020. From 2013 to 2018, he was Group Leader of the Energy Storage Group at the Sustainable Energy Department at the Brookhaven National Laboratory, and from 2011 to 2013, he was Senior Director of Research & Development at Enevate Corporation. From 1993 to 2011, Dr. Gan held various positions at Greatbatch Medical, culminating in his roles as Director, Battery Research and Director, Research & Development Power Sources, Primary Battery. Dr. Gan earned his PhD in Chemistry from the University of Chicago in 1990, and his BS in Chemistry from Peking University in 1982.
Dr.
 Jang Wook Choi
. Dr. Choi serves as a director of the Company. Since September 2020, Dr. Choi has served as Professor at Seoul National University, where he was previously Associate Professor from 2017 to 2020. Prior to joining Seoul National University, he was Associate Professor from 2012 until 2017 and Assistant Professor from 2010 until 2012 at Korea Advanced Institute of Science and Technology. Dr. Choi received his PhD in Chemical Engineering from California Institute of Technology and BS in Chemical Engineering from Seoul National University. We believe that Dr. Choi is qualified to serve as a director of our Board because of his extensive academic experience and expertise in chemistry, engineering and battery technologies.
Robert Friedland
. Mr. Friedland serves as a director of the Company. Mr. Friedland has over 25 years of experience and has been recognized by leaders of the international financial sector and mineral resource industries as an entrepreneurial explorer, technology innovator and company builder. Mr. Friedland’s experience is extensive. Mr. Friedland is the Director, President and CEO of Ivanhoe Capital Corporation (“Ivanhoe Capital”) (since July 1988), the executive

Co-Chairman

(since September 2018) (previously the Executive Chairman from May 2012 until September 2018) of Ivanhoe Mines Ltd. and the

Co-Chair

Director of SK Global Entertainment, Inc. (since February 2017). Under Mr. Friedland’s tenure, Ivanhoe Capital has invested in a diverse portfolio of businesses. Additionally, Mr. Friedland has been the Chief Executive Officer of High Power Exploration Inc. (“HPX”) since December 2015. HPX is applying proprietary, geophysical technologies to rapidly evaluate underground geological targets and accelerate exploration programs targeting mineral and water resources. Mr. Friedland is also the Director, Chairman and President of Ivanhoe Pictures, Inc. (since May 2013), and a Director (since December 2016) and Chairman (since June 2018) of VRB Energy Inc. As one of the most recognized mining personalities and achievers in the world, Mr. Friedland is dedicated to serving on numerous boards in the natural resources sector. These positions include as a

Co-Chairman

and Director of Clean TeQ Holdings Limited (since September 2016), a Director of

I-Pulse

Inc. (since April 2008) and a Director of Kietta SAS (since November 2009), as well as the Chairman of Gold X Mining Corp. (since June 2020). Mr. Friedland graduated with a degree in political science from Reed College. We believe that Mr. Friedland is qualified to serve as on our board of directors because of his depth of experience in both executive positions and serving on numerous boards.
Kent E. Helfrich.
 Mr. Helfrich serves as a director of the Company. Mr. Helfrich was appointed Chief Technology Officer and Vice President, Global Research and Development of GM and President of GM Ventures in 2021. In these roles, Mr. Helfrich is responsible for innovation and technology solutions in the development of GM vehicles. From 2019 until 2021, Mr. Helfrich served as GM’s Executive Director of Global Electrification and Battery Systems, where he was responsible for GM electrified vehicle hardware development and the overall electric vehicle propulsion calibration and driving performance. Mr. Helfrich previously served as Executive Director, Connected Ecosystem Integration at GM from 2016 until 2019, where he oversaw the GM mobile and in-vehicle
applications and the information technology back office. Prior to rejoining GM in 2016, Mr. Helfrich was Vice President and Chief Technology Officer at Flex Ltd. (“Flex”) from 2014 until 2016. Before joining Flex, Mr. Helfrich served in various roles at GM, where he was globally responsible for all unstyled electrical systems in the vehicle, as well as defining electrical architecture and software architecture strategies. Mr. Helfrich earned his BS in Electrical Engineering from Ohio State University and MBA from the Fuqua School of Business at Duke University. We believe that Mr. Helfrich is qualified to serve as a director of our Board because of his experience in executive leadership positions and expertise in information technology, innovation and software solutions.
Eric Luo.
 Mr. Luo serves as a director of the Company. From 2017 until 2021, Mr. Luo served as Chairman and Chief Executive Officer of GCL System Integration Limited, GCL New Energy USA (“GCL”), an international energy conglomerate specializing in clean and sustainable energy. Prior to his position at GCL, Mr. Luo served as the Chief Executive Officer and Board Member of Shunfeng International Clean Energy Limited (SFCE), a Hong Kong-based supplier of law-carbon
and energy saving integrated solutions from 2015 to 2017. Mr. Luo received his MBA from Michigan State University and BS in Operational Management from Zhejiang Gongshang University. We believe that Mr. Luo is qualified to serve as a director of our Board because of his experience in executive leadership positions and expertise in clean and sustainable energy.
Dr.
 Jiong Ma.
 Dr. Ma serves as a director of the Company. Since 2021, Dr. Ma has served as a Founder and Chief Executive Officer of Chavant Capital Acquisition Corp. (NASDAQ: CLAY) (“Chavant”), a special purpose acquisition company seeking to invest in a high growth technology companies. From 2008 to 2020, Dr. Ma served as a Partner at Braemar Energy Ventures (“Braemar”), a venture capital firm investing in early to mid-stage
technology companies operating in the mobility, power, resources and infrastructure sectors. At Braemar, Dr. Ma focused on investments in digitization of industry, resource efficiency, mobility, renewable energy infrastructure, and deeptech. Prior to joining Braemar, Dr. Ma served in the Venture Capital Group at 3i Group plc (“3i”), a global private equity firm, from 2004 to 2008, where she was responsible for investment in the information technology and cleantech sectors. Prior to 3i, Dr. Ma served as Senior Manager of the Optical Networking Group, Technology and Business Leadership at Lucent Technologies and Bell Labs, where she was responsible for product portfolio strategy, new product launches for Optical and Data Networking, and research and product development. Dr. Ma was also a founding team member of Onetta, a fiber networks company. Dr. Ma has served on the boards of Chavant and Anavex Life Sciences (NASDAQ: AVXL) since 2021. Dr. Ma received her PhD in electrical engineering from the University of Colorado at Boulder, MS in electrical engineering from the Worcester Polytechnic Institute in Massachusetts and BS in Physics from Lanzhou University. We believe that Dr. Ma is qualified to serve as a director of our Board because of her extensive experience in research, operations and venture capital, particularly in the technology industry.
Michael Noonen.
 Mr. Noonen serves as a director of the Company. Since June 2019, Mr. Noonen has served as Chief Executive Officer of MixComm Inc., a leader in RFSOI mmWave solutions based in New Jersey, which was being acquired by Sivers Semiconductors in February 2022. Mr. Noonen brings 25 years of experience in leading technology businesses. Mr. Noonen has held various leadership positions, including as chairman and co-founder
of Silicon Catalyst from 2013 to 2015, the world’s first semiconductor incubator and the EE Times 2015
Start-up
of the Year, and as chairman of the board of Socle in Taiwan in 2013 (which was acquired by Foxconn), and was also previously Executive Vice President of Global Products, Design, Sales & Marketing at GlobalFoundries from 2011 to 2013. From 2008 and 2011, Mr. Noonen served as Executive Vice President of Worldwide Sales and Marketing at NXP Semiconductors (NASDAQ: NXPI). He also currently serves on the board of Graph Audio and previously served on the board of Energous (NASDAQ: WATT) from 2019 to 2021. Mr. Noonen received his B.S. from Colorado State University in Electrical Engineering and was named the College of Engineering Distinguished Alumni in 2012, was elected to the Global Semiconductor Alliance Board of Directors and holds multiple patents in the areas of Internet telephony and video communications. We believe Mr. Noonen is qualified to serve as a director of our Board because of his experience in executive leadership positions and expertise in information technology, innovation and the electronics industry.
Limitations on Liability and Indemnification of Officers and Directors
Upon the closing of the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. For more information, see
 “Description of Our Securities

—

Limitations on Liability and Indemnification of Officers and Directors.”
We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Charter, Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
For more details regarding the related party transactions between the Company and its other anticipated executive officers and directors, see the sections entitled “
Certain Relationships and Related Party Transactions.
”
Corporate Governance
Our corporate governance is structured in a manner that we believe closely aligns our interest with those of our stockholders. Notable features of this corporate governance include:
we have independent director representation on our audit, compensation and nominating and corporate governance committees, and our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent
directors; and
at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC.
Election of Officers
Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly appointed or until his or her earlier resignation or removal. There are no family relationships among any of our directors and executive officers.
Board Composition
Our board of directors consists of seven (7) directors. Each of our current directors will continue to serve as a director until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors may be filled by resolution of our board of directors.
Our board consists of (i) Dr. Hu, (ii) Mr. Friedland, (iii) Dr. Choi, (iv) Mr Helfrich, (v) Mr. Luo, (vi) Dr. Ma and (vii) Mr. Noonen. Mr. Helfrich was nominated by GM Ventures (to serve as a Class II director) pursuant to its contractual nominating rights. For more information, see “Certain Relationships and Related Transactions - SES Related Person Transactions - Director Nomination Agreement.”
Our board of directors has affirmatively determined that each of Drs. Ma and Choi and Messrs. Luo, Friedland and Noonen is an “independent director” under NYSE listing rules. For more details, see the section entitled “Independence of our Board of Directors.”

Our board of directors is divided into three classes with only one class of directors being elected in each year, and with each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term:
our Class I directors will be Dr. Ma, Mr. Noonen and Mr. Luo, and their terms will expire at the first annual meeting of stockholders following the date of the proxy statement;
our Class II directors will be Dr. Choi and Mr. Helfrich and their terms will expire at the second annual meeting of stockholders following the date of the proxy statement; and
our Class III directors will be Dr. Hu and Mr. Friedland and their terms will expire at the third annual meeting of stockholders following the date of the proxy statement.
As a result of the staggered board, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms. At any meeting of stockholders at which directors are to be elected, the number of directors elected may not exceed the greatest number of directors then in office in any class of directors. The members of each class will hold office until the annual meeting stated above when their term expires and until their successors are elected and qualified. At each succeeding annual meeting of the stockholders, the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified. Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a preferred stock designation, directors may be elected by the stockholders only at an annual meeting of stockholders.
Our board of directors is chaired by Dr. Hu. Our board of directors believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that our board of directors and management act with a common purpose. In addition, our board of directors believes that a combined Chief Executive Officer and Chairman is better positioned to act as a bridge between management and our board of directors, facilitating the regular flow of information. Our board of directors also believes that it is advantageous to have a chairperson with significant history with and extensive knowledge of SES, as is the case with Dr. Hu.
Independence of our Board of Directors
Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has determined that the board of directors meets independence standards under the applicable rules and regulations of the SEC and the listing standards of NYSE. In making these determinations, our board of directors considered the current and prior relationships that each non-employee
director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee
director, and the transactions involving them described in the section titled “
Certain Relationships and Related Party Transactions.
”
Board Committees
Our board of directors has three standing committees: an audit committee; a compensation committee; a nominating and corporate governance committee; and a strategic investment and partnership committee. Each of the committees reports to the board of directors as it deems appropriate and as the board of directors may request. The expected composition, duties and responsibilities of these committees are set forth below. In the future, our board of directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Audit Committee
The members of our audit committee are Mr. Luo, Dr. Ma and Mr. Noonen. Mr. Luo is the chair of our audit committee. The audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. Subject to phase-in
rules and a limited exception, the rules of NYSE and
Rule 10A-3 of
the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. All of the members of our audit committee are independent under the applicable NYSE and SEC rules. All of the members of our audit committee also meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NYSE. In addition, Mr. Luo qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation
S-K.
Compensation Committee
The members of our compensation committee are Mr. Luo, Dr. Ma and Mr. Noonen. Dr. Ma is the chair of our compensation committee. The compensation committee determines general compensation policies and the compensation provided to our officers. The compensation committee also makes recommendations to board of directors regarding director compensation. In addition, the compensation committee reviews and determines security-based compensation for our directors, officers, employees and consultants and will administer our equity incentive plans. Our compensation committee also oversee our corporate compensation programs. All members of our compensation committee satisfy the NYSE’s independence standards for compensation committee members.
Nominating and Corporate Governance Committee
The members of our nominating and corporate governance committee are Dr. Hu, Dr. Ma and Mr. Luo. Dr. Hu is the chair of our nominating and corporate governance committee. The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance and reporting and making recommendations to the board of directors concerning corporate governance matters. The following members of our nominating and corporate governance committee are independent, as defined under the NYSE listing rules: Dr. Ma and Mr. Luo.
Strategic Investment and Partnership Committee
The members of our strategic investment and partnership committee are Dr. Hu, Dr. Ma, Mr. Luo and Mr. Noonen. Dr. Hu is the chair of our strategic investment and partnership committee. The strategic investment and partnership committee is responsible for overseeing the execution of strategic partnerships and transactions and approving M&A transactions, investments, joint ventures, strategic collaborations and partnerships or similar transactions proposed by our management, within parameters set for the committee from time to time by our board. The committee also provides oversight and guidance to management regarding the execution of our transactions and annual and long-term business and financial plans, and reviews and discusses transactions and related strategies with our management to make appropriate recommendations to our board of directors.
Role of Our Board of Directors in Risk Oversight
One of the key functions of board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee is responsible for periodically evaluating our company’s corporate governance policies and systems in light of the governance risks that our company faces and the adequacy of our policies and procedures designed to address such risks. Our compensation committee assesses and monitors whether any of our compensation plans, policies and programs comply with applicable legal and regulatory requirements.
Our strategic investment and partnership committee is responsible for periodically reviewing the performance of completed transactions (including integration of such acquired businesses, to the extent applicable) with our management.
Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors
Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), applicable to all of our employees, executive officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The Code of Conduct is available on our website under the heading “Investors” at
https://ses.ai
. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website to the extent required by applicable rules and exchange requirements.
Corporate Governance Guidelines
We have adopted a set of corporate governance guidelines to provide the framework for the governance of our Board and to assist our Board in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitoring the effectiveness of policy and decision-making both at the board and management levels, with a view to enhancing stockholder value over the long term. The corporate governance guidelines are available on our website under the heading “Investors” at
https://ses.ai
.

EXECUTIVE COMPENSATION
As an “emerging growth company,” within the meaning of the Securities Act, for purposes of the SEC’s executive compensation disclosure rules, we have opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies.” In accordance with such rule, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal
Year-End
Table, as well as specified narrative disclosures regarding executive compensation for our last completed fiscal year. (“Fiscal 2021”)
Introduction
This section discusses the material components of the executive compensation program Fiscal 2021 for the executive officers of SES who were, for Fiscal 2021, “named executive officers” (defined as SES’s Founder and Chief Executive Officer and its two most highly compensated executive officers other than him, who were serving as of December 31, 2021). This section also provides certain compensation information for the fiscal year ending December 31, 2022 (“Fiscal 2022”) for these Fiscal 2021 “named executive officers.”
This discussion may contain forward-looking statements that are based on SES’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that SES adopts in the future may differ materially from the historical, existing and currently planned programs summarized or referred to in this discussion.
The primary objectives of SES’s executive compensation programs are to attract and retain talented executives to effectively manage and lead SES. The compensation packages for SES’s named executive officers generally include a base salary, annual cash bonuses, equity awards and other benefits and perquisites.
Our named executive officers for Fiscal 2021 were:

•	Dr. Qichao Hu, SES’s Founder and Chief Executive Officer and a director of SES;

•	Mr. Rohit Makharia, SES’s President and Chief Operating Officer, who joined SES in this role in March 2021; and

•	Ms. Jing Nealis, SES’s Chief Financial Officer, who joined SES in this role in March 2021.
All of these executive officers currently have the same roles as our executive officers as a result of the Business Combination.
Summary Compensation Table
The following table provides summary information concerning compensation of the named executive officers for services rendered to Old SES during Fiscal 2021.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2) -	Stock Awards ($) (3)	Option Awards ($) (3)	Non- Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Dr. Qichao Hu F ounder, Chief Executive Officer and Director	2021	328,333	—	—	—	166,667	184,446	679,446
	2020	241,667	—	—	6,277	125,000	54,903	427,847

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2) -	Stock Awards ($) (3)	Option Awards ($) (3)	Non- Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Rohit Makharia P resident and Chief Operating Officer	2021	275,000	150,000	—	674,170	73,125	156,448	1,328,743
Jing Nealis Chief Financial Officer	2021	289,423	150,000	7,480,000	112,809	78,750	100,000	8,120,982

(1)	Amount reflects the named executive officer’s base salary earned during Fiscal 2021.
(2)
Amount reflects (i) in the case of Dr. Hu, a bonus of $35,417 for performance from January 1, 2021 to March 31, 2021, a $175,000 annual performance bonus for performance from April 1, 2021 to March 31, 2022, prorated to $131,250 for the portion of that period in Fiscal 2021, (ii) in the case of Mr. Makharia, a sign-on bonus of $150,000 in connection with his joining SES in March 2021 and a $97,500 annual performance bonus for performance from April 1, 2021 to March 31, 2022, prorated to $73,125 for the portion of that period in Fiscal 2021, and (iii) in the case of Ms. Nealis, a sign-on bonus of $150,000 in connection with her joining SES in March 2021 and a $105,000 annual performance bonus for performance from April 1, 2021 to March 31, 2022, prorated to $78,750 for the portion of that period in Fiscal 2021.

(3)
Amount represents the aggregate grant date fair value of restricted share or stock option awards made to the named executive officer computed in accordance with Financial Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“Topic 718”). The fair value of options was calculated using the Black-Scholes value on the grant date. As required by SEC rules, awards are reported in the year of grant.

(4)
Amount reflects the prorated portion of an annual performance bonus based on performance from April 1, 2021 to March 31, 2022, (i) in the case of Dr. Hu, of $175,000 (prorated to $131,250 for the portion of that period in Fiscal 2021), (ii) in the case of Mr. Makharia, $97,500 (prorated to $73,125 for the portion of that period in Fiscal 2021) and (iii) in the case of Ms. Nealis, $105,000 (prorated to $78,750 for the portion of that period in Fiscal 2021).

(5)
Amounts shown in this column represent (i) for all named executive officers, the aggregate amount of a monthly allowance for subsidized childcare benefits and other related benefits, and (ii) for Dr. Hu and Mr. Makharia, certain other personal benefits. This allowance is also provided to certain other key employees of the Company. See “Narrative Disclosure to Summary Compensation Table - Other Benefits.”

Narrative Disclosure to Summary Compensation Table
Our compensation for our executive officers has the following components: base salary, annual cash bonus opportunities, equity compensation, employee benefits, executive perquisites and severance benefits. Base salaries, employee benefits, executive perquisites and severance benefits are designed to attract and retain senior management talent. We also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of our named executive officers with the long-term interests of its equity-owners and to enhance executive retention.
Employment Agreements
SES entered into employment agreements with Dr. Hu, Mr. Makharia and Ms. Nealis on May 4, 2021, February 15, 2021 and February 16, 2021, respectively, providing for the terms of their at-will
employment with SES and including (i) annual base salary, (ii) eligibility for an annual performance bonus, (iii) participation in SES’s benefit plans and vacation in accordance with SES’s policies and (iv) severance benefits in the event of certain terminations of employment. Each of Mr. Makharia’s and Ms. Nealis’s agreements also included a sign-on
bonus of $150,000, as well as an entitlement to reimbursement of relocation and/or other related sign-on
expenses. Although Dr. Hu received a base salary, bonus and similar benefits in the fiscal year ended December 31, 2020, he was not party to an employment agreement with SES in that year.

Base Salaries
SES’s named executive officers received in Fiscal 2021 and currently receive a base salary to compensate them for services rendered to SES. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. In March 2021, the Company increased Dr. Hu’s annual base salary and hired Mr. Makharia and Ms. Nealis. As such, the annual base salary for Dr. Hu for 2021 was $250,000 (through February 28, 2021) and $350,000 (beginning March 1, 2021), the annual base salaries for Mr. Makharia and Ms. Nealis for 2021 were $325,000 and $350,000, respectively, and Dr. Hu, Mr. Makharia and Ms. Nealis earned in 2021 aggregate salary payments of $328,333, $275,000 and $289,423, respectively.
Annual Bonuses
SES provided in Fiscal 2021 and currently provides incentive compensation to its named executive officers in the form of annual performance bonuses, determined by SES’s board of directors or compensation committee, based on both individual performance of the named executive officer and the overall performance of SES, generally in accordance with performance milestones established by SES’s board or compensation committee. The performance goals differ from executive to executive, and each executive’s target annual bonus opportunity is equal to a predetermined percentage of his or her base salary. Near the beginning of each year, the board or compensation committee selects the performance targets, target amounts, target award opportunities and other terms and conditions of annual bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the board or compensation committee determines the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. The bonuses may be paid in cash or equity at the discretion of the board or compensation committee.
Historically, the annual bonuses have covered performance from April 1 of one fiscal year until March 31 of the following fiscal year. For the period from April 1, 2021 to March 31, 2022, the target annual bonus opportunities for Dr. Hu, Mr. Makharia and Ms. Nealis were 50%, 30% and 30%, respectively, of annual base salary for Fiscal 2021. For Fiscal 2021, the annual cash bonus earned by each named executive officer was as follows: for Dr. Hu, $131,250 (based on a payout of $175,000 for the performance period from April 1, 2021 to March 31, 2022, prorated for Fiscal 2021); for Mr. Makharia, $73,125 (based on a payout of $97,500 for the performance period from April 1, 2021 to March 31, 2022, prorated for Fiscal 2021); and for Ms. Nealis, $78,750 (based on a payout of $105,000 for the performance period from April 1, 2021 to March 31, 2022, prorated for Fiscal 2021). Dr. Hu also received $35,417 for performance from January 1, 2021 to March 31, 2021, based on a target bonus opportunity of 50% of his base salary of $250,000 from January 1, 2021 to February 28, 2021 and 50% of his base salary of $350,000 from March 1, 2021 to March 31, 2021. For the actual payouts of the annual performance bonuses for April 1, 2022 to March 31, 2022, see footnote 2 to the Summary Compensation Table.
Equity Awards
SES previously maintained the 2018 Share Incentive Plan (the “2018 Plan”), which provided for the discretionary grant of incentive stock options, non-statutory
stock options, and restricted share awards to eligible employees, officers, directors, consultants or advisors of SES, including the named executive officers. In March 2021, the Company amended the 2018 Plan with the 2021 Share Incentive Plan (the “2021 Plan”). Upon approval of the 2021 Plan, any shares that, as of the date of stockholder approval, were reserved but not issued pursuant to any awards granted under the Company’s 2018 Plan were rolled into the 2021 Plan. In addition, any shares subject to stock options or similar awards granted under the 2018 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2018 Plan that are forfeited or repurchased by the Company shall roll into the 2021 Plan. The 2021 Plan provides for the discretionary grant of incentive stock options, non-statutory
stock options, and restricted share awards.
In Fiscal 2021, SES granted stock options under the 2018 Plan to Mr. Makharia and Ms. Nealis in connection with their joining SES, and a restricted share award under the 2021 Plan to Ms. Nealis in order to align her equity ownership with that of her executive team peers and further align her interests with those of the Company’s stockholders. For information on the grant dates, vesting terms and expiration terms, as applicable, of these equity awards, as well as other outstanding stock options under the 2018 Plan, see the Outstanding Equity Awards at Fiscal
Year-End
Table.
Pension Benefits
SES’s named executive officers did not in Fiscal 2021 and currently do not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by SES.
Nonqualified Deferred Compensation
SES’s named executive officers did not in Fiscal 2021 and currently do not participate in, or earn any benefits under, a non-qualified
deferred compensation plan sponsored by SES.
Retirement Plan
SES maintains a qualified contributory retirement plan, established to qualify as a deferred salary arrangement under Section 401(k) of the Internal Revenue Code of 1986, as amended. The plan covers all employees, including SES’s named executive officers, who may contribute up to the maximum statutory limits imposed by the Internal Revenue Code (including in the fiscal year ended December 31, 2020). SES did not in Fiscal 2021 and does not currently provide match contributions under the 401(k) plan.
Other Benefits
The health, safety and well-being of employees is paramount at SES. SES provided in Fiscal 2021 and currently provides to all of its employees, including its named executive officers, certain broad-based benefits that are intended to attract and retain employees while providing them with health and welfare security. Other than the retirement plan discussed above, broad-based employee benefits are expected to include medical, dental and other benefits. In addition, SES offers a general allowance to certain key employees, including the named executive officers, which are intended to be used for subsidized childcare benefits and other related benefits, and is designed to give these employees the additional support needed to balance building a career and raising a family. For Fiscal 2021, the general allowance amounts for Dr. Hu, Mr. Makharia and Ms. Nealis were, per month, $15,000, $15,000 and $10,000. These amounts were paid in full each month and not as reimbursements for expenses incurred by the named executive officer.
Outstanding Equity Awards at Fiscal
Year-End
The following table provides information regarding outstanding equity awards made to SES’s named executive officers as of December 31, 2021 (taking into account the conversion of Old SES restricted shares and Old SES options in the Business Combination).

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Dr. Qichao Hu	4/1/2020	(1)	91,554	—	0.14	3/31/2030	—	—
Rohit Makharia	3/1/2021	(2)	—	7,091,082	0.16	2/28/2031	—	—
Jing Nealis	2/10/2021	(2)	—	1,186,555	0.16	2/9/2031	—	—
	8/16/2021	(3)	—	—	—	—	1,483,194	7,480,000

(1)	Reflects stock options that were granted under the 2018 Plan to compensate grantees, including Dr. Hu, for COVID-19-related salary cuts. The stock options became fully vested on the date of grant.
(2)
Reflects time-based stock options that were granted under the 2018 Plan and vest 25% on the first anniversary of the grant date and in equal monthly installments over the following 36 months. For more information, see “Potential Payments Upon Termination or Change in Control - Equity Awards.”

(3)
Reflects a restricted share award that was granted under the 2021 Plan and vests 25% on the first anniversary of the grant date and in equal monthly installments over the following 36 months. For more information, see “Potential Payments Upon Termination or Change in Control -  Equity Awards.”

Potential Payments Upon Termination or Change in Control
Severance
Under each named executive officer’s employment, in the event that SES terminates a named executive officer without cause or in the event that any named executive officer resigns for good reason (each of “cause” and “good reason” as defined the named executive officer’s offer letters), such named executive officer would receive, in addition to accrued but unpaid base salary, earned but unpaid annual bonus, and reimbursement for all reasonable and necessary expenses incurred in connection with the named executive officer’s performance, the following: (i) continuation of annual base salary for a period of 12 months following the termination date for Dr. Hu, 12 months following the termination date for Mr. Makharia and 9 months following the termination date for Ms. Nealis; and (ii) reimbursement of SES’s portion for continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 for a period of 12 months for Dr. Hu, 12 months for Mr. Makharia and 12 months for Ms. Nealis, or an earlier date if such named executive officer has secured alternate health insurance coverage. Severance is subject to the execution and non-revocation
of a release of claims in favor of SES.
Equity Awards
With respect to the stock options granted to the named executive officers in Fiscal 2021 and the fiscal year ended December 31, 2020, such options will terminate on the earliest to occur of (i) the date of the expiration of the option (i.e., 10 years after the date of grant), (ii) 30 days following the termination of the named executive officer’s employment by SES for cause (as defined in the option award), (iii) 90 days after the date of a voluntary termination of employment by the named executive officer, (iv) 90 days after the date of a termination of the named executive officer’s employment by SES without cause (as defined in the option award), or (v) 180 days after the permanent and total disability or death of the named executive officer.
Further, with respect to the stock options granted to Mr. Makharia and Ms. Nealis in Fiscal 2021, in the event of a termination without cause by SES or a resignation by the named executive officer for good reason, these options will accelerate and become 50% vested upon such a termination. In the event of a merger, acquisition or Initial Public Offering (but not the Business Combination), Mr. Makharia’s and Ms. Nealis’s options will become fully vested and exercisable.
With respect to the restricted share award granted to Ms. Nealis in Fiscal 2021, in the event of a termination without cause by SES or a resignation by her for good reason, the award will vest 50% upon such a termination. In the event of a merger, acquisition or Initial Public Offering (but not the Business Combination), her restricted share award will become fully vested and exercisable.
Director Compensation for Fiscal 2021
SES did not pay compensation to any of its directors in Fiscal 2021, other than Dr. Hu, who was paid for his role as Chief Executive Officer. For information on Dr. Hu’s compensation, see the Summary Compensation Table. SES has historically reimbursed all of its directors for any reasonable expenses incurred by them in connection with services provided in such capacity.

Executive Officer Compensation Arrangements for Fiscal 2022
Beginning in Fiscal 2022, decisions with respect to the compensation of SES’s executive officers, including our named executive officers, are made by the compensation committee of our board of directors. The actual compensation of our named executive officers depends on the judgment of the members of the compensation committee and such compensation is also generally governed by our executive officers’ employment agreements, as in effect from time to time, including as described above.
For Fiscal 2022, the annual base salaries for Dr. Hu, Mr. Makharia and Ms. Nealis are $530,000, $505,000 and $470,000, respectively, the target annual bonus opportunities for Dr. Hu, Mr. Makharia and Ms. Nealis are 100%, 60% and 60%, respectively, of annual base salary. The performance period for the annual bonuses is January 1, 2022 to December 31, 2022. These base salaries reflect, for Fiscal 2022, the elimination of the standalone monthly general allowance and the addition of its annualized amount to base salary.
The compensation committee of the board also plans to make an initial equity grants to our executive officers, which are expected to be formally approved in the second quarter of Fiscal 2022 under SES AI Corporation 2021 Incentive Award Plan. The grants are expected to be composed 50% of time-based restricted stock units (“RSUs”) and 50% of performance-based restricted stock units (“PSUs”), with the following aggregate grant date fair values: for Dr. Hu, $10 million; for Ms. Nealis, $4 million; for Ms. Ban, $4 million; for Mr. Son, $5 million; and for Dr. Gan, $5 million. These grant date fair values assume a payout of 100% of PSUs granted, which is the maximum amount that may be earned. The RSUs will vest in three equal annual installments starting one year from the date of grant, subject to the executive officer’s continued service on each such vesting date. The PSUs will vest in one installment following a three-year performance period from the date of grant, subject to the achievement of share price performance targets and the executive officer’s continued service on such vesting date. A specified percentage of the target number of PSUs will vest based on the average closing price of our shares of Class A Common Stock (the “Average Closing Price”) during any consecutive 100-calendar-day period within the three-year performance period (with the percentage vesting based on certain threshold Average Closing Prices (the “Share Price Thresholds”)), assuming that the Average Closing Price during the last 30-calendar-day period in the three-year performance period also exceeds the highest Share Price Threshold achieved during any 100-calendar-day period. Otherwise, the number of PSUs that vest at the end of the three-year performance period will be based upon the Average Closing Price during the last 30 calendar days, using the same list of Share Price Thresholds. Any incremental shares of Class A Common Stock that do not vest based on the Average Closing Price in the last 30 calendar days, but would have vested based on the 100-calendar-day Average Closing Price, will subsequently be eligible to vest (subject to the executive officer’s continued service through the vesting date) if, at any point before the fifth anniversary of the grant date, the Average Closing Price during a 30-calendar-day period ends up exceeding the highest Share Price Threshold previously achieved during the 100-calendar-day period. The Share Price Thresholds are as follows: under $12.5, 0%; $12.5 or greater, 10%; $15 or greater, 20%; $17.5 or greater, 30%; $20 or greater, 40%; $22.5 or greater, 50%; $25 or greater, 60%; $27.5 or greater, 70%; $30 or greater, 80%; $32.5 or greater, 90%; and $35 or greater, 100%. Beginning in Fiscal 2022, we have also adopted stock ownership guidelines applicable to our executive officers, non-employee directors and certain members of senior management, to align further the incentives of our management and board with those of our public stockholders.
Director Compensation
Beginning in 2022, our non-employee directors will receive a combination of cash compensation and equity for their service on our board in accordance with industry practice and standards. All non-employee directors will receive a base annual cash retainer of $45,000, and if our chairman is a non-employee director, he/she will receive an additional $50,000 annually. Each member of the audit committee will receive an annual cash retainer of $10,000 (with the chair of the audit committee receiving an additional $12,500 annually), each non-employee member of the compensation committee will receive an annual cash retainer of $7,500 (with the chair of the compensation committee receiving an additional $7,500 annually), and each non-employee member of the nominating and corporate governance committee will receive an annual cash retainer of $5,000 (with the chair of the nominating and corporate governance committee receiving an additional $5,000). Cash fees will be paid quarterly, with a pro rata fee applicable to service for less than a whole quarter. Additionally, all non-employee directors will receive an initial equity grant in the form of RSUs with a value of $300,000 in connection with joining the board of directors and an annual equity award in the form of RSUs with a value of $150,000 starting in the second year of board service. All such RSUs will vest fully in one installment one year after the grant date subject to the director’s continued service on such vesting date. We also reimburse all directors for reasonable transportation and lodging expenses actually incurred to attend meetings of our board or committees.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to us regarding the beneficial ownership of our Class A common stock as of April 8, 2022 by:

•	each of our current directors;

•	each of our named executive officers (as defined in “Executive and Director Compensation”);

•	all of our current directors and executive officers as a group; and

•	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who is a beneficial owner of more than 5% of the outstanding Class A common stock or Class B common stock.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options, within 60 days of April 8, 2022. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of April 8, 2022 that vest within 60 days of April 8, 2022 are considered outstanding and beneficially owned by the person holding such warrants or options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.
The beneficial ownership of shares of our Class A common stock is based on 304,021,011 shares of our Class A common stock, including 23,691,182
Earn-Out
Shares in the form of Class A common stock (including restricted Class A common stock), and 43,881,251 shares of Class B common stock, including 3,999,796 Founder
Earn-Out
Shares, in each case, issued and outstanding as of April 8, 2022, all of which are issued and held in escrow subject to the satisfaction of certain earn-out
conditions described above and have voting rights while in escrow.

The table is based upon information supplied by officers, directors and greater-than-5%
beneficial owners, Section 13(d) filings made with the SEC and other SEC filings under Section 16 of the Exchange Act.

Name and Address of Beneficial Owner	Number of shares of SES Class A common stock	% of New SES Class A common stock	Number of Shares of SES Class B common stock	% of New SES Class B common stock	% of Total Voting Power**
Directors & executive officers (1)
Dr. Qichao Hu (2)	100,736	*	43,881,251	100%	56.5%
Jing Nealis (3)	589,113	*	—	—	*
Rohit Makharia (4)	2,631,681	*	—	—	*
Dr. Jang Wook Choi	—	*	—	—	*
Robert Friedland (5)	319,166	*	—	—	*
Kent Helfrich	—	*	—	—	*
Eric Luo	—	*	—	—	*
Dr. Jiong Ma	—	*	—	—	*
Michael Noonen	—	*	—	—	*
All current directors and executive officers as a group (12 individuals) (6)	7,893,444	2.6%	43,881,251	100%	59.1%
Greater-than-5% beneficial owners
Dr. Qichao Hu (2)	100,736	*	43,881,251	100%	56.5%
Long Siang Pte. Ltd. (7)	27,280,647	9.0%	—	—	3.7%
Vertex Legacy Continuation Fund Pte. Ltd. (8)	32,256,315	10.6%	—	—	4.3%
General Motors Ventures LLC and General Motors Holdings LLC (9)	33,056,337	10.9%	—	—	4.5%
Tianqi Lithium HK Co., Ltd. (10)	30,522,386	10.0%	—	—	4.1%
Affiliates of Temasek Holdings (Private) Limited (11)	34,675,757	11.4%	—	—	4.7%
SK Inc. (12)	42,007,759	13.8%	—	—	5.7%

*	Indicates beneficial ownership of less than 1%.
**
Percentage of total voting power represents the combined voting power with respect to all shares of Class A common stock and Class B common stock, voting as a single class. As described elsewhere in this prospectus, subject to certain conditions, each share of Class B common stock is entitled to 10 votes per share and each share of Class A common stock is entitled to one vote per share.

(1)	The business address of each of these stockholders is c/o SES AI Corporation, 35 Cabot Road, Woburn, MA 01801.
(2)
Includes (i) 100,736 shares of Class A common stock, 9,182 of which are
Earn-Out
Shares held directly by Dr. Qichao Hu; (ii) 30,716,882 shares of our Class B common stock, 2,799,859 of which are Founder
Earn-Out
Shares, held directly by Dr. Hu and (iii) an aggregate of 13,164,369 shares of Class B common stock, 1,199,937 of which are Founder
Earn-Out
Shares, held by various trusts affiliated with Dr. Hu. These trusts consist of: (i) Qichao Hu 2021 Irrevocable Trust U/A/D March 31, 2021; (ii) Qichao Hu Family Delaware Trust U/A/D March 31, 2021; and (iii) Qichao Hu 2021 Annuity Trust March 31, 2021 (collectively, the “Trusts”), each owning 4,388,123 shares of Class B common stock and 399,979 Founder
Earn-Out
Shares.

(3)	Consists of 321,358 shares Class A common stock underlying SES options and 267,755 Earn-Out Shares.
(4)	Consists of 1,920,501 shares of Class A common stock underlying SES options and 711,180 Earn-Out Shares.
(5)
Consists of (i) 240,000 Class A ordinary shares of Ivanhoe (purchased in the open market) that were automatically converted on a one-for-one basis
into shares of Class A common stock at Closing and (ii) 79,166 shares of Class A common stock underlying public warrants.

(6)	Includes shares beneficially owned by all directors, named executive officers and other executive officers (namely, Joanne Ban, Hong Gan and Yongkyu Son).

(7)
Consists of (i) 24,703,118 shares of Class A common stock issued at Closing and (ii)
2,477,529 Earn-Out Shares.
Long Siang Pte. Ltd. (“Long Siang”) is the record holder of the shares of Class A common stock. As a shareholder of Long Siang, Xie Huefeng may be deemed to have beneficial ownership over the shares of Class A common stock directly owned by Long Siang. The principal business address of all persons named in this footnote is 238 Orchard
Boulevard, #24-05, Singapore
237973.

(8)
Consists of (i) 29,361,711 shares of Class A common stock issued at Closing and (ii) 2,894,604
Earn-Out
Shares. Vertex Legacy Continuation Fund Pte. Ltd. (“VLCF”) is the record holder of the shares of Class A common stock. Vertex Legacy Fund (SG) LP (“VLFSG”) is the 100% shareholder of VLCF. VLC GP Pte. Ltd. (“VLCGP”) is the general partner of VLFSG and has appointed Vertex Ventures SEA Management Pte. Ltd. (“VVSEAMPL”) to serve as the fund manager of VLCF. VVSEAMPL is deemed to have dispositive and voting power over the shares of Class A common stock directly owned by VLCF pursuant to a management agreement between VLFSG and VVSEAMPL, whereby dispositive and voting decisions require the majority approval of the members of an investment committee established by VVSEAMPL. The principal business address of all persons named in this footnote is 250 North Bridge
Road, #11-01 Raffles
City Tower, Singapore 179101.

(9)
Consists of (i) 30,134,387 shares of Class A common stock issued at Closing and (ii) 2,921,950 Earn-Out Shares. GM Ventures is the record holder of 21,090,498 shares of Class A common stock and 2,085,124
Earn-Out Shares.
GM Holdings is the record holder of 9,043,889 shares of Class A common stock and
836,826 Earn-Out Shares.
GM Ventures is a wholly owned subsidiary of GM Holdings. GM Holdings is a wholly owned subsidiary of General Motors Company (“GM”). GM may be deemed to share beneficial ownership over the shares of Class A common stock directly owned by GM Ventures and GM Holdings, and GM Holdings may be deemed to share beneficial ownership over the shares of Class A common stock directly owned by GM Ventures. The principal office of each of all persons named in this footnote is 300 Renaissance Center, Detroit, MI, 48265.

(10)
Consists of (i) 27,740,256 shares of Class A common stock issued at Closing and (ii) 2,782,130 Earn-Out Shares. Tianqi Lithium HK Co., Limited (“Tianqi HK”) is the record holder of such shares of Class A common stock. Tianqi HK is wholly owned by Tianqi Lithium Co., Limited (“Tianqi Limited”), and Tianqi Lithium is wholly owned by Tianqi Lithium Corporation (“Tianqi Lithium”). Tianqi Lithium and Tianqi Lithium may thus be deemed to share beneficial ownership over the shares of Class A common stock owned by Tianqi HK. The principal business address of all persons named in this footnote is No.10 East Gaopeng Road, Chengdu, Sichuan 610041, China.

(11)
Anderson Investments Pte. Ltd. (“Anderson”) is the record holder of 25,882,916 shares of Class A common stock and
2,595,854 Earn-Out Shares.
Aranda Investments Pte. Ltd. (“Aranda”) is the record holder of 5,632,129 shares of Class A common stock and
564,858 Earn-Out Shares.
Anderson is a direct wholly-owned subsidiary of Thomson Capital Pte. Ltd. (“Thomson”), which in turn is a direct wholly-owned subsidiary of Tembusu Capital Pte. Ltd. (“Tembusu”). Aranda is a direct wholly-owned subsidiary of Seletar Investments Pte. Ltd. (“Seletar”), which in turn is a direct wholly-owned subsidiary of Temasek Capital (Private) Limited (“Temasek Capital”). Each of Tembusu and Temasek Capital is a direct wholly-owned subsidiary of Temasek Holdings (Private) Limited (“Temasek Holdings”). In such capacities, each of Thomson, Tembusu, and Temasek Holdings may be deemed to have beneficial ownership over the shares of Class A common stock directly owned by Anderson, and each of Seletar, Temasek Capital and Temasek Holdings may be deemed to have beneficial ownership over the shares of Class A common stock directly owned by Aranda. The principal business address of all persons named in this footnote is 60B Orchard Road,
#06-18 Tower
2, The Atrium@Orchard, Singapore 238891.

(12)
Consists of (i) 38,178,731 shares of Class A common stock issued at Closing and (ii) 3,829,028
Earn-Out
Shares. SK, Inc. is the record holder and ultimate beneficial owner of such shares of Class A common stock. The principal business address of SK, Inc. is
26, Jong-ro, Jongno-gu, Seoul,
South Korea 03188.

SELLING SECURITYHOLDERS
This prospectus relates to the resale by the Selling Securityholders of (i) up to 5,013,333 warrants to purchase Class A common stock and (ii) up to 320,373,966 shares of Class A common stock, which includes (a) 43,881,251 shares of Class A common stock underlying shares of Class B common stock, (b) 5,013,333 shares of Class A common stock underlying the aforementioned warrants and (iii) up to 23,691,182 shares of Class A common stock that are subject to certain earn-out
provisions in the Business Combination Agreement. The Selling Securityholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Common Stock other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that all of the Earnout Shares have been issued in accordance with the terms of the Business Combination Agreement and the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
The following table sets forth, as of the date of this filing (or such other date as such information was provided to us by the applicable Selling Securityholders), the name and address of the Selling Securityholders, the number of shares of Common Stock beneficially owned, the number of shares of Common Stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby.
Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Beneficially Owned Before the Offering							Beneficially Owned After the Offering
Selling Securityholder	Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	Number of Private Placement Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	Number of Private Placement Warrants
Dr. Qichao Hu (1)	30,817,618	8.9%	30,716,882	70%	—	30,716,882	—	100,736	*	—	—	—
Qichao Hu, As the Trustee of The Qichao Hu 2021 Annuity Trust March 31, 2021 (1)	4,388,123	1.3%	4,388,123	10%	—	4,388,123	—	—	—	—	—	—
First State Trust Company, As Trustee of the Qichao Hu 2021 Irrevocable Trust U/A/D March 31, 2021 (1)	4,388,123	1.3%	4,388,123	10%	—	4,388,123	—	—	—	—	—	—
First State Trust Company, As Trustee of the Qichao Hu Family Delaware Trust U/A/D March 31, 2021 (1)	4,388,123	1.3%	4,388,123	10%	—	4,388,123	—	—	—	—	—	—
Alyeska Master Fund, L.P. (2)	700,000	*	—	—	—	300,000	—	400,000	*	—	—	—
Anderson Investments Pte. Ltd. (3)	28,478,770	8.2%	—	—	—	28,478,770	—	—	—	—	—	—
Applied Ventures, LLC (4)	7,451,210	2.1%	—	—	—	7,451,210	—	—	—	—	—	—
Aranda Investments Pte. Ltd. (3)	6,196,987	1.8%	—	—	—	6,196,987	—	—	—	—	—	—
Bopu Global Private Equity Investment Portfolio LP (5)	150,000	*	—	—	—	150,000	—	—	—	—	—	—
Eric Victor Friedland (6)	200,000	*	—	—	—	150,000	—	50,000	*	—	—	—
Fidelity True North Fund, by its manager Fidelity Investments Canada ULC (7)	715,607	*	—	—	—	400,000	—	315,607	*	—	—	—
Franklin Strategic Series – Franklin Natural Resources Fund (8)	150,000	*	—	—	—	150,000	—	—	—	—	—	—
Franklin Templeton Investment Funds – Franklin Natural Resources Fund (9)	250,000	*	—	—	—	250,000	—	—	—	—	—	—

	Beneficially Owned Before the Offering							Beneficially Owned After the Offering
Selling Securityholder	Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	Number of Private Placement Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	Number of Private Placement Warrants
GCF Spower Ltd. (10)	2,000,000	*	—	—	—	2,000,000	—	—	—	—	—	—
General Motors Holdings LLC (11)	23,175,622	6.7%	—	—	—	23,175,622	—	—	—	—	—	—
General Motors Ventures LLC (11)	9,880,715	2.8%	—	—	—	9,880,715	—	—	—	—	—	—
Hel Ved Master Fund (12)	500,000	*	—	—	—	500,000	—	—	—	—	—	—
Honda Motor Co., Ltd. (13)	7,500,000	2.2%	—	—	—	7,500,000	—	—	—	—	—	—
Hyundai Motor Company (14)	9,650,858	2.8%	—		—	9,650,858	—	—	—	—	—	—
Icreate Investments Limited (15)	500,000	*	—	—	—	500,000	—	—	—	—	—	—
Ivanhoe Capital Sponsor LLC (16)	11,913,333	3.4%	—	—	5,013,333	11,913,333	5,013,333	—	—	—	—	—
Kia Corporation (14)	6,433,903	1.8%	—	—	—	6,433,903	—	—	—	—	—	—
LG Energy Solution Fund I LLC (17)	1,000,000	*	—	—	—	1,000,000	—	—	—	—	—	—
Long Siang Pte., Ltd. (18)	27,280,647	7.8%	—	—	—	27,280,647	—	—	—	—	—	—
Luxor Capital Partners Long Offshore master Fund, LP (19)	6,880	*	—	—	—	6,880	—	—	—	—	—	—
Luxor Capital Partners Long, LP (19)	21,055	*	—	—	—	21,055	—	—	—	—	—	—
Luxor Capital Partners Offshore Master Fund, LP (19)	342,206	*	—	—	—	342,206	—	—	—	—	—	—
Luxor Capital Partners, LP (19)	543,004	*	—	—	—	543,004	—	—	—	—	—	—
Luxor Gibraltar, LP – Series I (19)	38,926	*	—	—	—	38,926	—	—	—	—	—	—
Luxor Wavefront, LP (19)	247,929	*	—	—	—	247,929	—	—	—	—	—	—
Peck Hong Hoon Alan (20)	50,000	*	—	—	—	50,000	—	—	—	—	—	—
SAIC Technologies Fund I, LLC (21)	7,871,653	*	—	—	—	7,871,653	—	—	—	—	—	—
SAIC Technology Fund II, LLC (21)	788,550	*	—	—	—	788,550	—	—	—	—	—	—
Shanghai Achiever Ltd. (22)	10,368,304	3.0%	—	—	—	10,368,304	—	—	—	—	—	—

	Beneficially Owned Before the Offering							Beneficially Owned After the Offering
Selling Securityholder	Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	Number of Private Placement Warrants	Number of Shares of Class A Common Stock Being Offered	Number of Private Placement Warrants Being Offered	Number of Shares of Class A Common Stock	% of Class A Common Stock	Number of Shares of Class B Common Stock	% of Class B Common Stock	Number of Private Placement Warrants
Shangqi Partners LLC (21)	286,895	*	—	—	—	286,895	—	—	—	—	—	—
SK Inc. (23)	42,007,759	12.1%	—	—	—	42,007,759	—	—	—	—	—	—
Spring Creek Capital, LLC (24)	5,000,000	1.4%	—	—	—	5,000,000	—	—	—	—	—	—
Tianqi Lithium HK Co., Ltd. (25)	30,522,386	8.8%	—	—	—	30,522,386	—	—	—	—	—	—
Vance C. Brown (26)	10,000	*	—	—	—	10,000	—	—	—	—	—	—
Vertex Legacy Continuation Fund Pte. Ltd. (27)	32,256,315	9.3%	—	—	—	32,256,315	—	—	—	—	—	—
Vertex Ventures China IV, L.P. (28)	1,147,591	*	—	—	—	1,147,591	—	—	—	—	—	—
Walleye Opportunities Master Fund Ltd (29)	1,000,000	*	—	—	—	1,000,000	—	—	—	—	—	—
WJA Value Equity Fund LLC (30)	90,000	*	—	—	—	90,000	—	—	—	—	—	—
WJ-IBKS Global Fund No. 1 (31)	500,000	*	—	—	—	500,000	—	—	—	—	—	—
Other selling securityholders (two shareholders) (32)	31,217	*	—	—	—	31,217	—	—	—	—	—	—

(1)
The address of each of these securityholders is c/o SES AI Corporation, 35 Cabot Road, Woburn, MA 01801. Dr. Qichao Hu is the Chief Executive Officer of the Company. The shares held directly by Mr. Hu include (i) 100,736 shares of New SES Class A common stock, 9,182 of which are
Earn-Out
Shares; and (ii) 30,716,882 shares of New SES Class B common stock, 2,799,859 of which are Founder
Earn-Out
Shares, and the shares of Class A common stock underlying such shares. An aggregate of 13,164,369 shares of New SES Class B common stock, 1,199,937 of which are Founder
Earn-Out
Shares, are held by various trusts affiliated with Dr. Hu. These trusts consist of: (i) Qichao Hu 2021 Irrevocable Trust U/A/D March 31, 2021; (ii) Qichao Hu Family Delaware Trust U/A/D March 31, 2021; and (iii) Qichao Hu 2021 Annuity Trust March 31, 2021 (collectively, the “Trusts”), each owning 4,388,123 shares of New SES Class B common stock and 399,979 Founder
Earn-Out
Shares, and the shares of Class A common stock underlying such shares.

(2)
Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman,
KY1-1104,
Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601

(3)	The address of each of these securityholders is 60B Orchard Road, #06-18 Tower 2, The Atrium@Orchard, Singapore 238891.
(4)	The address of Applied Ventures, LLC is 3050 Bowers Avenue, Santa Clara, CA 95054.
(5)	The address of Bopu Global Private Equity Investment Portfolio LP is Rm 2501, Hengbang Land Building, Qiaoxiang Rd, Shenzhen, PR China.
(6)	The address of Eric Victor Friedland is 6151 St . Georges Cres., West Vancouver BC V7W 1Y9, Canada.
(7)	Fidelity Investments Canada ULC is the manager of Fidelity True North Fund. The address of Fidelity True North Fund is 483 Bay Street, Suite 300, Toronto, Ontario, M5G 2N7.
(8)	The address of Franklin Strategic Series – Franklin Natural Resources Fund is One Franklin Parkway, San Mateo, CA 94403.
(9)	The address of Franklin Templeton Investment Funds – Franklin Natural Resources Fund is 8A, Rue Albert Borschette, Luxembourg, Luxembourg.
(10)	The address of GCF Spower Ltd. is Craigmuir Chambers, Road Town Tortola, VG 110, British Virgin Island.
(11)	The address of each of these securityholders is 300 Renaissance Center, Detroit, MI, 48265.
(12)	The address of Hel Ved Master Fund is Suite 4120, 41/F, Jardine House, 1 Connaught Place, Central Hong Kong.
(13)	The address of Honda Motor Co., Ltd. is 1-1, 2-Chome, Minami-Aoyama, Minato-Ku, Tokyo, Japan.
(14)	The address each of these securityholders is 12, Heolleung-Ro, Seocho-Gu, Seoul, South Korea
(15)	The address of Icreate Investments Limited is Floor 4, Willow House PO BOX 2804, Cricket Square, Grand Cayman KY1-1112.
(16)
The address of Ivanhoe Capital Sponsor LLC is 1177 Avenue of the Americas, 5
th
Floor, New York, NY 10036. Includes 6,900,000 shares of Class A common stock issued upon the conversion of Sponsor Shares in connection with the Closing; also includes 5,133,333 shares of Class A common stock underlying the private placement warants.

(17)	The address of LG Energy Solution Fund I LLC is 2952 Bunker Hill Lane, Suite 110, Santa Clara, CA 95054.
(18)	The address of Long Siang Pte., Ltd. is 6 Shenton Way #32-01, Singapore, 06809.
(19)	The address of each of these securityholders is 1114 Avenue of the Americas, Floor 28, New York, NY 10036.
(20)	The address of Peck Hong Hoon Alan is One Newton Road #28-03 Singapore 307943.
(21)	The address of each of these securityholders is 2680 Zanker Road, STE 100, San Jose, CA 95134.
(22)	The address of Shanghai Achiever Ltd.is Room 605, Block A, 818 East Longhua Road, Shanghai, China.

(23)	The address of SK Inc. is 26, Jong-ro, Jongno-gu, Seoul, South Korea 03188.
(24)	The principal business address of the entity is 4111 E 37 th Street, North Wichita, KS, USA 67220.
(25)	The address of Tianqi Lithium HK Co., Ltd. is No.10 East Gaopeng Road, Chengdu, Sichuan 610041, China.
(26)	The address of Vance C. Brown is 224 Vail Lane, North Salem, NY 10560.
(27)	The address of Vertex Legacy Continuation Fund Pte. Ltd. is 250 North Bridge Road, #11-01 Raffles City Tower, Singapore 179101.
(28)	The address of Vertex Ventures China IV, L.P. is 250 North Bridge Road, #11-01 Raffles City Tower, Singapore 179101.
(29)	The address of Walleye Opportunities Master Fund Ltd is 2800 Niagara Lane, N, Plymouth, MN 55447.
(30)	The address of WJA Value Equity Fund LLC is 717 Fifth Avenue, Floor 11, New York, NY 10022.
(31)	The address of WJ-IBKS Global Fund No. 1 is 11 Gukjegeumyung-ro, 6-Gil, Yeongdeungpo-Gu, Seoul, South Korea.
(32)	Each of such persons beneficially own, in the aggregate, approximately less than 1% of the ordinary shares outstanding prior to this offering.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Ivanhoe Related Person Transactions
Sponsor Shares and Private Placement Warrants
On January 6, 2021, the Sponsor paid an aggregate of $25,000 for certain expenses on the Company’s behalf in exchange for the issuance of 6,900,000 Sponsor Shares. In connection with the pricing of the IPO, the Sponsor entered into an IPO Letter Agreement, which was amended in connection with the Business Combination, pursuant to which the Company and the Sponsor agreed to certain transfer restrictions on the securities held by it. Please see the section entitled “
Securities Act Restrictions on Resale of SES Securities - Lock-up Agreements - IPO Letter Agreement
” for more information.
Simultaneously with the closing of the Initial Public Offering or IPO, pursuant to the Private Placement Warrants Purchase Agreement, dated as of January 6, 2021, by and between the Company and Sponsor (the “Private Placement Warrant Purchase Agreement”), the Company completed the private sale of 5,013,333 private placement warrants to the Sponsor at a purchase price of $1.50 per private placement warrant, generating gross proceeds to the Company of $7,520,000. Please see the section entitled “
Description of Our Securities
” for the terms of the private placement warrants. The issuance of the private placement warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.
Related Party Loans
On July 22, 2020, the Sponsor agreed to loan the Company up to $600,000 pursuant to a promissory note (the “Note”), which was later amended on December 1, 2020. The Company borrowed $500,000 under the Note. The Note was non-interest bearing, unsecured and repaid in full on January 15, 2021.
On April 9, 2021, the Company issued an unsecured convertible promissory note (the “Convertible Note”) to the Company’s former Chief Executive Officer, Robert Friedland, pursuant to which the Company could borrow up to $1,500,000 from Mr. Friedland for ongoing expenses reasonably related to the business of the Company and the consummation of the Business Combination. The Convertible Note did not bear any interest and was unsecured. All unpaid principal under the Convertible Note was due and payable in full on the earlier of (i) January 11, 2023 and (ii) the effective date of the Business Combination (such earlier date, the “Maturity Date”). Mr. Friedland had the option, at any time on or prior to the Maturity Date, to convert any amounts outstanding under the Convertible Note into warrants to purchase the Company’s shares, at a conversion price of $1.50 per warrant, with each warrant entitling the holder to purchase one share at a price of $11.50 per-share, subject to the same adjustments applicable to the private placement warrants sold concurrently with the Company’s initial public offering. The Company borrowed approximately $1,045,000 under the Note. Mr. Friedland did not convert any amounts owed under the Convertible Note into warrants, instead, the Note was repaid in cash in full at the Closing.
Other Transactions
In connection with the closing of the PIPE, on February 3, 2022, Eric Friedland, the brother of the Company’s former Chief Executive Officer, Robert Friedland, purchased 150,000 shares of Class A common stock from the Company, for an aggregate purchase price of $1,500,000, in accordance with the terms of that certain subscription agreement with the Company, dated July 12, 2021.
SES Related Person Transactions
GM Joint Development Agreement
In February 2021, SES executed a JDA with GM Global Technology Operations LLC (“GM Technology”) and General Motors Holdings LLC (“GM Holdings”), with a budget over $50.0 million, to jointly develop an

A-Sample

battery cell with a capacity of almost 100 Ah and build out a prototype manufacturing line for GM Technology. GM Technology is an affiliate of GM Ventures and a subsidiary of GM Holdings (GM Ventures and GM Holdings collectively, the “GM Funds”), both of which are stockholders of SES. GM Holdings is also a subsidiary of GM. The JDA has an initial term of three years. Under the terms of the JDA, SES will receive reimbursement of research and development and prototype buildout costs. SES will not be required to refund such fees once due to SES regardless of the results of the research and development activities, however, ownership of the prototype line would remain with GM, unless purchased by SES. During the fiscal year ended December 31, 2021, SES invoiced approximately $14.0 million pursuant to the terms of the JDA.
Preferred Stock Purchase Agreements
In April 2021, SES entered into a stock purchase agreement, in which various holders purchased $138.5 million in Series D redeemable convertible preferred stock, $0.000001 par value per share. This included investments by the following investors in the following amounts: $27.0 million by Aranda Investments Pte. Ltd., an entity associated with Temasek Holdings Limited (“Aranda”), $50.0 million by the GM Funds collectively, $36.0 million by SK, and $10.0 million by Vertex affiliates Vertex Legacy Continuation Fund Pte. Ltd. (“Vertex Legacy”) and Vertex Ventures China IV, L.P. (“Vertex Ventures” and, with Vertex Legacy, the “Vertex Funds”) collectively.
PIPE Financing
In connection with the Closing of the Business Combination, Ivanhoe issued an aggregate of 27,450,000 shares of Class A common stock to the PIPE Investors at a purchase price of $10.00 per share, for aggregate gross proceeds of $275.4 million. This included purchases by the following investors in the following amounts: $10.0 million by the GM Funds, $1.0 million by Long Siang Pte. Ltd. (“Long Siang”), $5.0 million by Vertex Legacy and $75.0 million by Honda.
Old SES Shareholder Support Agreement
Concurrently with the execution of the Business Combination Agreement, certain shareholders of Old SES representing the requisite votes necessary to approve the Business Combination, including among others, the GM Funds, Dr. Hu and his affiliated trusts, Long Siang, the Vertex Funds, SK, the Temasek Funds (Aranda and Anderson Investments Pte. Ltd.) and Tianqi, entered into a support agreement with the Company (formerly known as Ivanhoe Capital Acquisition Corp) and Old SES, pursuant to which each such holder agreed to (i) vote at any meeting of Old SES’s shareholders, and in any action by written consent of Old SES’s shareholders, all of its equity securities in favor of the adoption and approval of the Business Combination Agreement and the transactions contemplated thereby, including the Amalgamation, and not withdraw or rescind such vote or otherwise take action to make such vote ineffective, (ii) be bound by certain other covenants and agreements related to the Business Combination, (iii) waive and not to exercise or assert any rights, or make any demand or claims of oppression relating to the Amalgamation or any other transaction contemplated by the Business Combination Agreement that such Shareholder may have (under the Singapore Companies Act or otherwise) by virtue of, or with respect to, any outstanding equity securities of Old SES legally or beneficially owned by such shareholder and (iv) be bound by certain transfer restrictions with respect to such securities, in each case, on the terms and subject to the conditions set forth in the Support Agreements. Each Old SES shareholder party to the support agreement made certain representations and warranties to the Company. The support agreement terminated upon the consummation of the Business Combination.
Director Nomination Agreement
Concurrently with the execution of the Business Combination Agreement, the Company and Old SES entered into the Director Nomination Agreement with GM Ventures, pursuant to which, among other things, GM Ventures has the right to nominate one person for election to the Board from and after the Effective Time for so long as GM Ventures together with its affiliates, collectively continue to beneficially own at least 5% of the fully diluted outstanding equity securities of SES.

A&R Registration Rights Agreement
At the Closing of the Business Combination, SES, the Sponsor and certain other holders of SES, including, but not limited to, the GM Funds, Dr. Hu and his affiliated trusts, Long Siang, SK, the Temasek Funds, Tianqi and the Vertex Funds, entered into the Amended and Restated Registration Rights Agreement, dated as of February 3, 2022 (the “Registration Rights Agreement), pursuant to which, among other things, the Sponsor and such other holders were granted certain customary registration rights, demand rights and piggyback rights with respect to their respective shares of Class A common stock and any other equity securities of SES. The Registration Rights Agreement also prohibits the transfer (subject to limited exceptions) of the shares of our Class A common stock and Class B common stock held by the Sponsor and other holders party to the Registration Rights Agreement, in each case for a period of 180 days following the Closing.
Indemnification Agreements
We entered into indemnification agreements with SES directors and executive officers following the Business Combination. For more information, see
 “Management - Limitation of Liability and Indemnification of Directors and Executive Officers
” and “
Description of Our Securities

-

Limitations on Liability and Indemnification of Officers and Directors
” for additional information.
Policies and Procedures for Related Person Transactions
We have adopted a formal written policy that sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of
Regulation S-K under
the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. The policy provides for the review and approval of any such transactions with related persons, and requires, among other things, that:

•	The audit committee or disinterested members of the board shall review the material facts of all related person transactions.

•
In reviewing any related person transaction, the committee will take into account, among other factors that it deems appropriate: the importance and fairness of the transaction to us and the related person; the business rationale for engaging in the transaction; whether the value and terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by us with non-related
persons; the extent of the related person’s interest in the transaction; whether the transaction would likely impair the judgment of a director or executive officer to act in the best interests of us and our stockholders; and the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee.

•
In connection with its review of any related person transaction, we shall provide the committee or disinterested members of the board with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of ours in connection with such related person transaction.

•	If a related person transaction will be ongoing, the committee may establish guidelines for our management to follow in its ongoing dealings with the related person.
In addition, under our Code of Conduct, our employees, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the ownership and disposition of our shares of Class A common stock and warrants, which we refer to collectively as our securities. This discussion applies only to our securities that are held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that any distributions made (or deemed made) by us on our Class A common stock and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.
This discussion does not address the U.S. federal income tax consequences to our founders, sponsors, officers or directors. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	banks, financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the United States;

•	except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of our shares;

•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to our securities;

•	persons holding our securities as part of a “straddle,” constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•	tax-exempt entities;

•	controlled foreign corporations; and

•	passive foreign investment companies.
If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or
non-U.S.
taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL
NON-INCOME,
STATE, LOCAL, AND
NON-U.S.
TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.
 If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “
U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class
 A Common Stock
and Warrants
” below.
Dividends we pay to a U.S. holder that is treated as a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate
U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate
U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class
 A Common Stock and Warrants.
Upon a sale or other taxable disposition of our Class A common stock or warrants (which, in general, would include a redemption of warrants that is treated as a sale of such warrants as described below), a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate
U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock or warrants generally will equal the U.S. holder’s acquisition cost for the Class A common stock less any prior distributions treated as a return of capital, or in the case of a U.S. holder that acquired Class A common stock upon exercise of a warrant for cash, as described below in “
U.S. Holders —
Exercise, Lapse or Redemption of a Warrant
”.
Exercise, Lapse or Redemption of a Warrant
.
A U.S. holder generally will not recognize taxable gain or loss on the acquisition of our Class A common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant and the exercise price. It is unclear whether the U.S. holder’s holding period for the Class A common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.
If we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “
Description of Our Securities — Warrants — Public Stockholders’ Warrants — Redemption of Warrants When the Price Per Share of Class A common stock Equals or Exceeds $18.00
” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. holder, taxed as described above under “
U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.
”
Possible Constructive Distributions.
The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “
Description of Our Securities — Warrants — Public Stockholders’ Warrants.
” An adjustment which has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (for example, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case, which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described under “
U.S. Holders — Taxation of Distributions
” in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding.
 In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of Class A common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S.
Holders
This section applies to you if you are a
“Non-U.S.
holder.” As used herein, the term
“Non-U.S.
holder” means a beneficial owner of our securities who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder;
but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our securities. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the ownership or sale or other disposition of our securities.
Taxation of Distributions.
In general, any distributions (including constructive distributions, but not including certain distributions of our stock or rights to acquire our stock) we make to a
Non-U.S.
holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the
Non-U.S.
holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such
Non-U.S.
holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form
W-8BEN
or
W-8BEN-E).
In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by us or the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the
Non-U.S.
holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the
Non-U.S.
holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “
Non-U.S.
Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class
 A Common Stock
and Warrants
” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see
“Non-U.S.
Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants”
below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a
Non-U.S.
holder who provides a
Form W-8ECI,
certifying that the dividends are effectively connected with the
Non-U.S.
holder’s conduct of a

trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the
Non-U.S.
holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate
Non-U.S.
holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Exercise, Lapse or Redemption of a Warrant.
The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “
U.S. Holders — Exercise, Lapse or Redemption of a Warrant
” above.
The characterization for U.S. federal income tax purposes of the redemption of the Non-U.S. holder’s warrants generally will correspond to the U.S. federal income tax treatment of such a redemption of a U.S. holder’s warrants, as described under “
U.S. Holders—Exercise, Lapse or Redemption of a Warrant
” above, and the consequences of the redemption to the Non-U.S. holder will be as described below under the heading “
Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants
” depending on such characterization.
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class
 A Common Stock and Warrants.
A
Non-U.S.
holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock or warrants (including an expiration or redemption of our warrants), unless:

•
the gain is effectively connected with the conduct by the
Non-U.S.
holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the
Non-U.S.
holder); or

•
we are or have been a “United States real property holding corporation” (as defined below) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. holder’s holding period for the applicable security, except, in the case where shares of our Class A common stock are “regularly traded on an established securities market” (within the meaning of applicable Treasury Regulations, referred to herein as “regularly traded”), (i) the Non-U.S. holder is disposing of Class A common stock and has owned, directly or constructively, 5% or less of our Class A common stock at all times within the shorter of the five-year period preceding such disposition of Class A common stock or such Non-U.S. holder’s holding period for such Class A common stock or (ii) the Non-U.S. holder is disposing of warrants and has owned, directly or constructively, 5% or less of the total fair market value of our warrants (provided our warrants are considered to be regularly traded) at all times within the shorter of the five-year period preceding such disposition of warrants or such Non-U.S. holder’s holding period for such warrants. It is unclear how the rules for determining the 5% threshold for this purpose would be applied with respect to our Class A common stock and warrants, including how a Non-U.S. holder’s ownership of warrants impacts the 5% threshold determination with respect to its Class A common stock and whether the 5% threshold determination with respect to our warrants must be made with or without reference to the private placement warrants. In addition, special rules may apply in the case of a disposition of warrants if our Class A common stock is considered to be regularly traded, but the warrants are not considered to be regularly traded. We can provide no assurance as to our future status as a United States real property holding corporation or as to whether our Class A common stock or warrants will be considered to be regularly traded. Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the
Non-U.S.
holder were a U.S. resident. Any

gains described in the first bullet point above of a
Non-U.S.
holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a
Non-U.S.
holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition.
We would be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we are not currently a United States real property holding corporation; however, there can be no assurance that we will not become a United States real property holding corporation in the future.
Possible Constructive Distributions
.
The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “
Description of Our Securities — Warrants — Public Stockholders’ Warrants
.” An adjustment which has the effect of preventing dilution generally is not a taxable event. Nevertheless, a Non-U.S. holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (for example, through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of our Class A common stock, or as a result of the issuance of a stock dividend to holders of shares of our Class A common stock, in each case, which is taxable to such holders as a distribution. Any constructive distribution received by a Non-U.S. holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. holder received a cash distribution from us equal to the fair market value of such increased interest without any corresponding receipt of cash. It is possible that any withholding tax on such a constructive distribution might be satisfied by us or the applicable withholding agent through a sale of a portion of the Non-U.S. holder’s shares of Class A common stock, warrants or other property held or controlled by us or the applicable withholding agent on behalf of the Non-U.S. holder or might be withheld from distributions or proceeds subsequently paid or credited to the Non-U.S. holder.
Information Reporting and Backup Withholding.
 Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Class A common stock and warrants. A
Non-U.S.
holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a
Non-U.S.
holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that
 the required information is timely furnished to the IRS.
FATCA Withholding Taxes.
 Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our Class A common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other
non-U.S.
entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS

Form
W-8BEN-E).
Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a
Non-U.S.
holder might be eligible for refunds or credits of such withholding taxes, and a
Non-U.S.
holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.

DESCRIPTION OF OUR SECURITIES
The following summary of the material terms of the capital stock of SES AI Corporation (formerly Ivanhoe Capital Acquisition Corp.) is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Charter, our Bylaws and the Warrant Agreement described herein, each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and certain provisions of Delaware law. We urge you to read each of our Charter, our Bylaws and the Warrant Agreement described herein in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Capital Stock
Our Charter authorizes the issuance 2,320,000,000 shares of capital stock, consisting of (i) 2,100,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 200,000,000 shares of Class B common stock, par value $0.0001 per share, and (iii) 20,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Class A common stock
Voting Rights
Holders of Class A common stock are entitled to cast one vote per share. Generally, holders of all classes of SES common stock vote together as a single class, and an action is approved by SES stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Class A common stock are not entitled to cumulate their votes in the election of directors.
Class B common stock
Voting Rights
Holders of Class B common stock are
entitled to cast 10 votes per share. Generally, holders of all classes of SES common stock vote together as a single class, and an action is approved by SES stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Class B common stock are not entitled to cumulate their votes in the election of directors.
Dividend Rights
Holders of Class A common stock and Class B common stock will share equally, identically and ratably, if and when any dividend is declared by the Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Class A common stock with respect to the payment of dividends.
Liquidation, Dissolution and Winding Up
On the liquidation, dissolution, distribution of assets or winding up of SES, each holder of Class A common stock and Class B common stock will be entitled, pro rata on a per share basis, to all assets of SES of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock of SES then outstanding.

Conversion
Each share of Class B common stock is convertible on a one-for-one basis into a share of Class A common stock at the holder’s option or otherwise automatically upon the occurrence of certain events, namely: (i) each share of Class B common stock that is transferred by the SES Founder Group or certain permitted transferee holders (“Qualified Holders”) will convert into a share of Class A common stock; (ii) all outstanding shares of Class B common stock will convert into shares of Class A common stock if the SES Founder Group or Qualified Holders collectively cease to beneficially own at least 20 percent of the number of shares of Class B common stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination or recapitalization of the Class B common stock) collectively held by the SES Founder Group and Qualified Holders of Class B common stock as of the Effective Time; or (iii) all outstanding shares of Class B common stock will convert into shares of Class A common stock upon the date specified by the affirmative vote of the holders of at least two-thirds of the then-outstanding shares of Class B common stock, voting as a separate class. Each outstanding share of Class B common stock is entitled to 10 votes per share and each outstanding share of Class A common stock is entitled to one vote per share.
Preferred Stock
The Charter provides that the Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of SES’s assets, which rights may be greater than the rights of the holders of the common stock.
The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of SES outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the dividend or liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Class A common stock.
Warrants
Public Stockholders’ Warrants
Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder.
Redemption of Warrants When the Price Per Share of Class A common stock Equals or Exceeds $18.00
Once the warrants become exercisable, SES may call the warrants for redemption for cash:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•
if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

SES will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A common stock is available throughout the
30-day
redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
SES has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder are entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
A holder of a warrant may notify SES in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as specified by the holder) of the Class A common stock outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
If the number of outstanding shares of Class A common stock is increased by a share capitalization payable in shares of Class A common stock, or by a sub-division
of common stock or other similar event, then, on the effective date of such share capitalization, sub-division
or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding common stock. A rights offering to holders of common stock entitling holders to purchase Class A common stock at a price less than the “historical fair market value” (as defined below) will be deemed a share capitalization of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) multiplied by (i) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering and divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A common stock as reported during the
10-trading
day period ending on the trading day prior to the first date on which the Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to holders of Class A common stock on account of such Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A common stock during the
365-day
period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A common stock issuable on exercise of each warrant) does not exceed $0.50 (being 5% of the offering price of the Units in the IPO), then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A common stock in respect of such event.
If the number of outstanding shares of Class A common stock is decreased by a consolidation, combination, reverse share sub-division
or reclassification of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A common stock.
Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Class A common stock (other than those described above or that solely affects the par value of such Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A common stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the holders of the warrants shall have the same right of election as to the kind and amount of securities, cash or other assets for which each warrant are exercisable. Additionally, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of shares of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants are issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive Class A common stock. After the issuance of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in the IPO. The private placement warrants are not redeemable by us.
Amended and Restated Registration Rights Agreement
In connection with the Closing, SES, the Sponsor and certain other equityholders of Old SES entered into the Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement,” which superseded the Registration Rights Agreement between the Company and the Sponsor that was entered into in connection with the Company’s IPO), pursuant to which, among other things, the holders signatory thereto were granted certain customary registration rights, demand rights and piggyback rights with respect to their respective shares of common stock and any other equity securities of the Company. The Registration Rights Agreement also prohibits the transfer (subject to limited exceptions) of the shares of common stock held by the signatories to the Registration Rights Agreement for a period of 180 days following the Closing.
Exclusive Forum
The Charter provides that, to the fullest extent permitted by law, unless SES otherwise consents in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any action brought (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws, (d) any action to interpret, apply, enforce or determine the validity of any provisions of this Certificate of Incorporation or the Bylaws or (e) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act of 1933, as amended.
Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law
Certain provisions of the Charter, Bylaws, and laws of the State of Delaware, where SES is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the Class A common stock and the Class B common stock. SES believes that the benefits of increased protection give SES the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure SES and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.
Authorized but Unissued Shares
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which will apply for so long as the Class A common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of SES by means of a proxy contest, tender offer, merger, or otherwise.
Dual Class Stock
As described above, the Charter provides for a dual class common stock structure which provides Class B common stock holders with the ability to control the outcome of matters requiring stockholder approval, even though they own significantly less than a majority of the shares of outstanding Class A common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of SES or its assets.
For more information, see “—Common Stock—Class B common stock.”
Number of Directors
The Charter provides that, subject to the rights of holders of any series of SES Preferred Stock, the number of directors may be fixed from time to time by a majority of the Board. The initial number of directors was set at seven.
Removal of Directors
The Charter provides that, subject to the rights of holders of any series of SES Preferred Stock, any or all directors of the Board may be removed from office at any time with or without cause and for any or no reason prior to the first date on which the issued and outstanding shares of Class B common stock represents less than 50% of the voting power of the then-outstanding shares of capital stock of SES that would then be entitled to vote in the election of directors at an annual meeting of SES stockholders; provided, however, that from or after the occurrence of the first date on which the issued and outstanding shares of Class B common stock represents less than 50% of the voting power of the then outstanding shares of capital stock of SES that would be entitled to vote in the election of directors at an annual meeting of SES stockholders, any director on the Board may be removed from office at any time, but only for cause and only upon the affirmative vote of the holders of at least two-thirds
(2/3) of the voting power of the capital stock of SES that would then be entitled to vote in the election of directors at an annual meeting of SES stockholders.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide SES with certain information. Generally, to be timely, a stockholder’s notice must be received at SES’s principal executive offices not less than 90 days nor more than

120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of SES.
Limitations on Stockholder Action by Written Consent
The Charter provides that, subject to the terms of any series of SES Preferred Stock, any action required or permitted to be taken by the stockholders of SES must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; provided, however, that prior to the first date on which the issued and outstanding shares of Class B common stock represent less than 50% of the voting power of the then outstanding shares of capital stock of SES that would then be entitled to vote for the election of directors at an annual meeting of SES stockholders, any action required or permitted to be taken at any annual or special meeting of SES may be taken without a meeting and by written consent if such written consent sets forth the action so taken and is signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such matter were present and voted.
Limitations on Special Meetings of Stockholders
The Charter provides that special meetings of stockholders for any purpose or purposes may only be called at any time by the Board, the Chairperson of the Board or the Chief Executive Officer of SES; provided, however, that prior to the first date on which the issued and outstanding shares of Class B common stock represents less than 50% of the voting power of the then outstanding shares of capital stock of SES that would be entitled to vote in the election of directors at an annual meeting of SES stockholders, special meetings of stockholders for any purpose or purposes may also be called by or at the request of the holders of a majority of voting power of the shares of capital stock of SES that would then be entitled to vote in the election of directors at an annual meeting of stockholders.
Amendment of the Charter
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.
The Charter provides that, in addition to any vote required by the DGCL, amendments, alterations, changes, adoptions or repeals to certain provisions of the Charter require the affirmative vote of the holders of two-thirds
(2/3) of the voting power of all shares of capital stock then outstanding and entitled to vote generally in the election of directors, voting together as a single class; provided, however, that (i) so long as any shares of Class B common stock remain outstanding, the affirmative vote of the holders of two-thirds
(2/3) of the outstanding shares of Class B common stock, voting as a separate class, is required to amend, alter, change, repeal or adopt any provisions of the Charter (1) in a manner that is inconsistent with, or that otherwise alters or changes any of the voting, conversion, dividend or liquidation provisions of the shares of Class B common stock or other rights, powers, preferences or privileges of the shares of Class B common stock, (2) to provide for each share of Class A common stock or any other class of SES common stock to have more than one (1) vote per-share
or any rights to a separate class vote of the holders of shares of Class A common stock other than as provided by the Charter or required by the DGCL or (3) to otherwise adversely impact the rights, powers, preferences or privileges of the shares of Class B common stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class A common stock; and (ii) so long as any shares of Class A common stock remain outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock, voting as a separate class, is required to amend, alter, change, repeal or adopt any provisions of the Charter (1) in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Class A common stock so as to affect them adversely, or (2) to provide for each share of Class B common stock to have more than ten (10) votes per-share
or any rights to a separate class vote of the holders of shares of Class B common stock other than as provided by the Charter or required by the DGCL.
The following provisions require a
two-thirds
(2/3) supermajority vote to be amended: (i) regarding a change with respect to the capital stock and the amount of share capital; (ii) requiring that the above provisions of the Charter be amended by a supermajority two-thirds
(2/3) vote; (iii) requiring that a stockholder vote on an amendment to the Bylaws be approved by a supermajority two-thirds
(2/3) vote; (iv) providing for a classified Board of directors (the election and term of the Board); (v) regarding filling vacancies on the Board and newly-created directorships; (vi) regarding the resignation and removal of directors; (vii) eliminating directors’ liability for monetary damages for breaches of fiduciary duty; (viii) regarding indemnification; (ix) regarding stockholder action by written consent; (x) regarding calling special meetings of stockholders; and (xi) requiring exclusive forum in Delaware.
Amendment of Bylaws
Under the Charter, subject to the terms of any series of SES Preferred Stock, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present. The Bylaws may also be adopted, amended, altered or repealed, (i) on or after the first date on which the issued and outstanding shares of Class B common stock represents less than 50% of the voting power of the then outstanding shares of capital stock of SES that would then be entitled to vote in the election of directors at an annual meeting of SES stockholders, by the affirmative vote of the holders of at least two-thirds
(2/3) of the voting power of the capital stock of SES or, prior to such time, (ii) by the affirmative vote of the holders of a majority in voting power of the shares of capital stock of SES then outstanding and entitled to vote in the election of directors at an annual meeting of SES stockholders.
Business Combinations
Under Section 203 of the DGCL, a corporation is not permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3)
at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of SES’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Since SES has not opted out of Section 203 of the DGCL, it will apply to SES. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with SES for a three-year period. This provision may encourage companies interested in acquiring SES to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the Charter specifically authorizes cumulative voting. The Charter does not authorize cumulative voting.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. SES’s Charter includes a provision that eliminates the personal liability of directors for damages for any breach of fiduciary duty as a director where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of SES or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.
The Bylaws provide that SES must indemnify and advance expenses to SES’s directors and officers to the fullest extent authorized by the DGCL. SES also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for SES directors, officers, and certain employees for some liabilities. SES believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit SES and its stockholders. In addition, your investment may be adversely affected to the extent SES pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of SES’s directors, officers, or employees for which indemnification is sought.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, SES’s stockholders will have appraisal rights in connection with a merger or consolidation of SES. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of SES’s stockholders may bring an action in SES’s name to procure a judgment in SES’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of

SES’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Transfer Agent and Registrar
The transfer agent for SES capital stock is Continental Stock Transfer & Trust Company.
Listing of common stock
Our Class A common stock and public warrants are listed on the NYSE under the symbols “SES” and “SES WS,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF SES SECURITIES
Resales under Rule 144
Under the Securities Act, securities may be sold only if the sale is registered under the Securities Act or qualifies for an exemption from registration, including an exemption under Rule 144 under the Securities Act (“
Rule 144
”).
Rule 144(b)(1) provides a safe harbor pursuant to which certain persons may sell shares of SES common stock that constitute “restricted securities” as defined in Rule 144 without registration under the Securities Act. “Restricted securities” include, among other things, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering. In general, the conditions that must be met for a person to sell shares of SES common stock pursuant to Rule 144(b)(1) are as follows: (i) the person selling the shares must not be an affiliate of SES at the time of the sale, and must not have been an affiliate of SES during the preceding three months, and (2) either (A) at least one year must have elapsed since the date of acquisition of the restricted securities from SES or any of its affiliates or (B) if SES satisfies the current public information requirements set forth in Rule 144, at least six months have elapsed since the date of acquisition of the restricted securities from SES or any of its affiliates.
Rule 144(b)(2) provides a safe harbor pursuant to which persons who are affiliates of SES may sell shares of its stock, whether restricted securities or not, without registration under the Securities Act if certain conditions are met. In general, the conditions that must be met for a person who is an affiliate of SES (or has been within three months prior to the date of sale) to sell shares of stock of SES pursuant to Rule 144(b)(2) are as follows (1) if the shares being sold are restricted securities, at least six months must have elapsed since the date of acquisition of the shares of stock from SES or any of its affiliates, (2) the seller must comply with volume limitations, manner of sale restrictions and notice requirements and (3) SES must satisfy the current public information requirements set forth in Rule 144. In order to comply with the volume limitations, a seller may not sell, in any three month period, more than the following number of shares:

•	of the shares of SES common stock then outstanding as shown by the most recent report or statement published by SES;

•
the average weekly reported volume of trading in SES common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of the notice required to be filed by the seller under Rule 144 or if no such notice is required, the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker; or

•
the average weekly volume of trading in such securities reported pursuant to an effective transaction report plan or an effective national market system plan, as defined in Regulation NMS under the Exchange Act, during the four week period described in the preceding bullet.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As of the Closing Date, we had 304,021,011 shares of Class A common stock outstanding. Of these shares, approximately 20,500,000 shares are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144. All of 6,900,000 shares of our Class A common stock owned by the Sponsor (the “Sponsor Shares’) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of the 27,450,000 PIPE Shares we issued to the PIPE Investors pursuant to the Subscription Agreements are also restricted securities for purposes of Rule 144. The registration statement of which this prospectus is a part registers for resale all of the PIPE Shares and Sponsor Shares and 5,013,333 shares of Class A common stock underlying the private placement warrants, and we are obligated to maintain the effectiveness of such registration statement in accordance with the terms and conditions of the Amended and Restated Registration Rights Agreement or applicable Subscription Agreements.
As of the date of this registration statement, there are approximately 14,213,280 warrants outstanding, consisting of 9,199,947 public warrants originally sold as part of the units issued in the IPO and 5,013,333 private placement warrants that were sold by the Company (formerly known as Ivanhoe Capital Acquisition Corp.) to the Sponsor in a private sale prior to the Initial Public Offering. Each warrant is exercisable for one share of our Class A common stock, in accordance with the terms of the Warrant Agreement governing the warrants. The public warrants are freely tradable. In addition, we have filed the registration statement of which this prospectus is a part under the Securities Act covering the 14,213,280 shares of our Class A common stock that may be issued upon exercise of the warrants and resales by the Selling Securityholders of the 5,013,333 private placement warrants and the shares underlying such private placement warrants, and we are obligated to maintain the effectiveness of such registration statement until the expiration or redemption of the warrants.
While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Lock-up Agreements
IPO Letter Agreement
As of the date of this registration statement, the Sponsor owns 6,900,000 Sponsor Shares. Pursuant to the terms of the IPO Letter Agreement (as amended), the Sponsor agreed not to transfer, sell or assign the Sponsor Shares until the earlier of (i) (v) with respect to 20% of such Sponsor Shares, until the date that is 180 days after the Closing, (w) with respect to 20% of such Sponsor Shares, until the closing price of Class A common stock equals or exceeds $12.00 for any 20 trading days within a
30-trading
day period following the date that is 150 days after the Closing (the “Requisite Trading Period”), (x) with respect to 20% of such Sponsor Shares, until the closing price of the Class A common stock equals or exceeds $14.00 for the Requisite Trading Period, (y) with respect to 20% of Sponsor Shares, until the closing price of the Class A common stock equals or exceeds $16.00 for the Requisite Trading Period, and (z) with respect to the remaining 20% of such Sponsor Shares, until the closing price of the Class A common stock equals or exceeds $18.00 for the Requisite Trading Period, and (ii) the date on which SES completes a liquidation, merger, capital stock exchange or other similar transaction after the Closing that results in all of the shareholders having the right to exchange their common stock for cash, securities or other property; provided that in the event that the per-share
value of the cash, securities or other property to be received by the holders of Class A common stock in such liquidation, merger, capital stock exchange or other similar transaction (the
“Per-share
Transaction Value”) is less than $18.00, then the Sponsor Shares will be released from these transfer restrictions to the Sponsor on a pro rata basis as follows: (i) to the extent not previously released, all Subject Shares that are subject to release upon achievement of any share price performance requirements that are less than the
Per-Share
Transaction Value will be released and (ii) the number

of Sponsor Shares that would be released upon the achievement of the next share price performance requirement that is higher than the
Per-Share
Transaction Value (the “Release Threshold”), multiplied by a fraction, the numerator of which equals (a) 2, minus (b) the amount by which the Release Threshold exceeds the
Per-share
Transaction Value, and the denominator of which equals 2, will be released. Any Subject Shares not released pursuant to the preceding sentence will be forfeited and cancelled.
Registration Rights Agreement
Upon completion of the Business Combination, the Sponsor, the Founder Group and certain securityholders of Old SES entered into the Registration Rights Agreement, pursuant to which the shares held by the signatories to the agreement (the
“Lock-Up
Shares”), are contractually restricted from being sold or transferred for a period of 180 days following the Closing (subject to certain exceptions contained therein).

PLAN OF DISTRIBUTION
This prospectus relates to from time to time the resale of (i) an aggregate of 320,373,966 shares of Class A common stock of the Company and (ii) 5,013,333 warrants to purchase shares of Class A common stock by certain of the Selling Securityholders named in this prospectus.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.
Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.
In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind
distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest
will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest
intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.
To the extent required, the shares of common stock to be sold to PIPE Investors (the “PIPE Shares”), the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In connection with the sale of the PIPE Shares, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the PIPE Shares in the course of hedging the positions they assume. The Selling Securityholders may also sell the PIPE shares short and deliver these securities to close out their short positions, or loan or pledge the PIPE Shares to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
White & Case LLP, New York, New York has passed upon the validity of the Class A common stock and warrants offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The consolidated financial statements of SES Holdings Pte. Ltd. and subsidiaries as of and for the years ended December 31, 2021 and December 31, 2020, included in this prospectus have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of SES AI Corporation (formerly known as Ivanhoe Capital Acquisition Corp.) as of December 31, 2021 and 2020, for the year ended December 31, 2021 and for the period from July 8, 2020 (inception) through December 31, 2020, appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form
S-1,
including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://ses.ai. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

SES AI Corporation
(Formerly Known as Ivanhoe Capital Acquisition Corp.)
Index to Consolidated Financial Statements

Page No.

Consolidated Financial Statements	F-1

Report of Independent Registered Public Accounting Firm WithumSmith + Brown PC	F-2

Consolidated Balance Sheets as of December 31, 2021 and 2020	F-3

Consolidated Statements of Operations for the year ended December 31, 2021 and for the period from July 8, 2020 (inception) through December 31, 2020	F-4

Consolidated Statements of Changes in Shareholders’ Deficit for the year ended December 31, 2021 and for the period from July 8, 2020 (inception) through December 31, 2020	F-5

Consolidated Statements of Cash Flows for the year ended December 31, 2021 and for the period from July 8, 2020 (inception) through December 31, 2020	F-6

Notes to Consolidated Financial Statements	F-7
SES Holdings Pte. Ltd., and Subsidiaries
Index to Consolidated Financial Statements

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
SES AI Corporation (formerly known as Ivanhoe Capital Acquisition Corp.)
Opinion on the Consolidated financial statements
We have audited the accompanying consolidated balance sheets of SES AI Corporation (formerly known as Ivanhoe Capital Acquisition Corp.) (the “Company”) as of December 31, 2021 and 2020, the related consolidated statements of operations, changes in shareholders’ deficit and cash flows for the year ended December 31, 2021 and the period from July 8, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and the period from July 8, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
March
3
1
, 2022
PCAOB ID Number 100

F-
2

SES AI CORPORATION
(FORMERLY KNOWN AS IVANHOE CAPITAL ACQUISITION CORP.)
CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020

Assets
Current assets:
Cash	$117,282	$161,271
Prepaid expenses	608,904	—

Total current assets	726,186	161,271
Investments held in Trust Account	276,057,966	—
Deferred offering costs associated with the initial public offering	—	413,039

Total Assets	$276,784,152	$574,310

Liabilities, Class A Ordinary Shares Subject to Redemption and Shareholders’ Deficit
Current liabilities:
Accounts payable	$89,017	$13,785
Due to related party	20,532	—
Accrued expenses	795,586	68,346
Note payable - related party	—	500,000

Total current liabilities	905,135	582,131
Accrued liabilities	4,888,889	—
Convertible note – related party	1,152,680	—
Deferred underwriting commissions	9,660,000	—
Derivative warrant liabilities	25,324,530	—

Total liabilities	41,931,234	582,131

Commitments and Contingencies
Class A ordinary shares subject to possible redemption, $0.0001 par value; 27,600,000 and -0- shares at redemption value of $10.00 per share as of December 31, 2021 and December 31, 2020, respectively	276,000,000	—
Shareholders’ Deficit:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized	—	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 6,900,000 shares issued and outstanding as of December 31, 2021 and December 31, 2020	690	690
Additional paid-in capital	—	24,310
Accumulated deficit	(41,147,772)	(32,821)

Total shareholders’ deficit	(41,147,082)	(7,821)

Total Liabilities, Class A Ordinary Shares Subject to Possible Redemption and Shareholders’ Deficit	$276,784,152	$574,310

The accompanying notes are an integral part of these consolidated financial statements.

F-
3

SES AI CORPORATION
(FORMERLY KNOWN AS IVANHOE CAPITAL ACQUISITION CORP.)
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2021	For the Period From July 8, 2020 (Inception) Through December 31, 2020

General and administrative expenses	$7,238,072	$32,821
General and administrative expenses - related party	120,000	—

Total operating expenses	(7,358,072)	(32,821)
Other income (expenses):
Income from investments held in Trust Account	57,966	—
Change in fair value of derivative warrant liabilities	(3,176,530)	—
Change in fair value of convertible note – related party	(207,986)	—
Offering costs - derivative warrant liabilities	(855,043)	—

Net loss	$(11,539,665)	$(32,821)

Basic and diluted weighted average shares outstanding, Class A ordinary shares	26,843,836	—

Basic and diluted net loss per ordinary share, Class A ordinary shares	$(0.34)	$—

Basic and diluted weighted average ordinary shares outstanding, Class B ordinary shares	6,875,342	6,000,000

Basic and diluted net loss per ordinary share, Class B ordinary shares	$(0.34)	$(0.01)

The accompanying notes are an integral part of these consolidated financial statements.

F-
4

SES AI CORPORATION
(FORMERLY KNOWN AS IVANHOE CAPITAL ACQUISITION CORP.)
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	For the Year Ended December 31, 2021
	Ordinary Shares				Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit
	Class A		Class B
	Shares	Amount	Shares	Amount

Balance - July 8, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor	—	—	6,900,000	690	24,310	—	25,000
Net loss	—	—	—	—	—	(32,821)	(32,821)

Balance - December 31, 2020	—	$—	6,900,000	$690	$24,310	$(32,821)	$(7,821)
Accretion of Class A ordinary shares subject to redemption	—	—	—	—	(24,310)	(29,575,286)	(29,599,596)
Net loss	—	—	—	—	—	(11,539,665)	(11,539,665)

Balance - December 31, 2021	—	$—	6,900,000	$690	$—	$(41,147,772)	$(41,147,082)

The accompanying notes are an integral part of these consolidated financial statements.

F-
5

SES AI CORPORATION
(FORMERLY KNOWN AS IVANHOE CAPITAL ACQUISITION CORP.)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2021	For the Period From July 8, 2020 (Inception) Through December 31, 2020

Cash Flows from Operating Activities:
Net loss	$(11,539,665)	$(32,821)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	—	25,000
Income from investments held in Trust Account	(57,966)	—
Change in fair value of derivative warrant liabilities	3,176,530	—
Change in fair value of convertible note – related party	207,986	—
Offering costs - derivative warrant liabilities	855,043	—
Changes in operating assets and liabilities:
Prepaid expenses	(608,904)	—
Accounts payable	75,232	—
Due to related party	20,532	—
Accrued expenses	684,374	6,213
Accrued liabilities	4,888,889	—

Net cash used in operating activities	(2,297,949)	(1,608)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	(276,000,000)	—

Net cash used in investing activities	(276,000,000)	—

Cash Flows from Financing Activities:
Payment of note payable to related party	(500,000)	—
Proceeds received from initial public offering, gross	276,000,000	—
Proceeds received from private placement	7,520,000	—
Offering costs paid	(5,710,734)	—
Proceeds received from note payable to related party	—	408,341
Offering costs paid	—	(245,462)
Proceeds from convertible note to related party	944,694	—

Net cash provided by financing activities	278,253,960	162,879

Net change in cash	(43,989)	161,271
Cash - beginning of the period	161,271	—

Cash - end of the period	$117,282	$161,271

Supplemental disclosure of noncash financing activities:
Deferred offering costs included in accounts payable	$—	$13,785
Offering costs included in accrued expenses	$42,867	$62,133
Deferred offering costs paid by Sponsor under promissory note	$—	$91,659
Deferred underwriting commissions	$9,660,000	$—
The accompanying notes are an integral part of these consolidated financial statements

F-
6

SES AI CORPORATION
(FORMERLY KNOWN AS IVANHOE CAPITAL ACQUISITION CORP.)
NOTES TO CONSOLIDATED BALANCE SHEETS
Note 1—Description of Organization and Business Operations
SES AI Corporation, formerly known as Ivanhoe Capital Acquisition Corp. prior to February 3, 2022 (the “Company”), is a blank check company incorporated as a Cayman Islands exempted company on July 8, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
On June 28, 2021, the Company formed a wholly owned subsidiary, Wormhole Merger Sub Pte. Ltd., a Singapore private company limited by shares (“Amalgamation Sub”).
Business Operations
As of December 31, 2021, the Company had not yet commenced operations. All activity for the period from July 8, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”), which is described below, and since the closing of the Initial Public Offering, the search for a prospective Business Combination, including activities in connection with the proposed acquisition of SES Holdings Pte. Ltd., a Singapore private company limited by shares (“SES”). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income on its investments held in the trust account from the proceeds of its Initial Public Offering. The Company incurs expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a business combination.
The Company’s sponsor is Ivanhoe Capital Sponsor LLC, a Cayman Islands limited liability company (“Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on January 6, 2021. On January 11, 2021, the Company consummated its Initial Public Offering of 27,600,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), including 3,600,000 additional Units to cover over-allotments (the “Over-Allotment Units”), at $10.00 per Unit, generating gross proceeds of $276.0 million, and incurring offering costs of approximately $15.8 million, of which approximately $9.7 million was for deferred underwriting commissions (Note 6).
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,013,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $7.5 million (Note 4).
Upon the closing of the Initial Public Offering and the Private Placement, $276.0 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement were placed in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act of 1940, as amended, or the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The
Company’s

F-
7

initial

Business Combination must be with one or more operating
businesses
or assets with a fair market value equal to at least
80
% of the net assets held in the Trust Account (excluding the amount of any deferred underwriting discount held in Trust) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires
50
% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.
The

Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all
or
a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $
10.00
per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share
amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity” (“ASC 480”). In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $
5,000,001
upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which will be adopted by the Company upon the consummation of the Initial Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares prior to the Initial Public Offering (the “Initial Shareholders”) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.
Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association will provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A ordinary shares sold in the Initial Public Offering, without the prior consent of the Company.
The Company’s Sponsor, executive officers, directors and director nominees agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not

F-
8

complete

a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 24 months from the closing of the Initial Public Offering, or January 11, 2023 (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject, in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.
In

connection with the redemption of
100
% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less up to $
100,000
of interest to pay dissolution expenses). The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $
10.00
per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $
10.00
per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the Trust Account, if less than $
10.00
per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Business Combination
On February 3, 2022, we consummated the previously announced business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement dated July 12, 2021 (the “Business Combination Agreement”), by and among Ivanhoe, Wormhole Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and our direct wholly-owned subsidiary (“Amalgamation Sub”), and SES Holdings

F-
9

Pte
. Ltd. (“SES”), a Singapore private company limited by shares. In connection with the closing of the Business Combination (the “Closing”), a business combination between the Company, Amalgamation Sub and SES was effectuated through the merger of Amalgamation Sub with and into SES, with SES continuing as the surviving company. On the Closing Date, we changed our name from Ivanhoe Capital Acquisition Corp. to “SES AI Corporation”.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Liquidity and Capital Resources
The Company successfully consummated its Business Combination on February 3, 2022.
As indicated in the accompanying financial statements, as of December 31, 2021, we had approximately $100,000 in our operating bank account and working deficit of approximately $200,000.
Our liquidity needs to date have been satisfied through a contribution of $25,000 from Sponsor to cover certain expenses in exchange for the issuance of the Founder Shares, a loan of $500,000 from the Sponsor pursuant to the Note, and the proceeds from the consummation of the Private Placement not held in the Trust Account. We repaid the Note in full on January 15, 2021. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of our officers and directors may, but are not obligated to, provide us Working Capital Loans. On April 9, 2021, we issued an unsecured convertible promissory note (the “Convertible Note”) to our Chief Executive Officer, pursuant to which we may borrow up to $1,500,000 for ongoing expenses reasonably related to our business and the consummation of the Business Combination. The Convertible Note does not bear any interest. All unpaid principal under the Convertible Note will be due and payable in full on the earlier of (i) January 11, 2023 and (ii) the effective date of the Business Combination (such earlier date, the “Maturity Date”). As of December 31, 2021, $945,000 was drawn on the convertible note—related party, presented at its fair value of approximately $1.2 million on the accompanying consolidated balance sheets. Subsequently, the loan was repaid in full with cash at the closing of our business combination on February 3, 2022. There were no amounts outstanding under the Convertible Note as of December 31, 2020.
Based on the foregoing, management believes that we will have sufficient working capital and borrowing capacity from our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors to meet our needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, we expect to be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
Note 2—Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchanges Commission (“SEC”).

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Principles of Consolidation
The consolidated financial statements of the Company include its wholly-owned subsidiary, Wormhole Merger Sub Pte. Ltd., which was incorporated in Singapore on June 28, 2021, in connection with the planned business combination. All inter-company accounts and transactions are eliminated in consolidation.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these consolidated financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2021 and 2020 held outside of the Trust Account.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance
Corporation

F-1
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coverage

limit of $
250,000
. As of December 31, 2021 and 2020, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Investments Held in Trust Account
The Company’s portfolio of investments is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in income from investments held in the Trust Account in the accompanying consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements” approximates the carrying amounts represented in the balance sheet.
The Company has elected the fair value option to account for its Convertible Note with its Sponsor as defined and more fully described in Note 5. As a result of applying the fair value option, the Company records each draw at fair value with a gain or loss recognized at issuance, and subsequent changes in fair value are recorded as change in the fair value of Convertible Note—related party on the consolidated statements of operations. The fair value is based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. These inputs reflect management’s and, if applicable, an independent third-party valuation firm’s own assumption about the assumptions a market participant would use in pricing the asset or liability.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

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2

Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period. Derivative warrant liabilities are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
The warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants (as defined in Note 4) (collectively, the “Warrant”) are recognized as derivative liabilities in accordance with ASC
815-40.
Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period until they are exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of the Public Warrants issued in connection with the Initial Public Offering and Private Placement Warrants were initially measured at fair value using a Monte Carlo simulation model and subsequently, the fair value of the Private Placement Warrants have been estimated using a Monte Carlo simulation model each measurement date. The fair value of Public Warrants issued in connection with the Initial Public Offering have subsequently been measured based on the listed market price of such warrants. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Offering Costs Associated with the Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred and presented as non-operating
expenses in the statement of operations. Offering costs associated with the Class A ordinary shares are charged against their carrying value upon the completion of the Initial Public Offering. Deferred underwriting commissions are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, as of December 31, 2021, 27,600,000 Class A ordinary shares subject to possible redemption are presented as temporary equity, outside of the shareholders’ equity (deficit) section of the Company’s consolidated balance sheets. As of December 31, 2020, there were no Class A ordinary shares subject to possible redemption.
The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the Class A ordinary shares subject to possible redemption to equal the redemption value at the end of each

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reporting

period. This method would view the end of the reporting period as if it were also the redemption date for the security. Effective with the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount, which resulted in charges against additional paid-in
capital (to the extent available) and accumulated deficit.
Income Taxes
The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes” (“ASC 740”) which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is
the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Income (Loss) per Ordinary Shares
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of ordinary shares, which are referred to as Class A ordinary shares and Class B ordinary shares. Income and losses are shared pro rata between the two classes of ordinary shares. Net income (loss) per ordinary share is calculated by dividing the net income (loss) by the weighted average ordinary shares outstanding for the respective period.
The calculation of diluted net income (loss) per ordinary share does not consider the effect of the warrants issued in connection with the Initial Public Offering and the Private Placement to purchase an aggregate of 14,213,333 Class A ordinary share in the calculation of diluted income (loss) per ordinary share, because their exercise is contingent upon future events. As a result, diluted net income (loss) per ordinary share is the same as basic net income (loss) per share ordinary for the year ended December 31, 2021 and for the period from July 8, 2020 (inception) through the year ended December 31, 2020. Accretion associated with the redeemable Class A ordinary shares is excluded from earnings per ordinary share as the redemption value approximates fair value.

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4

The following table reflects presents a reconciliation of the numerator and denominator used to compute basic and diluted net income (loss) per ordinary share for each class of ordinary shares:

			For the Period From July 8, 2020 (Inception) Through December 31, 2020
	For the Year Ended December 31, 2021
	Class A	Class B	Class A	Class B

Basic and diluted net loss per ordinary share:
Numerator:
Allocation of net loss	$(9,186,727)	$(2,352,938)	$—	$(32,821)
Denominator:
Basic and diluted weighted average ordinary shares outstanding	26,843,836	6,875,342	—	6,000,000

Basic and diluted net loss per ordinary share	$(0.34)	$(0.34)	$—	$(0.01)

Recently Adopted Accounting Standards
In August 2020, the FASB issued ASU
No. 2020-06,
Debt-Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
, which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. The ASU also removes certain settlement conditions that are required for equity-linked contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. The Company early adopted the ASU on January 21, 2021 (inception). Adoption of the ASU did not impact the Company’s financial position, results of operations or cash flows.
Recent Issued Accounting Standards
The Company’s management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying consolidated financial statements.
Note 3—Initial Public Offering
On January 11, 2021, the Company consummated its Initial Public Offering of 27,600,000 Units, including 3,600,000 Over-Allotment Units, at $10.00 per Unit, generating gross proceeds of $276.0 million, and incurring offering costs of approximately $15.8 million, of which approximately $9.7 million was for deferred underwriting commissions.
Each Unit consists of one Class A ordinary share and
one
-third
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).
Note 4 – Private Placement
Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 5,013,333 Private Placement Warrants, at a price of $1.50 per Private Placement Warrant with the Sponsor, generating gross proceeds of approximately $7.5 million.

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5

Each whole Private Placement Warrant is exercisable for one whole Class A ordinary share at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable
for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.
Note 5 – Related Party Transactions
Founder Shares
On July 22, 2020, the Sponsor paid an aggregate of $25,000 for certain expenses on behalf of the Company in exchange for issuance of 8,625,000 Class B ordinary shares (the “Founder Shares”). On December 16, 2020, the Sponsor surrendered 2,875,000 Founder Shares to the Company for cancellation for no consideration. On January 6, 2021, the Company effected a share capitalization of 1,150,000 shares, resulting in an aggregate of 6,900,000 Founder Shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share surrender and share capitalization. The holders of the Founder Shares have agreed to forfeit up to an aggregate of 900,000 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units was not exercised in full by the underwriters, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On January 11, 2021, the underwriter fully exercised its over-allotment option; thus, these Founder Shares are no longer subject to forfeiture.
The Initial Shareholders agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (i) (v) with respect to 20% of such shares, until consummation of the initial Business Combination, (w) with respect to 20% of such shares, until the closing price of Class A ordinary shares equals or exceeds $12.00 for any 20 trading days within a
30-trading
day period following the consummation of the initial Business Combination (a “Requisite Trading Period”), (x) with respect to 20% of such shares, until the closing price of Class A ordinary shares equals or exceeds $14.00 for the Requisite Trading Period, (y) with respect to 20% of such shares, until the closing price of Class A ordinary shares equals or exceeds $16.00 for the Requisite Trading Period, and (z) with respect to the remaining 20% of such shares, until the closing price of Class A ordinary shares equals or exceeds $18.00 for the Requisite Trading Period, and (ii) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction after the initial Business Combination that results in all of the shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; provided that in the event that the per share value of the cash, securities or other property to be received by the shareholders in such liquidation, merger, capital stock exchange or other similar transaction (the “Per Share Transaction Value”) is less than $18.00, then the Founder Shares will be released from these transfer restrictions to the Initial Shareholders on a pro rata basis as follows: (a) to the extent not previously released, all Founder Shares that are subject to release upon achievement of any share price performance requirements that are less than the Per Share Transaction Value will be released, and (b) the number of Founder Shares that would be released upon the achievement of the next share price performance requirement that is higher than the Per Share Transaction Value (the “Release Threshold”), multiplied by a fraction, the numerator of which equals (x) 2, minus (y) the amount by which the Release Threshold exceeds the Per Share Transaction Value, and the denominator of which equals 2, will be released. Any Founder Shares not released pursuant to the preceding sentence will be forfeited and cancelled.
Related Party Loans
On July 22, 2020, the Sponsor agreed to loan the Company up to $600,000 pursuant to a promissory note (the “Note”), which was later amended on December 1, 2020. The Note is non-interest
bearing, unsecured and
due

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6

upon the closing of the Initial Public Offering. The Company borrowed $500,000 under the Note. On January 15, 2021, the Company repaid the Note in full. Subsequent to the repayment, the facility was no longer available to the Company.
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lenders’ discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans.
On April 9, 2021, the Company issued an unsecured convertible promissory note (the “Convertible Note”) to the Company’s Chief Executive Officer, pursuant to which the Company may borrow up to $1,500,000 for ongoing expenses reasonably related to the business of the Company and the consummation of the Business Combination. The Convertible Note does not bear any interest. All unpaid principal under the Convertible Note will be due and payable in full on the earlier of (i) January 11, 2023 and (ii) the effective date of the Business Combination (such earlier date, the “Maturity Date”). The Chief Executive Officer will have the option, at any time on or prior to the Maturity Date, to convert any amounts outstanding under the Convertible Note into warrants to purchase the Company’s Class A ordinary shares, par value $0.0001 per share, at a conversion price of $1.50 per warrant, with each warrant entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the private placement warrants sold concurrently with the Company’s initial public offering. As of December 31, 2021, $945,000 was drawn on the convertible note—related party, presented at its fair value of approximately $1.2 million on the accompanying consolidated balance sheets. Subsequently, the loan was repaid in full with cash at the closing of our business combination on February 3, 2022. There were no amounts outstanding under the Convertible Note as of December 31, 2020.
Administrative Support Agreement
Commencing on the date that the Company’s securities were first listed on the NYSE through the earlier of consummation of the initial Business Combination and the liquidation, the Company agreed to pay the Sponsor $10,000 per month for office space, utilities, secretarial and administrative support services provided to members of the management team. Administrative expenses were included within general and administrative expenses—related party in the consolidated statements of operations. For the year ended December 31, 2021, the Company incurred $120,000 in administrative expenses. As of December 31, 2021, $10,000 has been included in due to related party on the consolidated balance sheets. There were no administrative expenses incurred for the period from July 8, 2020 (inception) through December 31, 2020.
In addition, the Sponsor, officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or the Company’s or their affiliates. Any such payments prior to an initial Business Combination will be made from funds held outside the Trust Account. As of December 31, 2021, approximately $10,000 is included in due to related party on the accompanying consolidated balance sheets. There were no balances outstanding as of
December 31, 2020.

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Note 6—Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) were entitled to registration rights pursuant to a registration and shareholder rights agreement signed upon the effective date of the Initial Public Offering. The holders of these securities were entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a
45-day
option from the date of the Initial Public Offering prospectus to purchase up to 3,600,000 additional Units at the Initial Public Offering price less the underwriting discounts and commissions. On January 11, 2021, the underwriter fully exercised its over-allotment option.
The underwriters were entitled to an underwriting discount of $0.20 per unit, or approximately $5.5 million in the aggregate, paid upon the closing of the Initial Public Offering. In addition, $0.35 per unit, or approximately $9.7 million in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 7—Derivative Warrant Liabilities
As of December 31, 2021, the Company had 9,200,000 Public Warrants and 5,013,333 Private Warrants outstanding. There were no warrants outstanding as of December 31, 2020.
Public

Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a)
30
days after the completion of a Business Combination or (b)
12
months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than
15
business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the
60
th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so

8

elect
, it will use commercially reasonable efforts to register or qualify the shares under applicable blue
sky laws to the extent an exemption is not available.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Shareholders or their affiliates, without taking into account any Founder Shares held by the Initial Shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A ordinary shares during the
10-trading
day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price (See “—Redemption of Warrants When the Price Per Class A Ordinary Share Equals or Exceeds $18.00” and “—Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00”), and the $
10.00
per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price. (See “—Redemption of Warrants When the Price Per Class A Ordinary Share Equals or Exceeds $10.00”).
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable
so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $
18.00
:
Once the warrants become exercisable, the Company may call the outstanding warrants for redemption (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the last reported sale price (the “closing price”) of Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

The

Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption
period.

F-
19

Redemption
of warrants when the price per Class A ordinary share equals or exceeds $10.00:
Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares to be determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares; and

•
if, and only if, the closing price of Class A ordinary shares equals or exceeds $10.00 per share (as adjusted) for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

The “fair market value” of Class A ordinary shares for the above purpose shall mean the volume-weighted average price of the Class A ordinary shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).
If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
Note 8 – Class A Ordinary Shares Subject to Possible Redemption
The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The Company is authorized to issue 200,000,000 shares of Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each ordinary share. As of December 31, 2021, there were 27,600,000 shares of Class A ordinary shares outstanding, which were all subject to possible redemption and are classified outside of permanent equity in the consolidated balance sheet.
The Class A ordinary shares subject to possible redemption reflected on the consolidated balance sheet is reconciled on the following table:

Gross proceeds from Initial Public Offering	$276,000,000
Less:
Fair value of Public Warrants at issuance	(14,628,000)
Offering costs allocated to Class A ordinary shares subject to possible redemption	(14,971,596)
Plus:
Accretion on Class A ordinary shares subject to possible redemption amount	29,599,596

Class A ordinary shares subject to possible redemption	$276,000,000

Note 9—Shareholders’ Equity (Deficit)
Preference Shares-
The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share. As of December 31, 2021 and 2020, there were no preference shares issued or outstanding.

F-2
0

Class
 A Ordinary Shares-
The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. At December 31, 2021, there were 27,600,000 Class A ordinary shares issued and outstanding. All issued and outstanding Class A ordinary shares are subject to possible redemption and have been classified as temporary equity (See Note 8). As of December 31, 2020, there were no Class A ordinary shares issued and outstanding.

Class
 B
Ordinary Shares-
The Company is authorized to issue 20,000,000 Class B ordinary shares with a par value of $0.0001 per share. As of December 31, 2021 and 2020, there were 6,900,000 Class B ordinary shares issued and outstanding.
Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.
In a vote to continue the company in jurisdiction outside the Cayman Islands (which required the approval of at least two thirds of the votes of all ordinary shares), holders of the Founder Shares will have ten votes for every Founder Share and holders of the Class A ordinary shares will have one vote for every Class A ordinary share.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the consummation of the initial Business Combination on a one-for-one
basis, subject to adjustment for share
sub-divisions,
share capitalizations, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A ordinary shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, 20% of the total number of Class A ordinary shares outstanding after such conversion (after giving effect to any redemptions of Class A ordinary shares by Public Shareholders), including the total number of Class A ordinary shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of working capital loans; provided that such conversion of Founder Shares will never occur on a less than one-for-one
basis.
Note 9—Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2021 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)

Assets:
Investments held in Trust Account	$276,057,966	$—	$—
Liabilities:
Derivative warrant liabilities - Public Warrants	$16,100,000	$—	$—
Derivative warrant liabilities - Private Placement Warrants	$—	$—	$9,224,530
Convertible note – related party	$—	$—	$1,152,680
As of December 31, 2020, there were no assets or liabilities that are measured at fair value on a recurring basis.

F-2
1

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in February 2021, when the Public Warrants were separately listed and traded. There were no other transfers to/from Levels 1, 2, and 3 during the year ended December 31, 2021.
Level 1 assets include investments in money market funds that invest solely in U.S. government securities. The Company uses inputs such as actual trade data, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments. The fair value of the Public Warrants as of December 31, 2021 was measured utilizing the Level 1 input of the observable listed trading price for such warrants.

Level 3 instruments are comprised of derivative warrant liabilities measured at fair value using a Monte Carlo simulation and Black-Scholes Option Pricing Model. The estimated fair value of the Private Placement Warrants and the Public Warrants, prior to being separately listed and traded, was determined using Level 3 inputs. The estimated fair value of warrants that may be issued upon conversion of the Convertible Note was determined using Level 3 inputs. Inherent in a Monte Carlo simulation and Black-Scholes Option Pricing model are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Black-Scholes analysis relies upon appropriate inputs derived from the Monte Carlo simulation of the public warrants; namely, the underlying stock price and the implied volatility from the traded Public Warrant price. The Company estimates the volatility of its ordinary shares warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s ordinary shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information
regarding
Level 3 fair value measurements inputs used in the valuation of the derivative warrant liabilities at their measurement dates:

As of December 31, 2021

Option term (in years)	5.09
Stock price	$9.95
Volatility	24.2%
Risk-free interest rate	1.26%
Expected dividends	0.00%
The change in the fair value of the derivative warrant
liabilities
measured using Level 3 inputs for the year ended December 31, 2021 is summarized as follows:

Derivative warrant liabilities at January 1, 2021	$—
Issuance of Public and Private Warrants	22,148,000
Transfer of Public Warrants to Level 1 measurement	(14,628,000)
Change in fair value of derivative warrant liabilities	3,176,530

Derivative warrant liabilities at December 31, 2021	$10,696,530

F-2
2

The

following table provides quantitative information regarding Level 3 fair value measurements inputs used by the estimated fair value of warrants that may be issued upon conversion of the Convertible Note at their measurement dates:

As of December 31, 2021

Option term (in years)	0.09
Stock price	$1.84
Volatility	72.1%
Risk-free interest rate	0.06%
Expected dividends	0.00%
The change in the fair value of the convertible note – related party measured with Level 3 inputs for year ended December 31, 2021 is summarized as follows:

Fair Value at January 1, 2021	$—
Initial fair value of convertible note - related party	944,694
Change in fair value of convertible note - related party	207,986

Fair Value of convertible note - related party, December 31, 2021	$1,152,680

Note 10 - Subsequent Events
The Company evaluated subsequent events and transactions that occurred up to the date consolidated financial statements were issued. Based on this evaluation, other than as noted in Note 1, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

3

Report of Independent Registered Public Accounting Firm
To the Stockholders and Board of Directors
SES Holdings Pte. Ltd.:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of SES Holdings Pte. Ltd. and subsidiaries (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for each of the years in the two-year
period ended December 31, 2021, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year
period ended December 31, 2021, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ KPMG LLP
We have served as the Company’s auditor since 2021.
Albany, New York
March 31, 2022

SES Holdings Pte. Ltd., and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$160,497	$2,439
Short-term investments	—	12,291
Receivable from related party	7,910	—
Prepaid expenses and other current assets	1,563	373

Total current assets	169,970	15,103
Property and equipment, net	12,494	6,044
Intangible assets, net	1,626	1,728
Restricted cash	475	217
Deferred offering costs	5,711	—
Other assets	3,077	1,497

Total assets	$193,353	$24,589

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$4,712	$1,032
Accrued compensation	2,117	1,216
Note payable	—	840
Accrued expenses and other current liabilities	4,156	788

Total current liabilities	10,985	3,876
Other liabilities	749	738

Total liabilities	11,734	4,614

Commitments and contingencies (Note 8)
Redeemable Convertible Preferred Stock, $0.000001 par value – 36,064,095 and 29,496,153 shares authorized at December 31, 2021 and December 31, 2020, respectively; 36,064,095 and 29,496,153 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively (aggregate liquidation preference of $271,148 and $82,643 at December 31, 2021 and December 31, 2020, respectively)	269,941	82,044

Stockholders’ deficit:
Common stock, $0.000001 par value – 45,000,000 and 45,000,000 shares authorized at December 31, 2021 and December 31, 2020, respectively; 10,474,509 and 10,245,074 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	5,604	836
Accumulated other comprehensive income	367	133
Accumulated deficit	(94,293)	(63,038)

Total stockholder’s deficit	(88,322)	(62,069)

Total liabilities, redeemable convertible preferred stock, and stockholders’ deficit	$193,353	$24,589

The accompanying notes are an integral part of these consolidated financial statements.

SES Holdings Pte. Ltd., and Subsidiaries
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)

	Year Ended December 31,
	2021	2020
Operating expenses:
Research and development	$15,514	$9,443
General and administrative	16,492	4,460

Total operating expenses	32,006	13,903

Loss from operations	(32,006)	(13,903)

Other income (expense):
Interest income	248	76
Other income (expense), net	528	(55)

Total other income, net	776	21
Loss before income taxes	(31,230)	(13,882)
Provision for income taxes	(25)	(7)

Net loss	(31,255)	(13,889)

Other comprehensive income (loss):
Foreign currency translation adjustment	234	188

Total comprehensive loss	(31,021)	(13,701)

Net loss per share, basic and diluted	$(3.04)	$(1.36)

Weighted-average shares outstanding, basic and diluted	10,296,872	10,245,074

The accompanying notes are an integral part of these consolidated financial statements.

SES Holdings Pte. Ltd., and Subsidiaries
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit
(In thousands, except share amounts)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Accumulated Other Comprehensive Income/(Loss)	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance — January 1, 2020	29,496,153	$82,044	10,245,074	$—	$682	$(49,149)	$(55)	$(48,522)

Stock-based compensation	—	—	—	—	154	—	—	154
Foreign currency translation adjustments	—	—	—	—	—	—	188	188
Net loss	—	—	—	—	—	(13,889)	—	(13,889)

Balance — December 31, 2020	29,496,153	$82,044	10,245,074	$—	$836	$(63,038)	$133	$(62,069)

Issuance of Series D and Series D plus redeemable convertible preferred stock, net of issuance costs of $608	6,567,942	187,897	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	4,571	—	—	4,571
Foreign currency translation adjustments	—	—	—	—	—	—	234	234
Issuance of common stock upon exercise of stock options	—	—	229,435	—	197	—	—	197
Net loss	—	—	—	—	—	(31,255)	—	(31,255)

Balance — December 31, 2021	36,064,095	$269,941	10,474,509	$—	$5,604	$(94,293)	$367	$(88,322)

The accompanying notes are an integral part of these consolidated financial statements.

SES Holdings Pte. Ltd., and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(31,255)	$(13,889)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,662	1,706
Loss on disposal of property and equipment	95	—
Stock-based compensation	4,571	154
PPP note forgiveness	(840)	—
Changes in operating assets and liabilities that provide (use) cash:
Receivable from related party	(7,910)	—
Prepaid expenses and other current assets	(1,190)	(364)
Other assets	(476)	31
Accounts payable	1,287	608
Accrued compensation	901	630
Accrued expenses and other liabilities	3,164	115

Net cash used in operating activities	(29,991)	(11,009)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(8,951)	(982)
Purchase of short-term investments	(150,810)	(17,487)
Maturities of short-term investments	163,101	5,196
Purchases of intangible assets	(26)	—

Net cash provided by (used in) investing activities	3,314	(13,273)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series D and D plus redeemable convertible preferred stock, net of issuance costs	187,897	—
Proceeds from stock option exercises, including tax withheld	431	—
Payments to taxing authorities in connection with stock option exercises	(234)	—
Payment of deferred offering costs	(3,334)	—
Proceeds from note payable	—	840

Net cash provided by financing activities	184,760	840

Effect of exchange rates on cash and cash equivalents	233	188

Net increase (decrease) in cash, cash equivalents and restricted cash	158,316	(23,254)
Cash, cash equivalents and restricted cash at beginning of period	2,728	25,982

Cash, cash equivalents and restricted cash at end of period	$161,044	$2,728

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING INFORMATION:
Accounts payable and accrued expenses related to purchases of property and equipment	$378	$145

Deferred offering costs included in accounts payable and accrued expenses and other liabilities	$2,377	$—

The accompanying notes are an integral part of these consolidated financial statements.

SES Holdings Pte. Ltd., and Subsidiaries
Notes to Consolidated Financial Statements
(Dollars in thousands, unless otherwise stated)
1. Nature of Business
Organization
SES Holdings Pte. Ltd., and Subsidiaries (together the “Company” or “Old SES”) consists of SES Holdings Pte. Ltd. (“SES Holdings” or the “Parent”), and its wholly owned subsidiaries: SolidEnergy Systems, LLC (the “SES LLC”), SolidEnergy (Shanghai) Co., Ltd. (the “SES Shanghai”), SolidEnergy Systems Securities Corporation (the “SES Securities”), Viking Power Systems Pte. Ltd. (the “SES Viking”), and Massachusetts Solid Energy Co., Ltd. (Korea) which was formed on November 3, 3021.
SES Holdings is a Singapore private company limited by shares and was formed in November 2018. SES LLC is a Delaware limited liability company formed in November 2018 as a result of the conversion from a corporation to a limited liability company by SolidEnergy Systems Corp, a Delaware corporation formed in April 2012. SES Shanghai was registered in Shanghai, China in November 2018. SES Securities was incorporated in December 2017 as a Massachusetts Security Corporation.
The Company is engaged in the research and development of hybrid Lithium-Metal
(“Li-Metal”)
rechargeable batteries for electric vehicles (“EV”). Since the Company’s founding in 2012, the Company has been committed to developing the world’s most advanced EV batteries. The Company’s
Li-Metal
batteries have been designed to combine the high energy density of
Li-Metal
with cost-effective manufacturability at scale. The Company’s headquarters are located in Boston with research and development facilities located there and in Shanghai, China.
Principal operations had not yet commenced as of December 31, 2021, and the Company has not derived revenue from its principal business activities.
Recent developments
On July 12, 2021, the Company entered into a business combination agreement with Ivanhoe Capital Acquisition Corp. (“Ivanhoe”), a Cayman Islands exempted company, and Wormhole Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct, wholly-owned subsidiary of Ivanhoe (“Amalgamation Sub”), pursuant to which, among other things, Amalgamation Sub will amalgamate with the Company, with the Company surviving the Business Combination as a wholly-owned subsidiary of Ivanhoe (the “Business Combination”). On February 3, 2022 (the “Closing Date”), Ivanhoe consummated its business combination (the “Business Combination”) with Old SES, pursuant to the terms of that certain Business Combination Agreement (as amended, the “Business Combination Agreement”) by and among Ivanhoe, Old SES, and Amalgamation Sub.
Pursuant to the terms of the Business Combination Agreement and in connection with the closing of the Business Combination (the “Closing”), (i) Ivanhoe migrated out of the Cayman Islands and domesticated as a Delaware corporation (the “Domestication”) by way of continuation and deregistration under Part XII of the Cayman Islands Companies Act and domestication under Section 388 of the Delaware General Corporation Law (“DGCL”), (ii) Ivanhoe changed its name to “SES AI Corporation” (“New SES”), and (iii) Amalgamation Sub merged with and into Old SES, with Old SES as the surviving company (the “Amalgamation”) (the time that the Amalgamation became effective is referred to as the “Effective Time”). As a result of the Amalgamation, Old SES became a wholly-owned subsidiary of New SES.

2. Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements include the accounts of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and pursuant to the regulations of the U.S. Securities and Exchange Commission (“SEC”). All intercompany balances and transactions have been eliminated in consolidation.
Impact of Novel Coronavirus
(“COVID-19”)
Since the emergence of a novel strain of coronavirus
(“COVID-19”)
in December 2019, the pandemic has continued to spread globally and has led governments and other authorities around the world to impose varying degrees of measures intended to reduce its spread and address the resurgences of the
COVID-19
variants as the arise. Depending on the jurisdiction, these measures have become more or less restrictive based on the changing conditions, such as the emergence of new variants, the infections and hospitalization trends, as well as public vaccinations status.
The global spread of
COVID-19
has created significant volatility, uncertainty, and economic disruption worldwide. The effects and potential effects of
COVID-19
include, but are not limited to, its impact on general economic conditions, trade and financing markets and changes in customer behavior, and significant uncertainty in the overall continuity in business operations. The spread of
COVID-19
has also disrupted the manufacturing, delivery and overall supply chain of EV manufacturers and suppliers and EV batteries, and has led to a global decrease in vehicle sales in markets around the world. In particular, the
COVID-19
crisis may cause a decrease in the demand for EV batteries if fleet operators delay purchases of vehicles or if fuel prices for internal combustion engine vehicles do not create an incentive to accelerate the migration from internal combustion engine vehicles to EVs, an increase in costs resulting from the efforts of manufacturers of EVs or EV batteries to mitigate the effects of
COVID-19
and delays in EV manufacturers’ schedules to full commercial production of EVs and disruptions to these supply chains, among other negative effects.
The Company has assessed the impact and is not aware of any other specific events or circumstances that required an update to the Company’s estimates and assumptions or materially affected the carrying value of the Company’s assets or liabilities as of the date of issuance of these consolidated financial statements. These estimates may change as new events occur and additional information is obtained. Actual results could differ materially from these estimates under different assumptions or conditions.
Liquidity
Historically, the Company’s principal sources of liquidity have been the proceeds from series of financing transactions with investors that have provided the Company with the necessary cash and cash equivalents to support its research and development activities. Through December 31, 2021, the Company had raised approximately $269.9 million of funding through the sales of its redeemable convertible preferred stock, and on February 3, 2022, as a result of the aforementioned Business Combination, an additional $285.2 million in net proceeds were raised.
Since inception, the Company has not achieved profitable operations or positive cash flows from operations, and it expects to incur losses in future periods. As of December 31, 2021, the Company had total cash, cash equivalents and restricted cash of $161.0 million and an accumulated deficit of $94.3 million. The Company’s ability to fund its ongoing efforts is dependent on the ability to continue to raise the necessary capital through future financing and capital transactions, as well as the success of the Company’s development and commercialization efforts and, ultimately, upon the market acceptance of the Company’s products.

These consolidated financial statements have been prepared on a going concern basis. Management believes that the Company’s current cash and cash equivalents are adequate to meet its needs for the next twelve months from the issuance of these consolidated financial statements.
Significant Accounting Policies
Use of estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the Company’s consolidated financial statements, as well as the revenues, if any, and expenses incurred during the reporting periods. On an ongoing basis, the Company evaluates judgments and estimates, including those related to the fair value of common stock and other assumptions used to measure stock-based compensation, and valuation of deferred tax assets and uncertain income tax positions. The Company bases its estimates on historical experience and on various other factors that the Company believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not apparent from other sources. Changes in estimates are reflected in reported results for the period in which they become known. Actual results could differ materially from those estimates.
Cash and cash equivalents
Cash and cash equivalents include all highly liquid investments, including money market funds with original maturity periods of three months or less when purchased. Money market funds are reported at fair value based upon quoted market prices.
Restricted cash
Restricted cash are money market funds held in collateral accounts that are restricted to secure letters of credit for corporate lease activity. The letters of credit are required to be maintained throughout the terms of the leases. If the date of availability or disbursement is longer than one year and the balances are maintained under an agreement that legally restricts the use of such funds, restricted cash is not included within cash and cash equivalents and is reported separately on the consolidated balance sheet. If the date of availability or disbursement is less than one-year,
restricted cash is reported within prepaid expenses and other current assets, and amounted to $0.1 million and $0.1 million at December 31, 2021 and 2020, respectively.
Short-term investments
The Company considers investments with original maturities greater than three months and remaining maturities less than one year to be short-term investments. The short-term investments as of December 31, 2020 consist of corporate bonds and mutual funds and are carried at fair value based upon quoted market prices. There were no short-term investments as of December 31, 2021.
Concentrations of credit risk
Financial instruments that subject the Company to significant concentrations of credit risk consist of cash, cash equivalents, restricted cash and short-term investments. The Company seeks to mitigate its credit risk with respect to such concentrations by holding its deposits with large, reputable financial institutions and investing in high credit rated shorter-term instruments.
Fair Value Measurements
Fair value is defined as an exchange price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be either recorded or disclosed at fair value, the Company considers the principal or most advantageous market in which it would transact, and it also considers assumptions that market participants would use when pricing the asset or liability.
The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. GAAP establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is as follows:

Level 1	Observable inputs such as quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2	Inputs other than the quoted prices in active markets that are observable either directly or indirectly.

Level 3	Unobservable inputs in which there are little or no market data and which require the Company to develop its own assumptions.
The carrying amounts of cash equivalents and accounts payable approximate their fair value due to the short-term nature of these assets and liabilities. The carrying amount of the note payable approximates fair value due to its short-term maturity.
Property and equipment
Property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, as shown below:

Estimated Useful Life (in years)
Laboratory machinery and equipment	5 - 10
Office and computer equipment	3 - 5
Furniture and fixtures	5
Leasehold improvements	Shorter of useful life or lease term
The Company periodically assesses the useful lives of the assets to determine whether events or circumstances may indicate that a revision to the useful life is warranted. Maintenance and repairs that do not extend the life or improve the asset are expensed as incurred.
Construction-in-process
is stated at cost, which includes the cost of construction and other direct costs attributable to placing the asset in service.
Intangible Assets
Intangible assets are stated at cost less accumulated amortization and are comprised of patents and software. The patents are amortized straight-line over the estimated useful life of 15 years and the software is amortized straight-line over the estimated useful life of 10 years. Both the patents and software are reviewed annually for impairment.
Deferred offering costs
Deferred offering costs consist of legal, accounting, and other costs incurred through the balance sheet date that are directly related to the Company becoming a publicly traded company are capitalized. The deferred offering costs will be charged to stockholders’ equity upon the completion of the proposed transaction.

Impairment of long-lived assets
The Company evaluates long-lived assets for impairment annually or whenever events indicate that a potential impairment may have occurred. If such events arise, the Company will compare the carrying amount of the asset group comprising the long-lived assets to the estimated future undiscounted cash flows expected to be generated by the asset group. If the estimated aggregate undiscounted cash flows are less than the carrying amount of the asset group, an impairment charge is recorded as the amount by which the carrying amount of the asset group exceeds the fair value of the assets, as based on the expected discounted future cash flows attributable to those assets. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell. There were no impairments of long-lived assets during the years ended December 31, 2021 and 2020.
Leases
The Company enters into agreements under which we lease various real estate, including manufacturing facilities and office space, that are generally leased under noncancelable arrangements and include various renewal options for additional periods and/or have options to early terminate.
Leases are evaluated and recorded as capital leases if one of the following is true at inception: (a) the present value of minimum lease payments meets or exceeds 90% of the fair value of the asset, (b) the lease term is greater than or equal to 75% of the economic life of the asset, (c) the lease arrangement contains a bargain purchase option, or (d) title to the property transfers to the Company at the end of the lease. The Company records an asset and liability for capital leases at present value of the minimum lease payments based on the incremental borrowing rate. Assets are depreciated over the useful life in accordance with the Company’s depreciation policy while rental payments and interest on the liability are accounted for using the effective interest method.
Leases that are not classified as capital leases are accounted for as operating leases. For leases that contain rent abatements or escalating rent payments, the Company recognizes rent expense on a straight-line basis over the lease term, with any lease incentives amortized as a reduction of rent expense over the lease term.
Redeemable Convertible Preferred Stock
The Company records all shares of redeemable convertible preferred stock at their respective fair values less issuance costs on the dates of issuance. The redeemable convertible preferred stock is recorded outside of stockholders’ deficit because, in the event of certain liquidation events considered not solely within the Company’s control, such as a change in control event and sale of all or substantially all of the Company’s assets, the redeemable convertible preferred stock will become redeemable at the option of the holders. If it becomes probable that the shares will become redeemable, the Company will re-measure
the carrying value of the shares to the redemption value through the redemption date. As of December 31, 2021 and 2020, no remeasurements were required, as management determined that the shares were not probable of becoming redeemable.
Segment and geographic information
Operating segments are defined as components of an entity for which separate financial information is available and that is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s CODM is its Chief Executive Officer. The Company has determined that it operates in one operating and reportable segment, as the CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance. All long-lived assets of the Company are located in the United States, China and Singapore (see Note 15).

Research and development costs
Research and development costs are expensed as incurred. Research and development costs consist of expenses incurred in performing research and development activities, including compensation and benefits for full-time research and development employees, materials and supplies, payments to consultants, patent related legal costs, facility costs, depreciation, and travel expenses. Payments received by the Company under agreements with partners are being recognized as a reduction to research and development expense in the consolidated statements of operations and comprehensive loss.
Stock-based compensation
The Company measures compensation expense for all stock stock-based awards made to employees, directors, and non-employees,
including stock options and restricted share awards based on estimated fair values as of the grant date and recognizes on a straight-line basis over the requisite service period. Nonemployee stock-based awards have not been material through December 31, 2021.
The fair value of stock options granted is estimated using the Black-Scholes option valuation model, which requires the Company to make assumptions and judgments about the variables used in the calculation, including the fair value of the underlying common stock, the expected term of the stock option (weighted-average period of time that the options granted are expected to be outstanding), the expected volatility of the price of the Company’s common stock, the expected risk-free interest rate and the expected dividend yield of the Company’s common stock. The fair values of restricted share awards are determined based upon the fair value of the underlying common stock at the date of grant. The Company expenses stock-based compensation using the straight-line method over the vesting term of all awards. The Company accounts for forfeitures when they occur. Changes in the assumptions can materially affect the fair value and ultimately how much stock-based compensation expense is recognized. These inputs are subjective and generally require significant analysis and judgment to develop.
Income taxes
Income tax expense has been provided using the asset and liability method. Deferred tax assets and liabilities are determined based on the estimated future tax consequences attributable to differences between the financial statement carrying amounts and tax bases of existing assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is the result of changes in the deferred tax asset and liability. The Company provides a valuation allowance against net deferred tax assets if, based upon the available evidence, it is more likely than not that the deferred tax assets will not be realized. In evaluating the Company’s ability to recover deferred tax assets, the Company considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction
basis.
The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the Company’s consolidated financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized. The Company recognizes interest and penalties associated with tax matters as part of the income tax provision and includes accrued interest and penalties with the related income tax liability within accrued expenses and other current liabilities on its consolidated balance sheets.
Other Comprehensive Loss
Other Comprehensive income (loss) includes changes in the balances of items that are reported directly as a separate component of stockholders’ deficit on the consolidated balance sheets. The components of comprehensive loss are net loss and foreign currency translation adjustments. The Company does not provide for income taxes on foreign currency translation adjustments since it does not provide for taxes on the unremitted earnings of its foreign subsidiaries. The changes in accumulated other comprehensive loss are included in the Company’s consolidated statements of operations and comprehensive loss.
Net loss per common share
Basic and diluted net loss per share is presented in conformity with the two-class
method required for participating securities such that net income is attributed to common stockholders and participating securities based on their participation rights. All outstanding redeemable convertible preferred stock are considered to be participating securities as such stockholders participate in undistributed earnings with common stockholders. Under the two-class
method, the net loss attributable to common stockholders is not allocated to the redeemable convertible preferred stock as the holders of its redeemable convertible preferred stock do not have a contractual obligation to share in the Company’s losses.
Basic net loss per share attributable to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period. Diluted net loss per share attributable to common stockholders is computed by giving effect to all potentially dilutive securities outstanding for the period. For purposes of calculating the diluted net loss per share attributable to common stockholders, the redeemable convertible preferred stock and common stock options are considered to be dilutive securities. Because the Company reported a net loss for the years ended December 31, 2021 and 2020, the inclusion of the dilutive securities would be antidilutive, and accordingly, diluted net loss per share is the same as basic net loss per share for both periods presented.
Recent Accounting Pronouncements
In June 2018, the FASB issued ASU
No. 2018-07,
Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting
(“ASU
2018-07”),
to include share-based payment transactions for acquiring goods and services from non-employees.
The ASU
2018-07
amendments specify that the guidance applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments are effective for fiscal years beginning after December 15, 2019. The Company adopted this ASU on January 1, 2020. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements and related disclosures.
In August 2018, the FASB issued ASU
No. 2018-13,
Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement
(“ASU
2018-13”),
to modify the disclosure requirements on fair value measurements based on the concepts in the FASB Concepts Statements, including the consideration of costs and benefits. The amendments in ASU
2018-13
are effective for fiscal years beginning after December 15, 2019. The adoption of the new guidance requires the Company to present, on a prospective basis, narrative information regarding the uncertainty of the fair value measurements from the use of unobservable inputs used in recurring fair value measurements categorized in Level 3 of the fair value hierarchy, to disclose the amount of gains and losses recognized in other comprehensive income (loss) for the period for financial instruments categorized within Level 3 of the fair value hierarchy, and quantitative information for the significant unobservable inputs used to develop the Level 3 fair value measurements. The adoption of the new guidance also allows the Company to discontinue the presentation of information regarding transfers between Level 1 and Level 2 of the fair value hierarchy. The Company adopted this ASU on January 1, 2020 and the adoption of this guidance did not have a material impact on the Company’s consolidated financial statements and related disclosures.
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes
, which is intended to simplify various aspects related to accounting for income taxes. ASU

2019-12
removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. The amendments in ASU
2019-12
are effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company adopted this ASU on January 1, 2021 and the adoption of this guidance did not have a material impact on the Company’s consolidated financial statements and related disclosures.
In February 2016, the FASB issued ASU
No. 2016-02,
Leases (Topic 842)
, and has since issued several updates, amendments, and technical improvements to ASU
2016-02.
Topic 842 generally requires that lessees recognize operating and financing liabilities for the obligation to make lease payments and a right-to-use
asset for the right to use the underlying asset for the lease term.
Topic 842 also requires additional disclosures about leasing arrangements related to discount rates, lease terms, and the amount, timing, and uncertainty of cash flows arising from leases. Topic 842 is effective for financial statements issued for fiscal years beginning after December 15, 2021. The Company currently plans to adopt this guidance in the first quarter of 2022 utilizing the modified retrospective transition method through a cumulative-effect adjustment at the beginning of the first quarter of 2022. The Company has elected the package of practical expedients, which allows the Company not to reassess prior conclusions of (i) whether any expired or existing contracts as of the adoption date are or contain a lease, (ii) lease classification for any expired or existing leases as of the adoption date and (iii) initial direct costs for any existing leases as of the adoption date. The Company has elected to account for lease and non-lease
components as a single lease components. In addition, the Company has elected not to recognize right-of-use
assets and liabilities for short-term leases with terms of twelve months or less.
The adoption of Topic 842 on January 1, 2022 is expected to result in recognition of ROU assets of approximately $13.1 million, adjusted for deferred rent and lease incentives as of the adoption date and lease liabilities for operating leases of approximately $14.2 million on its consolidated balance sheets, with no material impact to its consolidated statements of operations and cash flows.
In November 2021, the FASB issued ASU
2021-10,
Government Assistance (Topic 832), Disclosures by Business Entities About Government Assistance
, which requires entities to provide disclosures on material government transactions for annual reporting periods. The disclosures include information around the nature of the assistance, the related accounting policies used to account for government assistance, the effect of government assistance on the entity’s financial statements, and any significant terms and conditions of the agreements, including commitments and contingencies. This ASU is effective for financial statements issued for annual periods beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.
There have been no other newly issued or newly applicable accounting pronouncements that do not require adoption until a future date that have had, or are expected to have, a significant impact on the Company’s consolidated financial statements.
3. Cash, Cash Equivalents, and Restricted Cash
Cash, cash equivalents, and restricted cash consisted of the following (in thousands):

	December 31,
	2021	2020
Cash	$157,483	$1,335
Cash equivalents:
Money market funds	3,014	1,104
Restricted cash:
Certificates of deposit	547	289

Total cash, cash equivalents, and restricted cash	$161,044	$2,728

4. Fair Value
The following table presents information about the Company’s financial assets measured at fair value on a recurring basis (in thousands):

	December 31, 2021
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents in money market funds	$3,014	$—	$—	$3,014
Restricted cash	—	547	—	547

	$3,014	$547	$—	$3,561

	December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents in money market funds	$1,104	$—	$—	$1,104
Restricted cash	—	289	—	289
Short-term investments:
Corporate bonds	—	4,299	—	4,299
Mutual funds	—	7,992	—	7,992

	$1,104	$12,580	$—	$13,684

5. Property and Equipment, net
Property and equipment, net consisted of the following (in thousands):

	December 31,
	2021	2020
Laboratory machinery and equipment	$7,285	$6,227
Office and computer equipment	311	234
Leasehold improvements	4,105	3,369

	11,701	9,830
Less: Accumulated depreciation	(5,246)	(3,786)
Add: Construction in process	6,039	—

Property and equipment, net	$12,494	$6,044

Depreciation expense was $1.5 million and $1.6 million in the years ended December 31, 2021 and 2020, respectively.
6. Intangible Assets, net
Intangible assets, net consisted of the following (in thousands):

	December 31,
	2021	2020
Intangible assets — Patents	$1,918	$1,918
Intangible assets — Software	26	—
Less: Accumulated amortization	(318)	(190)

Intangible assets, net	$1,626	$1,728

Patents and software are amortized on a straight-line basis over their estimated useful life of 15 years and 10 years, respectively. Amortization expense was $0.1 million and $0.1 million in the years ended December 31, 2021 and 2020, respectively.
The estimated future amortization expenses for intangible assets are as follows (in thousands):

Year Ending 2022	$130
2023	130
2024	130
2025	130
2026	130
Thereafter	976

Total	$1,626

7. Accrued compensation, accrued expenses and other current liabilities
The table below summarizes accrued compensation, accrued expenses and other liabilities which consists of the following (in thousands):
Accrued compensation consisted of the following (in thousands):

	December 31,
	2021	2020
Accrued bonus	$1,553	$1,068
Other	564	148

Accrued compensation	$2,117	$1,216

Accrued expenses and other current liabilities consisted of the following (in thousands):

	December 31,
	2021	2020
Payments received under joint development agreements	$1,978	$160
Accrued professional services	1,099	—
Income taxes payable	226	115
Deferred rent liabilities	250	231
Other	603	282

Accrued expenses and other current liabilities	$4,156	$788

8. Commitments and Contingencies
Operating Leases
In August 2016, the Company entered into an operating lease agreement to lease an office space in Woburn, Massachusetts with the lease term expiring in August 2021. Under the lease agreement, the Company has one five-year renewal option through August 2026. In May 2020, the Company extended the term of the lease by 5 years through August 2026. In February and March 2021, the Company amended the lease agreement. Under the terms of these amendments, the Company increased its leased space and the total base rental payments increased from approximately $0.8 million to approximately $1.5 million per year subject to annual cost increases up to 3%. The expiration date of the amended lease coincides with the expiration date of the original lease in accordance with the terms of prior amendments. In December 2021, the Company further amended the lease agreement. Under the terms of this amendment, the Company reduced its leased space and total base rental payments decreased from approximately $1.5 million to approximately $0.8 million per year subject to annual cost increases up to 3%. The amendment includes obligation to pay monthly relinquishment charges (equal to the total rental obligation for the duration of the lease term), only if the new tenant does not pay monthly rental amount and lessor has provided a notice to collect the relinquishment charges from the Company. As of December 31, 2021, the Company assessed the probability of any liability to be incurred for relinquishment charges as remote.
In September 2018, the Company entered into an operating lease agreement to lease a manufacturing space in Shanghai, China with the original lease term expiring in August 2023 with renewal terms that can extend the lease term by providing application for renewal at least 90 days before the expiry. The annual rent payment per lease is $0.6 million subject to annual cost increases of 3%. In September 2021, the Company amended the lease agreement for its facility in Shanghai, China. Under the terms of this amendment, the Company increased its leased space and the total base rental payments increased to approximately $1.3 million per year. The expiration date of the amended lease will be August 2026.
Upon execution of the agreements inclusive of escalating rent payments, expense is being recognized on a straight-line basis and the difference between the recognized rent expense and the amounts paid under the operating leases are being recorded as deferred rent and included in other short-term and long-term liabilities on the consolidated balance sheets as follows (in thousands):

	December 31,
	2021	2020
Deferred rent included in accrued expenses and other current liabilities	$250	$231
Deferred rent included in other liabilities	612	607

Total deferred rent	$862	$838

Rent expense was $1.8 million and $1.3 million for the years ended December 31, 2021 and 2020, respectively.
The future minimum payments at December 31, 2021 under all operating leases are as follows (in thousands):

Year Ending 2022	$2,724
2023	2,788
2024	2,852
2025	2,918
2026	1,736

Total future minimum lease payments	$13,018

Standby Letters of Credit
During the course of ordinary business, the Company’s financial institution issues standby letters of credit on behalf of the Company to certain vendors of the Company. As of December 31, 2021, and 2020, the total value of the letters of credit issued by the financial institution are $0.5 million and $0.3 million, respectively. The letters of credit are related to deposits which the Company is required to make under its operating lease. No amounts have been drawn under the standby letters of credit.

Legal Contingencies
From
time-to-time,
the Company could be subject to claims arising in the ordinary course of business or be a defendant in lawsuits. While the outcome of such claims or other proceedings cannot be predicted with certainty, the Company’s management expects that any such liabilities, to the extent not provided for by insurance or otherwise, would not have a material effect on the Company’s financial condition, results of operations or cash flows.
9. Note payable
In April 2020, the Company applied for and received a loan in the amount of $0.8 million under the Paycheck Protection Program (the “PPP”), established and pursuant to the Coronavirus Aid, Relief, and Economic Security Act and administered by the Small Business Administration (the “PPP Note”). Under the terms of the PPP Note, interest accrues on the outstanding principal at the rate of 1% per annum. Interest expense under the PPP Note was not material for the year ended December 31, 2020.
The PPP Note is a forgivable loan and the Company received full forgiveness of all principal and interest in February 2021.
10. Redeemable Convertible Preferred Stock
In April 2021, the Company entered into a stock purchase agreement whereby certain investors agreed to purchase $138.5 million in Series D redeemable convertible preferred stock, $0.000001 par value per share. Upon closing of the financing transaction in April 2021, the investors purchased 4,869,854 shares of Series D redeemable convertible preferred stock. In May 2021, the Company entered into a stock purchase agreement whereby an investor agreed to purchase $50.0 million in Series D plus redeemable convertible preferred stock, $0.000001 par value per share. Upon closing of the financing transaction in May 2021, the investor purchased 1,698,088 shares of Series D plus redeemable convertible preferred stock. The proceeds from the issuance of Series D and Series D plus redeemable convertible preferred stock will be used in future research and development activities and which may include the building of manufacturing prototyping lines for
A-Sample
battery cells in the Company’s existing Shanghai facility and the production of pre-production
batteries in the Company’s anticipated pilot facility by 2024.
The Company has the following redeemable convertible preferred stock issued and outstanding (in thousands, except share and per share data):

	December 31, 2021
Series	Issue Price per share	Shares Authorized	Shares Issued and Outstanding	Liquidation Amount	Carrying Amount
Series A	$0.8340	5,395,685	5,395,685	$4,500	$4,413
Series B	2.2513	5,108,073	5,108,073	11,500	11,362
Series C	2.8652	12,789,050	12,789,050	36,643	36,324
Series C plus	4.8361	6,203,345	6,203,345	30,000	29,945
Series D	28.4413	4,869,854	4,869,854	138,505	138,257
Series D plus	29.4449	1,698,088	1,698,088	50,000	49,640

		36,064,095	36,064,095	$271,148	$269,941

	December 31, 2020
Series	Issue Price per share	Shares Authorized	Shares Issued and Outstanding	Liquidation Amount	Carrying Amount
Series A	$0.8340	5,395,685	5,395,685	$4,500	$4,413
Series B	2.2513	5,108,073	5,108,073	11,500	11,362
Series C	2.8652	12,789,050	12,789,050	36,643	36,324
Series C plus	4.8361	6,203,345	6,203,345	30,000	29,945

		29,496,153	29,496,153	$82,643	$82,044

Voting
The holders of Series A, Series B, Series C, Series C plus, Series D and Series D plus redeemable convertible preferred stock are entitled to vote on all matters on which the common stockholders are entitled to vote. On such matters, holders of Series A, Series B, Series C, Series C plus, Series D and Series D plus redeemable convertible preferred and common stock vote together with the holders of common stock as a single class. Each holder of the Series A, Series B, Series C, Series C plus, Series D and Series D plus redeemable convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of redeemable convertible preferred stock held by such holder could then be converted.
Conversion
Shares of redeemable convertible preferred stock are convertible into common stock at the holders’ option at any time after the date of issuance of such share or automatically (i) immediately prior to the closing of a firm commitment underwritten public offering of the Company’s common stock at a price per share at least 2 times the Series D and Series D plus issuance price and with gross proceeds to the Company of at least $100 million, net of underwriting commission and discounts or (ii) upon the vote or receipt by the Company of a written request for such conversion from the holders of the 66% of the redeemable convertible preferred stock then outstanding, voting as a single class and on an as-converted
basis. Each share of the Series A, Series B, Series C, Series C plus, Series D and Series D plus redeemable convertible preferred stock is convertible into the number of shares of common stock at the then effective conversion ratio. The initial conversion price per share for the Series A, Series B, Series C, Series C plus, Series D and Series D plus redeemable convertible preferred stock is $0.8340, $2.2513, $2.8652, $4.8361, $28.4413 and $29.4449 per share, respectively, subject to anti-dilution adjustments, if any.
Liquidation
In the event of any liquidation of the Company, sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Company, dissolution, or winding up of the Company, the holders of Series A, Series B, Series C, Series C plus, Series D and Series D plus redeemable convertible preferred stock will be entitled to receive, in preference to any distribution to the holders of common stock, an amount per share equal to the applicable issuance price together with any other dividends declared but unpaid thereon on each share of redeemable convertible preferred stock.
If the assets of the Company legally available for distribution to the holders of given Series of redeemable convertible preferred stock are insufficient to permit the payment to such holders of the full amounts of a given Series, then the assets of the Company will be distributed on a pro rata basis among the holders of such Series of redeemable convertible preferred stock in proportion to the full amounts they would otherwise be entitled to receive pursuant to their liquidation preference.
After the payment to the holders of redeemable convertible preferred stock of the full amounts above, the remaining assets of the Company will be distributed with equal priority and pro rata among the holders of the redeemable convertible preferred stock on an as-converted
basis and common stock.

Dividends
The holders of the Series A, Series B, Series C, Series C plus, Series D and Series D plus redeemable convertible preferred stock are entitled to receive dividends, when and if declared by the Board of Directors subject to adjustment for stock splits, stock dividends, combination of shares, reorganization, recapitalization, reclassification, or other similar event. The dividends are payable in preference and priority to any payment of any dividend on the common stock of the Company and are noncumulative. No dividends were declared by the Board of Directors during the years ended December 31, 2021 and 2020.
Redemption
The redeemable convertible preferred stock is recorded in mezzanine equity because while it is not mandatorily redeemable, it will become redeemable at the option of the preferred stockholders upon the occurrence of certain deemed liquidation events that are considered not solely within the Company’s control.
11. Income Taxes
The following table presents domestic and foreign components of loss before income taxes (in thousands):

	December 31,
	2021	2020
US	$(4,508)	$(9,696)
Foreign	(26,722)	(4,186)

	$(31,230)	$(13,882)

A summary of the income tax provision is as follows (in thousands):

	December 31,
	2021	2020
Current:
Federal	$—	$—
State	—	1
Foreign	25	6

	25	7

Deferred:
Federal	—	—
State	—	—
Foreign	—	—

	$25	$7

The reconciliation of the federal statutory income tax rate of 21% to the Company’s effective income tax rate is as follows (in percentage):

	December 31,
	2021	2020
Federal statutory income tax rate	21.0%	21.0%
Foreign Tax	(0.1)%	(0.1)%
Foreign income taxed at non-US rates	(0.1)%	(0.2)%
Other permanent items	0.5%	(0.9)%
Research and development tax credits	2.0%	2.2%
Unrecognized tax benefits	(0.6)%	(0.7)%
Increase in Valuation Allowance	(22.0)%	(21.7)%
Others	(0.8)%	0.3%

	(0.1)%	(0.1)%

As discussed in Note 1, SES Holdings Pte. Ltd. is a Singapore private limited company and was formed in November 2018. As a result of the reorganization the Company undertook in 2018, SES Holdings Pte. Ltd. is also treated as a U.S. taxpayer for U.S. Federal income tax purposes in accordance with Internal Revenue Code Section 7874. SES Holdings Pte. Ltd. is the parent of the U.S. Federal consolidated income tax group.
Significant components of the Company’s net deferred tax assets as of December 31, 2021 and 2020 are as follows (in thousands):

	December 31,
	2021	2020
Deferred tax assets:
Net operating losses	$18,540	$12,033
Research and development tax credits	1,760	1,079
Accruals and Reserves	851	624
Stock-based compensation	525	93
Other	53	3

Gross deferred tax assets	21,729	13,832
Valuation Allowance	(21,500)	(13,711)

Total deferred tax assets	229	121
Deferred tax liabilities:
Fixed Assets	(229)	(121)

Total deferred tax liabilities	(229)	(121)

Total net deferred tax assets	$—	$—

Recognition of deferred tax assets is appropriate when realization of such assets is more likely than not. Based upon the weight of available evidence, which includes the Company’s historical operating performance, cumulative net losses, and projected future losses, the Company has determined that it is not more likely than not that its net deferred tax assets will be realized. As a result, the Company has provided a full valuation allowance against its net deferred tax assets. The Company’s valuation allowance increased by $7.8 million and $3.4 million for the years ended December 31, 2021 and 2020, respectively.
As of December 31, 2021, the Company had Federal net operating loss carryforward of approximately $74.1 million, of which $9.3 million is for pre-2018
and $64.8 million is post-2017. As of December 31, 2020, the Company had Federal net operating loss carryforward of approximately $45.7 million, of which $9.2 million is for
pre-2018
and $36.4 million is post-2017. The
pre-2018
net operating losses will begin to expire in 2033. The post-2017 Federal net operating losses of $64.8 million will carryforward indefinitely, but can only offset 80% of annual taxable income. The Company also has Massachusetts net operating loss carryforward of approximately $54.9 million and $37.8 million as of December 31, 2021 and 2020, respectively, which begin to expire in 2033.
As of December 31, 2021, the Company had Federal research credit carryforward of approximately $1.4 million, which begins to expire in 2033, and Massachusetts research credit carryforward of approximately $1.4 million, which begins to expire in 2032. As of December 31, 2020, the Company had Federal research credit carryforward of approximately $0.9 million, which begins to expire in 2033, and Massachusetts research credit carryforward of approximately $0.8 million, which begins to expire in 2032.
The utilization of the Company’s net operating losses and R&D tax credit carryforwards may be subject to a substantial annual limitation due to the “change in ownership” provisions under Section 382 of the Internal Revenue Code, and similar state provisions. An “ownership change” is generally defined as a greater than 50 percent change (by value) in its equity ownership over a three-year period. The annual limitation may result in the expiration of the net operating loss carryforwards before their utilization. Through December 31, 2018, the Company had completed several financings since its inception, and performed the related analysis which concluded that changes in ownership had occurred, as defined by Sections 382 and 383 of the Internal Revenue Code. Based on the most recent Section 382 analysis, there have been no ownership changes since 2018. The annual limitation to apply to the pre-2018
net operating losses and research credits is $0.5 million. To the extent that the Company raises additional equity financing or other changes in the ownership interest of significant stockholders occurs, additional tax attributes may become subject to an annual limitation. This could further limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities.

The Company is subject to income taxes in the U.S. Federal, state, and various foreign jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. The Company’s tax years remain open for examination within the U.S. for all years, until such time as the net operating losses are initially utilized. The Company’s tax years remain open for examination by foreign authorities beginning with the tax year ended December 31, 2018.
The Company records unrecognized tax benefits in accordance with ASC
740-10,
Income Taxes
. ASC
740-10
which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of uncertain tax positions taken or expected to be taken in the Company’s income tax return and also provides guidance on de-recognition,
classification, interest and penalties, accounting in interim periods, disclosure, and transition.
A reconciliation of the beginning and ending balances of unrecognized tax benefits is as follows (in thousands):

	December 31,
	2021	2020
Beginning of the year	$1,467	$707
Increase — current year positions	708	760
Increase — prior year positions	694	—

End of the year	$2,869	$1,467

As of December 31, 2021 and 2020, the total amount of unrecognized tax benefits was $2.9 million and $1.5 million, respectively, which would affect income tax expense, if recognized, after consideration of any valuation allowance. The Company does not expect the unrecognized tax benefits to change significantly over the next 12 months.

The Company includes interest and penalties related to unrecognized tax benefits within the benefit from (provision for) income taxes. As of the years ended December 31, 2021 and 2020, the total amount of gross interest accrued in each year was not material.
12. Stock-Based Compensation
On May 3, 2013, the Company established the 2013 Share Incentive Plan (the “2013 Plan”) in which 3,721,986 shares of common stock were reserved for the issuance of incentive stock options (“ISOs”) and non-statutory
stock options (“NSOs”) to employees, officers, directors, consultants and advisors. On November 7, 2018, the Company replaced the 2013 Plan with the 2018 Share Incentive Plan (the “2018 Plan”). Upon approval of the 2018 Plan, each option to acquire shares of Company’s common stock outstanding under the 2013 Plan, whether or not vested or exercisable, were, without any action on the part of the holder thereof, or any other person, converted into an option to acquire shares of Company’s common stock outstanding under the 2018 Plan. Each outstanding option so converted shall continue to have, and shall be subject to, the same terms and conditions as applied to such option immediately prior to the conversion date
.
Any shares that, as of November 7, 2018, were reserved but not issued pursuant to any awards granted under the Company’s 2013 Plan were rolled into the 2018 Plan. In addition, any shares subject to stock options or similar awards granted under the 2013 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2018 Plan that are forfeited or repurchased by the Company shall roll into the 2018 Plan.
On March 30, 2021, the Company amended the 2018 Plan with the 2021 Share Incentive Plan (the “2021 Plan”) and the total shares reserved for future issuance under the 2021 Plan were increased by 486,975 shares. Upon approval of the 2021 Plan, any shares that, as of the date of stockholder approval, were reserved but not issued pursuant to any awards granted under the Company’s 2018 Plan were rolled into the 2021 Plan. In addition, any shares subject to stock options or similar awards granted under the 2018 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2018 Plan that are forfeited or repurchased by the Company shall roll into the 2021 Plan. The 2021 Plan provides for the discretionary grant of incentive stock options, non-statutory
stock options, and restricted stock awards. As of December 31, 2021, 101,096 shares remain available for future grants under the 2021 Plan.
Restricted stock awards (“RSAs”) are granted with a price equal to the fair value of the Company’s common stock at the date of grant. The RSAs issued under the 2021 Plan, generally vest 25% upon completion of one year of service and 1/48 per month thereafter. There were no RSAs vested during the year ended December 31, 2021. The RSAs are excluded from issued and outstanding shares until they are vested.
Option awards are granted with an exercise price equal to the fair value of the Company’s common stock at the date of grant. The options issued under the 2018 Plan, which were rolled into the 2021 Plan, generally vest 25% upon completion of one year of service and 1/48 per month thereafter, however in certain instances options have been granted with immediate vesting. Options under the Plan generally expire 10 years from the date of grant.

The following table summarizes the activity under the Company’s share incentive plan (in thousands, except per share amount and contractual term):

	Options Outstanding					RSAs Outstanding
	Number of Shares Available for Grant	Number of Shares Underlying Outstanding Options	Weighted- Average Exercise Price per Share	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value	Number of Shares	Weighted- Average Grant Date Fair Value
Balance at January 1, 2020	2,818,286	903,700	$0.69	8.4	$138	—	$—
Additional shares authorized	—	—				—	—
Options granted	(287,720)	287,720	0.81			—	—
Options exercised	—	—	—	—	—	—	—
Options cancelled and forfeited	33,624	(33,651)	0.75			—	—

Balance at December 31, 2020	2,564,190	1,157,769	$0.72	7.8	$243	—	$—

Additional shares authorized	486,975	—				—	—
Options granted	(2,593,016)	2,593,016	$1.06			—	—
Options exercised	—	(229,435)	0.85	—	$6,655	—	—
Options cancelled and forfeited	24,197	(24,197)	0.66			—	—
RSAs granted	(381,250)	—	—			381,250	$30.40

Balance at December 31, 2021	101,096	3,497,153	$0.97	8.5	$106,520	381,250	$30.40

Vested and expected to vest — December 31, 2020		1,157,769	$0.72	7.8	$243

Exercisable — December 31, 2020		701,122	$0.66	7.4	$187

Vested and expected to vest — December 31, 2021		3,497,153	$0.97	8.5	$106,520

Exercisable — December 31, 2021		722,169	$0.66	6.5	$22,217

The weighted-average grant date fair value per share of stock options granted for the years ended December 31, 2021 and 2020 was $0.72 and $0.48, respectively. The total grant date fair value of stock options vested was not material during the years ended years ended December 31, 2021 and 2020.
Valuation
The Company records stock-based compensation expense for stock options based on the estimated fair value of stock options on the date of the grant using the Black-Scholes option-pricing model.
The absence of a public market for the Company’s common stock requires the Company’s board of directors to estimate the fair value of its common stock for purposes of granting options and for determining stock-based compensation expense by considering several objective and subjective factors, including contemporaneous third-party valuations, actual and forecasted operating and financial results, market conditions and performance of comparable publicly traded companies, developments and milestones in the Company, the rights and preferences of redeemable convertible preferred stock and common, and transactions involving the Company’s stock. The fair value of the Company’s common stock was determined in accordance with applicable elements of the American Institute of Certified Public Accountants guide, Valuation of Privately Held Company Equity Securities Issued as Compensation.

The estimated grant date fair values of the employee stock options were calculated using the Black-Scholes option-pricing models based on the following assumptions:

	Year Ended December 31,
	2021	2020
Expected term (in years)	5.6 – 6.1	5.0 – 6.1
Risk-free interest rate	0.6% to 1.1%	0.4% to 0.9%
Expected volatility	68.0% to 69.9%	61.8% to 67.5%
Expected dividend rate	0%	0%
Expected volatility
— As the Company is not publicly traded, the expected volatility for the Company’s stock options was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to the Company’s business corresponding to the expected term of the awards.
Expected term
— The expected term represents the period that the stock-based awards are expected to be outstanding. The Company uses the simplified method to determine the expected term, which is based on the average of the time-to-vesting
and the contractual life of the options.
Expected dividend rate
— The Company has never paid dividends on its common stock and has no plans to pay dividends on its common stock. Therefore, the Company used an expected dividend yield of zero.
Risk-free interest rate
— the risk-free interest rate is based on the yield of the U.S. Treasury notes as of the grant date with terms commensurate with the expected term of the awards.
Stock-based Compensation Expense
The Company’s stock-based compensation included in its consolidated statements of operations and comprehensive loss was as follows (in thousands):

	Year Ended December 31,
	2021	2020
Research and development	$344	$72
General and administrative	4,227	82

Total stock-based compensation	$4,571	$154

No income tax benefit was recognized for this compensation expense in the consolidated statements of operations and comprehensive loss, as the Company does not anticipate realizing any such benefit in the future. As of December 31, 2021, there was $11.6 million of total unrecognized stock-based compensation cost, of which $1.6 million is related to unvested stock options and $10.0 million is related to unvested RSAs, which the Company expects to recognize over an estimated weighted-average period of 3.1 years, respectively.
13. Stockholders’ Equity
As of December 31, 2021, the Company has authorized the issuance of up to 45,000,000 shares of common stock, $0.000001 par value, and 36,064,095 shares of preferred stock, $0.000001 par value.
Holders of the common stock are entitled to dividends when, as, and if, declared by the Company’s Board of Directors, subject to the rights of the holders of all classes of stock outstanding having priority rights to dividends. As of December 31, 2021, the Company had not declared any dividends. The holder of each share of common stock is entitled to one vote.

The Company has the following shares of common stock available for future issuance on an as-if
converted basis:

	December 31,
	2021	2020
Redeemable convertible preferred stock	36,064,095	29,496,153
Common stock options outstanding	3,497,153	1,157,796
Restricted stock awards	381,250	—
Shares reserved for issuance under the 2021 Plan	101,096	2,564,190

	40,043,594	33,218,139

14. Net Loss per Share
The following table sets forth the computation of basic and diluted net loss per share (in thousands, except share and per share amounts):

	Year Ended December 31,
	2021	2020
Numerator:
Net loss	$(31,255)	$(13,889)
Denominator:
Weighted-average shares of common stock outstanding	10,296,872	10,245,074

Net loss per common share — basic and diluted	$(3.04)	$(1.36)

The following outstanding shares of common stock equivalents were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an anti-dilutive effect:

	Year Ended December 31,
	2021	2020
Redeemable convertible preferred stock	36,064,095	29,496,153
Options to purchase common stock	3,497,153	1,157,796
Restricted stock awards	381,250	—

Total	39,942,498	30,653,949

15. Segment and Geographic information
The Company operates as one reportable segment as described in Note 2 to the consolidated financial statements. The Company’s long-lived assets consist primarily of property and equipment and intangible assets and are attributed to the geographic location in which they are located. Long-lived assets by geographical area were as follows (in thousands):

	December 31,
	2021	2020
Property and equipment, net:
United States	$3,673	$3,700
China	8,821	2,344

Total property and equipment, net	12,494	6,044

Intangible assets, net:
Singapore	1,600	1,728
China	26	—

Total intangible assets, net	1,626	1,728

Total long-lived assets	$14,120	$7,772

16. Employee Benefit Plan
The Company offers a defined contribution retirement savings plan under Section 401(k) of the Internal Revenue Code. This plan covers employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax
basis. There were no contributions by the Company during the years ended December 31, 2021 and 2020.
17. Related-Party Transactions
As of December 31, 2021 and 2020, the following were considered as related parties due to their role in the Company and/or voting interest on a fully diluted basis:

		Voting Interest on a fully diluted basis
Name	Role	2021	2020
Dr. Qichao Hu	Chief Executive Officer, Founder and Board representation	13.3%	15.5%
Long Siang Pte. Ltd.	Board representation	8.2%	9.6%
Vertex Legacy Continuation Fund Pte. Ltd.	Board representation	9.6%	10.8%
General Motors Ventures LLC	Board representation	9.7%	7.3%
Tianqi Lithium HK Co., Ltd.	Board representation	9.3%	10.8%
SK Holdings	Board representation	12.7%	11.9%
Refer to Note 18, Partnerships, below for related party transactions with General Motors.
18. Partnerships
In December 2020, the Company established a partnership with Hyundai Motor Company (“Hyundai”) when it entered into an arrangement to jointly research and develop (“R&D”)
Li-Metal
battery technology. Further, in May 2021, the Company executed another Joint Development Agreements (“JDA”) with Hyundai to jointly develop an
A-Sample
battery effective August 31, 2021. Under the terms of the JDA, the Company will fund the R&D and prototype buildout costs. In no event, Hyundai will be required to refund such fees to the

Company regardless of the results of the JDA activities. During the year ended December 31, 2021, the Company invoiced $1.6 million pursuant to the terms of the R&D agreement and recorded this as a credit to research and development expense in its consolidated statement of operations and comprehensive loss. As of December 31, 2021 and 2020, there were no receivables outstanding under this arrangement.
In February 2021, the Company executed a JDA with GM Global Technology Operations LLC (“GM Technology”) and General Motors Holdings LLC (“GM Holdings”), to jointly R&D an
A-Sample
battery cell and
build-out
a prototype manufacturing line for GM Technology. GM Technology is an affiliate of GM Ventures and a subsidiary of GM Holdings, both stockholders of the Company. GM Holdings is also a subsidiary of General Motors Company (“GM”). The JDA has an initial term of three years. Under the terms of the JDA, the Company will receive reimbursement of R&D and prototype buildout costs. In no event, the Company will be required to refund such fees once its due to the Company regardless of the results of the R&D activities. During the year ended December 31, 2021, the Company invoiced $14.0 million pursuant to the terms of the JDA and recorded this as a credit to research and development expense in its consolidated statement of operations and comprehensive loss. As of December 31, 2021, $7.9 million was outstanding as receivable from related party as disclosed in its consolidated balance sheets.
19. Subsequent Events
The Company evaluated subsequent events through March 31, 2022, the date these consolidated financial statements were available to be issued, and concluded that no subsequent events have occurred that would require recognition in the Company’s consolidated financial statements or disclosures in the notes to the consolidated financial statements herein except as follows:
Business Combination Agreement
On February 3, 2022, pursuant to the terms of the Business Combination Agreement and in connection with the closing of the Business Combination (the “Closing”), Ivanhoe migrated out of the Cayman Islands and domesticated as a Delaware corporation prior to the Closing (the “Domestication”) and changed its name to “SES AI Corporation” (“New SES”).
As a result of the Business Combination, the Company raised $326.0 million in gross proceeds, including $274.5 million private investment in public equity (“PIPE”) at $10.00 per share of New SES’s Class A common stock, prior to the payment of transaction costs and other amounts, and a contribution of $51.5 million of cash held in Ivanhoe’s trust account net of redemption of Ivanhoe Class A common stock held by Ivanhoe’s public stockholders. Upon the consummation of the Business Combination, the following occurred:

•
Each Old SES common stock, excluding shares collectively held by our Chief Executive Officer and certain entities affiliated with him (“SES Founder Group”), and each redeemable convertible preferred share that was outstanding immediately prior to the Closing was cancelled and converted at the rate of 5.9328 into a number of fully paid and nonassessable shares of New SES Class A common stock, rounded down to the nearest whole number;

•
Each Old SES common stock held by the SES Founder Group that was outstanding immediately prior to the Closing was cancelled and converted at the rate of 5.9328 into a number of fully paid and nonassessable shares of New SES Class B common stock, rounded down to the nearest whole number. The shares of New SES Class B common stock have the same economic rights as the shares of New SES Class A common stock, but each share of New SES Class B common stock is entitled to 10 votes, and each share of New SES Class A common stock is entitled to 1 vote, in each case, on each matter submitted for a vote of the New SES stockholders;

•
Each Old SES restricted share that was issued, outstanding and subject to restrictions (including vesting) immediately prior to the Closing was assumed by New SES and converted at the rate of 5.9328 into a number of shares of restricted New SES Class A common stock, rounded down to the nearest whole number, and are subject to the same terms and conditions as were applicable prior to the Closing; and

•
Each Old SES option that was outstanding immediately prior to the Closing, whether vested or unvested, was assumed by New SES and converted at the rate of 5.9328 into an option to acquire New SES Class A common stock with the same terms except for the number of shares exercisable and the exercise price, rounded down to the nearest whole number.

•
Old SES common stock and redeemable convertible preferred stock shareholders and Old SES option and restricted shareholders are entitled to receive 29,999,947 earn-out
shares of New SES common stock (valued at $10.00 per share), including 23,691,182 shares of New SES Class A common stock (the
“Earn-out
Shares”) issued for the benefit of the former holders of Old SES common and redeemable convertible preferred stock, 2,308,969 New SES Class A restricted common stock (the
“Earn-out
Restricted Shares”) issued to Old SES option holders and
pre-Closing
recipients of Old SES restricted shares and 3,999,796 shares of New SES Class B common stock issued to the SES Founder (“Founder
Earn-out
Shares”). The
Earn-Out
Shares and the Founder
Earn-Out
Shares (collectively, the “Escrowed
Earn-Out
Shares”) were placed into escrow at the Closing and shall vest on the date that the closing price of shares of New SES Class A common stock is equal to or greater than $18.00 during the period beginning on the date that is one year following the Closing of the Business Combination and ending on the date that is five years following the Closing. The
Earn-Out
Restricted Shares are subject to vesting based on the same terms as the
Earn-Out
Shares and are also subject to forfeiture if such recipient’s service with New SES terminates prior to the vesting.

As a result, all holders of Old SES common stock, options and restricted shares received shares of New SES Class A and Class B common stock, converted at the rate of 5.9328, resulting in 264,495,644 shares of New SES Class A common stock, including 26,000,151
Earn-Out
Shares in the form of New SES Class A common stock issued (including 23,691,182 shares issued and held in escrow for the benefit of the former holders of Old SES common and redeemable convertible preferred stock and 2,308,969 shares issued to SES option holders and pre-Closing
recipients of SES restricted share), 2,273,727 restricted shares of New SES Class A common stock issued at Closing to pre-Closing
recipients of Old SES restricted shares and 43,881,251 shares of New SES Class B common stock issued and outstanding, including 3,999,796 Founder
Earn-Out
Shares issued and held in escrow. Additionally, 20,748,976 shares are reserved for the potential future issuance of New SES Class A common stock upon the exercise of New SES stock options.
20. Restatement of Previously Reported Condensed Consolidated Financial Statements (Unaudited)
In connection with the preparation of the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2021, the Company identified certain errors in the historical calculation of stock-based compensation expense and stock-based compensation disclosures. The errors related to: (i) the Company’s incorrect accounting pursuant to ASC 718,
Compensation — Stock Compensation
for the modification of the unvested portion of a stock option award and the extension of the exercise period for another award beyond the original termination date; (ii) the Company’s use of the incorrect fair value per share of its common stock as an input to the Black-Scholes option valuation model in connection with calculating the grant date fair value of certain of the Company’s stock options; and (iii) the Company’s disclosure of certain related and other stock-based compensation items in the affected footnotes. The cumulative effect of the correction of these errors resulted in an increase of $2.6 million and $2.8 million in stock-based compensation expense included in operating expenses for the three and nine months ended September 30, 2021, respectively.

As a result, net loss was increased by $2.6 million to $10.6 million for the three months ended September 30, 2021 and by $2.8 million to $21.0 million for the nine months ended September 30, 2021. Net loss per share increased by $0.26, to $(1.04) for the three months ended September 30, 2021 and $0.27, to $(2.05) for the nine months ended September 30, 2021, respectively. Below are additional descriptions of the errors as noted above:
(i) The Company identified errors in the recognition of stock-based compensation associated with certain stock option modifications during the second and third quarters of fiscal year 2021.

•
On June 30, 2021, the Company extended the exercise period for certain stock options of a former employee beyond the stated 90 days after termination date, which should have been accounted for as a modification, resulting in an understatement of stock-based compensation expense of approximately $0.2 million in the unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2021.

•
On August 5, 2021, the Company accelerated the unvested portion of stock options originally granted to an independent Board member in March 2019 upon his resignation. This resulted in a modification of these stock options that should have been remeasured on the modification date, resulting in an understatement of stock-based compensation expense of approximately $2.4 million on the modification date which was not previously recorded in the unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2021.

(ii) The Company identified an error in the fair market value of the Company’s common stock used as an input to the Black-Scholes option valuation model, used to calculate the grant date fair value of certain of the Company’s stock options. This resulted in an understatement of the stock-based compensation expense by approximately $0.2 million in the unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2021.
(iii) The Company identified certain disclosure errors as a result of the errors noted in (i) and (ii) above, as well as certain other stock-based compensation disclosures, which have been illustrated with reference to the affected disclosure below.
The tables below present the effects of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2021:
The following table illustrates the impact of the correction to the unaudited condensed consolidated balance sheet (in thousands):

	As of September 30, 2021 (unaudited)
	As previously reported	Adjustment	As Restated
Additional paid-in capital	$1,199	$2,787	$3,986
Accumulated deficit	(81,257)	(2,787)	(84,044)

The following table illustrates the impact of the correction on the unaudited condensed consolidated statement of operations and comprehensive loss (in thousands, except per share amounts):

	Three Months Ended September 30, 2021 (unaudited)			Nine Months Ended September 30, 2021 (unaudited)
	As previously reported	Adjustment	As Restated	As previously reported	Adjustment	As Restated
Research and development	$3,684	$—	$3,684	$10,175	$157	$10,332
General and administrative	4,374	2,630	7,004	8,879	2,630	11,509
Total operating expenses	8,058	2,630	10,688	19,054	2,787	21,841
(Loss) from operations	(8,058)	(2,630)	(10,688)	(19,054)	(2,787)	(21,841)
(Loss) before income taxes	(7,992)	(2,630)	(10,622)	(18,197)	(2,787)	(20,984)
Net (loss)	(7,995)	(2,630)	(10,625)	(18,219)	(2,787)	(21,006)
Comprehensive (loss)	(8,018)	(2,630)	(10,648)	(18,171)	(2,787)	(20,958)
(Loss) per share — basic and diluted	(0.78)	(0.26)	(1.04)	(1.78)	(0.27)	(2.05)
The following table illustrates the impact of the correction on the unaudited condensed consolidated statement of redeemable convertible preferred stock and stockholders’ deficit (in thousands):

	Three Months Ended September 30, 2021 (unaudited)
	As previously reported	Adjustment	As Restated
Stock-based compensation	$157	$2,630	$2,787
Net loss	(7,995)	(2,630)	(10,625)

	As of September 30, 2021 (unaudited)
	As previously reported	Adjustment	As Restated
Additional paid-in capital	$1,199	$2,787	$3,986
Accumulated deficit	(81,257)	(2,787)	(84,044)
The following table illustrates the impact of the correction on the unaudited condensed consolidated statement of cash flow (in thousands):

	Nine Months Ended September 30, 2021 (unaudited)
	As previously reported	Adjustment	As Restated
Net loss	$(18,219)	$(2,787)	$(21,006)
Stock-based compensation	343	2,787	3,130
The following illustrates the impact of the correction to the disclosure in Note 8, Stock-Based Compensation, within the unaudited condensed consolidated financial statements:
Restricted stock awards (“RSAs”) are granted with a price equal to the fair value of the Company’s common stock at the date of grant. The RSAs issued under the 2021 Plan, generally vest 25% upon completion of one year of service and 1/48 per month thereafter. During the three months ended September 30, 2021, the Company granted 250,000 RSAs at a weighted-average grant date fair value of $29.92. There were no RSAs vested during the three and nine months ended September 30, 2021. The RSAs are excluded from issued and outstanding shares until they are vested.

Stock Option Plan
The Company’s stock stock option activity included in its unaudited condensed consolidated statements of operations and comprehensive loss was as follows (in thousands except per share data):

	As of September 30, 2021 (unaudited)
	As previously reported	Adjustment	As Restated
Aggregate Intrinsic Value:
Outstanding — September 30, 2021	$231	$107,005	$107,236
Vested and expected to vest — September 30, 2021	231	107,005	107,236
Exercisable — September 30, 2021	202	25,098	25,300
Weighted-average grant date fair value (per share)	$0.93	$15.74	$16.67
Stock-based Compensation Expense
The Company’s stock-based compensation included in its unaudited condensed consolidated statements of operations and comprehensive loss was as follows (in thousands):

	Three Months Ended September 30, 2021 (unaudited)			Nine Months Ended September 30, 2021 (unaudited)
	As previously reported	Adjustment	As Restated	As previously reported	Adjustment	As Restated
Research and development	$34	$—	$34	$89	$157	$246
General and administrative	123	2,630	2,753	254	2,630	2,884

Total Stock-based compensation	157	2,630	2,787	343	2,787	3,130

The changes identified in the above table have also been corrected in the corresponding disclosure in Note 8, Stock-Based Compensation, within the unaudited condensed consolidated financial statements. Additionally within Note 8, the Company has corrected the following disclosure:
As of September 30, 2021 and 2020, there was $8.7 million (as restated) and $0.1 million, respectively, of total unrecognized stock-based compensation cost, of which $1.5 million and $0.1 million related to unvested stock options, respectively, which the Company expects to recognize over an estimated weighted-average period of 3.3 years and 1.8 years, respectively. As of September 30, 2021, unrecognized stock-based compensation cost related to unvested RSAs was $7.2 million, which the Company expects to recognize over an estimated weighted-average period of 3.9 years. There were no RSAs granted during 2020.
The following illustrates the impact of the correction to the disclosure in Note 11, Net Loss per Share, within the unaudited condensed consolidated financial statements (in thousands except per share amounts):

	Three Months Ended September 30, 2021 (unaudited)			Nine Months Ended September 30, 2021 (unaudited)
	As previously reported	Adjustment	As Restated	As previously reported	Adjustment	As Restated
Net loss	$(7,995)	$(2,630)	$(10,625)	$(18,219)	$(2,787)	$(21,006)
Net loss per common share – basic and diluted	(0.78)	(0.26)	(1.04)	(1.78)	(0.27)	(2.05)

The following outstanding shares of common stock equivalents were excluded from the computation of diluted net loss per share for the periods presented because including them would have had an anti- dilutive effect:

	As of September 30, 2021 (unaudited)
	As previously reported	Adjustment	As Restated
Redeemable convertible preferred stock	36,064,095	—	36,064,095
Options to purchase common stock	3,697,392	—	3,697,392
Restricted stock awards	—	250,000	250,000

Total	39,761,487	250,000	40,011,487

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock and warrants being registered hereby.

Securities and Exchange Commission registration fee		169,300
Accounting fees and expenses		*
Legal fees and expenses		*
Advisory fees		*
Financial printing and miscellaneous expenses		*

Total	$	*

*	Estimates not presently known.
Item 14. Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s Certificate of Incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders or monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.
Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Item 15. Recent Sales of Unregistered Securities.
During the three years preceding the filing of this registration statement, the Registrant has granted or issued the following securities of the Registrant which were not registered under the Securities Act of 1933, as amended (the “Securities Act”):

•
On July 22, 2020, the Sponsor paid an aggregate of $25,000 for certain expenses on behalf of the Company in exchange for the issuance of 8,625,000 Class B ordinary shares (the “Founder Shares”). On December 16, 2020, the Sponsor surrendered 2,875,000 Founder Shares to the Company for cancellation for no consideration. On January 6, 2021, the Company effected a share capitalization of 1,150,000 shares, resulting in an aggregate of 6,900,000 Founder Shares outstanding.

•	On January 11, 2021, we issued 5,013,333 private placement warrants to the Sponsor concurrently with the closing of the Ivanhoe IPO; and

•
On February 3, 2022, in connection with the Business Combination, we issued 27,450,000 shares of Class A common stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares in connection with the Business Combination for aggregate consideration of $274,500,000.

The sales of the above securities were exempt from the registration requirements of the Securities Act in reliance on the exemptions afforded by Section 4(a)(2) of the Securities Act. Other than the IPO, no sales involved underwriters, underwriting discounts or commissions or public offerings of securities of the Registrant.

Item 16. Exhibits and Financial Statement Schedules.
The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

			Incorporated By Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

2.1†	Business Combination Agreement, dated as of July 12, 2021, among Ivanhoe Capital Acquisition Corp., Wormhole Merger Sub Pte. Ltd. and SES Holdings Pte. Ltd., as amended by Amendment No. 1 thereto, dated September 20, 2021 (included as Annex A to the Proxy Statement/Prospectus forming a part of the S-4/A)	S-4/A	2.1	01/05/2022

2.2†	Amendment No. 1 to Business Combination Agreement, dated as of September 20, 2021, among Ivanhoe Capital Acquisition Corp., Wormhole Merger Sub Pte. Ltd. and SES Holdings Pte. Ltd.	8-K	2.1	09/21/2021

3.1	Certificate of Incorporation of SES AI Corporation.	8-K	3.1	02/08/2022

3.2	Bylaws of SES AI Corporation.	8-K	3.2	02/08/2022

3.3	Certificate of Corporate Domestication of Ivanhoe Capital Acquisition Corporation, dated as of February 2, 2022.	8-K	3.3	02/08/2022

4.1	Amended and Restated Warrant Agreement, dated as of February 3, 2022.	8-K	4.1	02/08/2022

5.1*	Opinion of White & Case LLP.

10.1	Amended and Restated Registration Rights Agreement, dated February 3, 2022, by and among SES AI Corporation, the Sponsor and certain other holders of SES AI Corporation.	8-K	10.1	02/08/2022

10.2	Form of Director and Executive Officer Indemnification Agreement.	8-K	10.2	02/08/2022

10.3#	SES AI Corporation 2021 Incentive Award Plan.	8-K	10.3	02/08/2022

10.4#	SES Holdings Pte. Ltd. 2021 Share Incentive Plan.	8-K	10.4	02/08/2022

10.5#	Employment Agreement, dated as of March 19, 2021, by and between Dr. Qichao Hu and SES Holdings Pte. Ltd.	8-K	10.5	02/08/2022

10.6#	Employment Agreement, dated as of February 16, 2021, by and between Jing Nealis and SES Holdings Pte. Ltd.	8-K	10.6	02/08/2022

10.7#	Employment Agreement, dated as of February 15, 2021, by and between Rohit Makharia and SES Holdings Pte. Ltd.	8-K	10.7	02/08/2022

10.8#	Employment Agreement, dated as of May 24, 2016, by and between Yongkyu Son and SolidEnergy Systems Corporation.	8-K	10.8	02/08/2022

10.9#	Employment Agreement, dated as of March 23, 2021, by and between Joanne Ban and SES Holdings Pte. Ltd.	8-K	10.9	02/08/2022

10.10#	Employment Agreement, dated as of July 1, 2018, by and between Dr. Hong Gan and SolidEnergy Systems Corporation.	8-K	10.10	02/08/2022

			Incorporated By Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

10.11	Director Nomination Agreement dated as of July 12, 2021, by and among Ivanhoe Capital Acquisition Corp., SES Holdings Pte. Ltd. and General Motors Ventures LLC.	S-4/A	10.10	01/05/2022

10.12	Board Observation Agreement, dated as of July 12, 2021, by and among Ivanhoe Capital Acquisition Corp., SES Holdings Pte. Ltd. and Hyundai Motor Company	S-4/A	10.11	01/05/2022

10.13	Letter Agreement, dated January 6, 2021, by and among the Company, its executive officers and directors and Ivanhoe Capital Sponsor LLC.	8-K	10.1	01/11/2021

10.14	IPO Letter Agreement Amendment, dated as of July 12, 2021, by Ivanhoe Capital Sponsor LLC and the officers and directors of Ivanhoe Capital Acquisition Corp.	8-K	10.1	07/13/2021

10.15	English Translation of Shanghai Lease Agreement, dated as of August 28, 2018.	8-K	10.15	02/08/2022

10.16	English Translation of Amendment to Shanghai Lease Agreement, dated as of August 28, 2021.	8-K	10.16	02/08/2022

10.17	Commercial Lease Agreement, dated as of March 30, 2016, by and between SolidEnergy Systems Corp. and Cummings Properties, LLC.	8-K	10.17	02/08/2022

10.18	Amendment No. 1 to Commercial Lease Agreement, dated as of January 10, 2020.	8-K	10.18	02/08/2022

10.19	Amendment No. 2 to Commercial Lease Agreement, dated as of February 19, 2020.	8-K	10.19	02/08/2022

10.20	Amendment No. 3 to Commercial Lease Agreement, dated as of March 26, 2021.	8-K	10.20	02/08/2022

10.21	Amendment No. 4 to Commercial Lease Agreement, dated as of December 30 2021.	8-K	10.21	02/08/2022

10.22#	Form of Restricted Share Award Grant.	8-K	10.22	02/08/2022

10.23#	Form of Share Option Award Grant.	8-K	10.23	02/08/2022

10.24#	Form of Non-Disclosure and Non-Competition Agreement.	8-K	10.24	02/08/2022

21.1	List of Subsidiaries of SES AI Corporation.	8-K	21.1	02/08/2022

23.1*	Consent of KPMG LLP.

23.2*	Consent of WithumSmith+Brown, PC.

23.3*	Consent of White & Case LLP (included in Exhibit 5.1 hereto).

24.1	Power of Attorney (included on the signature page to the original registration statement).

101.INS*	Inline XBRL Instance Document

101.SCH*	Inline XBRL Taxonomy Extension Schema Document

Incorporated By Reference
Exhibit Number	Description	Form	Exhibit	Filing Date

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

107*	Filing Fee Table

*	Filed herewith.
†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).
#	Management contract or compensatory plan or arrangement.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided
,
however
, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form
S-1
and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 12, 2022.

SES AI CORPORATION

By:	/s/ Qichao Hu
Name:	Qichao Hu
Title:	Chief Executive Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on April 12, 2022.

Signature	Title
/s/ Qichao Hu	Chief Executive Officer and Director (Principal Executive Officer)
Qichao Hu

/s/ Jing Nealis	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Jing Nealis

*	Director
Jang Wook Choi

*	Director
Robert Friedland

*	Director
Kent Helfrich

*	Director
Eric Luo

*	Director
Jiong Ma

*	Director
Michael Noonen

*	By:	/s/ Jing Nealis
	Name:	Jing Nealis
	Title:	Attorney-in-Fact